    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1999


                                                 REGISTRATION NO. 333-76057
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         RUSSELL-STANLEY HOLDINGS, INC.
         (EXACT NAME OF REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER-- SEE INSIDE FACING PAGE FOR TABLE OF ADDITIONAL REGISTRANT GUARANTORS)

               DELAWARE                                  3412                                 22-3525626
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                            ------------------------

                               685 ROUTE 202/206
                             BRIDGEWATER, NJ 08807
                                 (908) 203-9500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                REGISTRANT ISSUER'S PRINCIPAL EXECUTIVE OFFICES)

                                DANIEL W. MILLER
                         RUSSELL-STANLEY HOLDINGS, INC.
                               685 ROUTE 202/206
                             BRIDGEWATER, NJ 08807
                                 (908) 203-9500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                WITH A COPY TO:

                             STEPHAN J. FEDER, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. / /
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                    STATE OR OTHER
      EXACT NAME OF REGISTRANT GUARANTOR           JURISDICTION OF     I.R.S. EMPLOYER
 AS SPECIFIED IN ITS CHARTER AND REGISTRATION      INCORPORATION OR     IDENTIFICATION
                      NO.                            ORGANIZATION           NUMBER
-----------------------------------------------  --------------------  ----------------
Russell-Stanley Corp.                            New Jersey                  22-1505645
(333-76057-02)

Container Management Services, Inc.              South Carolina              57-0941972
(333-76057-04)

New England Container Co., Inc.                  Rhode Island                05-0268961
(333-76057-05)

Russell-Stanley, Inc.                            Illinois                    22-2623485
(333-76057-01)

RSLPCO, Inc.                                     Delaware                    22-3611710
(333-76057-06)

Russell-Stanley, L.P.                            Texas                       22-3611707
(333-76057-03)


      EXACT NAME OF REGISTRANT GUARANTOR           ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE

 AS SPECIFIED IN ITS CHARTER AND REGISTRATION      NUMBER, INCLUDING AREA CODE, OF REGISTRANT

                      NO.                            GUARANTOR'S PRINCIPAL EXECUTIVE OFFICES

-----------------------------------------------  -----------------------------------------------

Russell-Stanley Corp.                            685 Route 202/206

(333-76057-02)                                   Bridgewater, NJ 08807 (908-203-9500)

Container Management Services, Inc.              685 Route 202/206

(333-76057-04)                                   Bridgewater, NJ 08807 (908-203-9500)

New England Container Co., Inc.                  685 Route 202/206

(333-76057-05)                                   Bridgewater, NJ 08807 (908-203-9500)

Russell-Stanley, Inc.                            685 Route 202/206

(333-76057-01)                                   Bridgewater, NJ 08807 (908-203-9500)

RSLPCO, Inc.                                     685 Route 202/206

(333-76057-06)                                   Bridgewater, NJ 08807 (908-203-9500)

Russell-Stanley, L.P.                            685 Route 202/206

(333-76057-03)                                   Bridgewater, NJ 08807 (908-203-9500)


                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

                                  $150,000,000

                                     [LOGO]

                         RUSSELL-STANLEY HOLDINGS, INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2009
                 FOR 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009
           WHICH WE HAVE REGISTERED UNDER THE SECURITIES ACT OF 1933

                               ------------------

    - The exchange notes will be substantially identical to the outstanding notes, except that because we have registered the exchange notes, they will be freely tradeable, will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933 and will not be subject to special interest payments.

    - The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

    - The guarantees of the outstanding notes are, and the guarantees of the exchange notes will be full, unconditional, joint and several.

    - The outstanding notes and the guarantees of the outstanding notes are, and the exchange notes and the guarantees of the exchange notes will be, senior subordinated indebtedness. As of May 31, 1999, we and the guarantors had approximately $34.4 million of senior indebtedness outstanding.


    - The exchange offer expires at 5:00 p.m., New York City time, on September 14, 1999, unless extended. We do not currently intend to extend the expiration date.


    - We will not receive any proceeds from the exchange offer.

    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS              , 1999.

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................         10
Where You Can Find More Information............         19
Forward-Looking Statements.....................         20
Use of Proceeds................................         20
The Exchange Offer.............................         21
Description of Notes...........................         33
U.S. Federal Income Tax Consequences of the
  Exchange Offer...............................         74
Plan of Distribution...........................         75
Capitalization.................................         76
Unaudited Pro Forma Consolidated Financial
  Data.........................................         77

                                                   PAGE
                                                 ---------
Selected Historical Consolidated Financial and
  Other Data...................................         83
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         86
Business.......................................         97
Management.....................................        109
Ownership of Common Stock......................        117
Related Party Transactions.....................        119
Description of Senior Credit Facility..........        120
Legal Matters..................................        121
Experts........................................        121
Index to Financial Statements..................        F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT RUSSELL-STANLEY HOLDINGS, INC. AND ITS SUBSIDIARIES AND THIS EXCHANGE OFFER. BECAUSE IT IS JUST A SUMMARY, IT MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, IN ITS ENTIRETY.

                                RUSSELL-STANLEY

GENERAL

    We believe that we are a leading manufacturer and marketer of plastic and steel industrial containers and a leading provider of related container services in the United States and Canada. Our container manufacturing division manufactures and sells new plastic and steel rigid industrial containers. Our services division

    - leases plastic rigid industrial containers,

    - provides plastic container fleet management services,

    - reconditions and sells steel drums and

    - retrieves and recycles empty industrial containers.

Our container manufacturing and services divisions together have over 1,500 active customers in the agricultural chemical, food product, lubricant, pharmaceutical and specialty chemical industries.

    We believe that our container manufacturing division offers one of the broadest lines of 5- to 70-gallon plastic rigid industrial containers in the United States and Canada and enjoys the largest share in the U.S. plastic drum market as well as one of the leading shares in the Canadian plastic drum market. Our container manufacturing division also offers a broad line of the widely used 55-gallon steel drum and, we believe, enjoys one of the leading shares in the Northeast, Gulf Coast and Canadian steel drum markets.
    Our services division is an innovator and, we believe, the leader in the United States and Canada in the businesses of leasing plastic containers on a per use or round-trip basis and providing plastic container fleet management services. In our container leasing business, we lease a container to our customer for filling and shipping to the end-user. We then retrieve the container directly from the end-user and prepare it for re-use. Container fleet management involves the same services, but uses containers owned by the customer. We believe that our services division is also the leading reconditioner of steel drums in the Northeast. The addition of container services to our historical manufacturing business enables us to serve a wider range of our customers' evolving industrial container requirements and is an important aspect of our strategy to retain and enhance our leading market position as our customers increasingly look to rely on fewer suppliers.

    We currently operate twelve plastic drum manufacturing plants, three steel drum manufacturing plants and six container services plants throughout the United States and Canada, enabling us to be strategically located near our major customers. We sell, lease and service plastic containers in most markets in the United States and in most of the major industrial regions in Canada. We sell new steel drums in the Northeast, the Gulf Coast, parts of the Midwest and Ontario, Canada, regions where there is a high concentration of purchasers of steel drums, and we sell reconditioned steel drums in the Northeast.

    Our statements above regarding the breadth of our product offerings and our market share positions are based on our knowledge of the industry generally and information we have developed internally, principally through our sales and marketing efforts.

RECENT ACQUISITIONS

    The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We believe that the industry will evolve to support a few participants who are able to provide a broad range of containers and related container services. As a result, we began pursuing, and in July 1997 began consummating, several acquisitions in furtherance of our goal to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. We acquired Container Management Services in July 1997, Hunter Drums Limited in October 1997, the plastics division of Smurfit Packaging Corporation in November 1997 and New England Container in July 1998. We discuss each of the businesses we acquired under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction."

COMPETITIVE STRENGTHS

    We believe the following competitive strengths are the primary factors contributing to our leading position in the marketplace:

    - We are a leading industry player with strong market positions.

    - We have a broad offering of quality products and services.

    - We focus on maintaining a competitive cost structure.

    - We have a high quality and diverse customer base.

    - We have an experienced management team and a strong principal equity investor.

    We discuss each of these competitive strengths under "Business--Competitive Strengths."

BUSINESS STRATEGY

    Our goal is to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. In this effort, we intend to:

    - Continue to broaden our product and service offering and geographic reach.

    - Continue to improve our cost structure.

    - Pursue selective acquisitions.

    We discuss each of these strategies under "Business--Business Strategy."

                                     VESTAR

    Russell-Stanley-Registered Trademark- was incorporated in 1950 as a steel drum manufacturer and was acquired in June 1989 by affiliates of Vestar Capital Partners.

    Vestar, headquartered in New York with an office in Denver, Colorado, manages over $1 billion in private equity capital. Founded in 1988, Vestar focuses on management buyouts, recapitalizations and growth equity investments and to date has completed 26 investments with an aggregate value of almost $5 billion.

                                     * * *

    Russell-Stanley is incorporated in Delaware. The address of our principal executive office is 685 Route 202/206, Bridgewater, New Jersey 08807, and our telephone number is (908) 203-9500. We invite you to visit our web site at http://www.russell-stanley.com. Information on our web site is not part of this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

    On February 10, 1999, we completed the private offering of the outstanding notes.

    We and our subsidiaries which guarantee the outstanding notes entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which we and those subsidiaries agreed to deliver to you this prospectus and to complete the exchange offer within 255 days after the date of original issuance of the outstanding notes.

The Exchange Offer..................  We are offering to exchange up to $150.0 million aggregate principal amount of exchange notes for up
                                      to $150.0 million aggregate principal amount of
                                      outstanding notes. Outstanding notes may be exchanged
                                      only in integral multiples of $1,000. The exchange
                                      notes will be substantially identical to the
                                      outstanding notes, except that because we have
                                      registered the exchange notes they:

                                      - will be freely tradeable;

                                      - will not bear legends restricting their transfer;

                                      - will not be subject to any additional obligations
                                        regarding registration under the Securities Act of
                                        1933; and

                                      - will not be subject to the special interest
                                      payments described in "Description of
                                        Notes--Registration Covenant; Exchange Offer."

                                      The exchange notes will be issued under and entitled
                                      to the benefits of the same indenture that authorized
                                      the issuance of the outstanding notes. Consequently,
                                      both series will be treated as a single class of debt
                                      securities under the indenture.

Resales.............................  Based on interpretations of the staff of the
                                      Securities and Exchange Commission set forth in
                                      no-action letters issued to unrelated third parties,
                                      we believe that the exchange notes may be offered for
                                      resale, resold and otherwise transferred by you
                                      without compliance with the registration and
                                      prospectus delivery provisions of the Securities Act
                                      of 1933, if:

                                      - you are acquiring the exchange notes in the
                                      ordinary course of your business;

                                      - you have not engaged in, do not intend to engage
                                      in, and have no arrangement or understanding with any
                                        person to participate in, a distribution of the
                                        exchange notes; and

                                      - you are not an affiliate of Russell-Stanley within
                                      the meaning of Rule 405 under the Securities Act of
                                        1933.

                                      If you do not meet these requirements, you will need
                                      to comply with the registration and prospectus
                                      delivery requirements of the Securities Act of 1933
                                      in connection

                                      with the resale of exchange notes, unless an
                                      exemption to these requirements is applicable. Each
                                      participating broker-dealer that receives exchange
                                      notes for its own account in exchange for outstanding
                                      notes acquired as a result of market-making or
                                      trading activity must acknowledge that it will
                                      deliver a prospectus in connection with any resale of
                                      the exchange notes. See "Plan of Distribution."

Expiration Date; Withdrawal
of Tender...........................  The exchange offer expires at 5:00 p.m., New York
                                      City time, on September 14, 1999 unless we extend the
                                      expiration date. We do not currently intend to extend
                                      the expiration date. You may withdraw tenders of
                                      outstanding notes at any time prior to the expiration
                                      of the exchange offer.

Conditions to the Exchange Offer....  The exchange offer is subject to conditions, which we may waive if, in our reasonable determination, one or
                                      more conditions have not been satisfied. We currently
                                      expect that each of the conditions will be satisfied
                                      and that no waivers will be necessary. Please read
                                      the section captioned "The Exchange Offer--Conditions
                                      to the Exchange Offer" of this prospectus for more
                                      information regarding the conditions to the exchange
                                      offer.

Procedures for Tendering Outstanding
Notes...............................  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of
                                      transmittal, or a facsimile of the letter of
                                      transmittal, according to the instructions contained
                                      in this prospectus and the letter of transmittal. You
                                      must also mail or otherwise deliver the letter of
                                      transmittal, or a facsimile of the letter of
                                      transmittal, together with the outstanding notes and
                                      any other required documents to the exchange agent at
                                      the address set forth on the cover page of the letter
                                      of transmittal. If you hold outstanding notes through
                                      The Depository Trust Company and wish to participate
                                      in the exchange offer, you must comply with the
                                      Automated Tender Offer Program procedures of The
                                      Depository Trust Company, by which you will agree to
                                      be bound by the letter of transmittal.

Terms and Conditions of the Letter
of Transmittal......................  By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that:

                                      - any exchange notes that you receive will be
                                      acquired in the ordinary course of your business;

                                      - you have no arrangement or understanding with any
                                        person or entity to participate in, and do not
                                        intend to engage in, a distribution of the exchange
                                        notes;

                                      - if you are a broker-dealer that will receive
                                      exchange notes for your own account in exchange for

                                        outstanding notes that you have acquired as a
                                        result of market-making or trading activities, that
                                        you will deliver a prospectus, as required by law,
                                        in connection with any resale of those exchange
                                        notes;

                                      - you are not an affiliate, as defined in Rule 405 of
                                      the Securities Act of 1933, of Russell-Stanley or, if
                                        you are an affiliate, that you will comply with
                                        applicable registration and prospectus delivery
                                        requirements of the Securities Act of 1933; and

                                      - if you are a person in the United Kingdom, that
                                      your ordinary activities involve you in acquiring,
                                        holding, managing or disposing of investments, as
                                        principal or agent, for the purposes of your
                                        business.

Special Procedures for Beneficial
Owners..............................  If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer,
                                      commercial bank, trust company or other nominee, and
                                      you wish to tender those outstanding notes in the
                                      exchange offer, you should promptly contact the
                                      person in whose name your outstanding notes are
                                      registered and instruct them to tender on your
                                      behalf. If you wish to tender on your own behalf, you
                                      must, prior to completing and executing the letter of
                                      transmittal and delivering your outstanding notes,
                                      either make appropriate arrangements to register
                                      ownership of the outstanding notes in your name or
                                      obtain a properly completed bond power from the
                                      person in whose name your oustanding notes are
                                      registered. The transfer of registered ownership may
                                      take considerable time and may not be able to be
                                      completed prior to the expiration date.

Guaranteed Delivery Procedures......  If you wish to tender your outstanding notes and, prior to the expiration date, you cannot:

                                      - deliver your outstanding notes, the letter of
                                      transmittal or any other documents required by the
                                        letter of transmittal; or

                                      - comply with the applicable procedures under the
                                        Depository Trust Company's Automated Tender Offer
                                        Program,

                                      then you must tender your outstanding notes according
                                      to the guaranteed delivery procedures which we
                                      explain in this prospectus under the caption "The
                                      Exchange Offer--Guaranteed Delivery Procedures."

Effect on Holders of
Outstanding Notes...................  As a result of this exchange offer, we will have fulfilled a covenant contained in the exchange and
                                      registration rights agreement among us and our
                                      subsidiaries which guarantee the outstanding notes
                                      and the initial purchases in the private offering
                                      through which we issued the

                                      outstanding notes. Accordingly, there will be no
                                      increase in the interest rate on the outstanding
                                      notes. If you do not tender your outstanding notes in
                                      the exchange offer, you will continue to be entitled
                                      to all the rights and limitations that apply to the
                                      outstanding notes under the indenture.

Consequence of Failure to
Exchange............................  If you do not exchange your outstanding notes for exchange notes in the exchange offer, your
                                      outstanding notes will continue to be subject to
                                      restrictions on transfer. In general, outstanding
                                      notes may not be offered or sold unless registered
                                      under the Securities Act of 1933, except pursuant to
                                      an exemption from, or in a transaction not subject
                                      to, the Securities Act of 1933 and applicable state
                                      securities laws. We do not currently anticipate that
                                      we will register the outstanding notes under the
                                      Securities Act of 1933. In addition, the tender of
                                      outstanding notes in the exchange offer will reduce
                                      the principal amount of the outstanding notes
                                      outstanding, which may have an adverse effect upon,
                                      and increase the volatility of, the market price of
                                      the outstanding notes due to a reduction in
                                      liquidity. See "Risk Factors--If you do not exchange
                                      your outstanding notes, they will continue to be
                                      subject to restrictions on transfer and may suffer
                                      from reduced liquidity."

U.S. Federal Income Tax
Considerations......................  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for
                                      U.S. federal income tax purposes. See "U.S. Federal
                                      Income Tax Consequences of the Exchange Offer."

Use of Proceeds.....................  We will not receive any cash proceeds from the issuance of exchange notes.

Exchange Agent......................  The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of
                                      the exchange agent are set forth in the section
                                      captioned "Exchange Offer--Exchange Agent" of this
                                      prospectus.

                          SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer..............................  Russell-Stanley Holdings, Inc.

Notes Offered.......................  $150.0 million aggregate principal amount of 10 7/8%
                                      Senior Subordinated Notes due 2009.

Maturity............................  February 15, 2009.

Interest............................  Annual rate: 10.875%.

                                      Payment frequency: every six months on February 15
                                      and August 15.

                                      Interest on the exchange notes will accrue from the
                                      last interest payment date on which interest was paid
                                      on the outstanding notes or, if no interest was paid
                                      on the outstanding notes, from the date the
                                      outstanding notes were originally issued.

Sinking Fund........................  None.

Ranking and Guarantees..............  The exchange notes will rank junior to all of our existing and future senior indebtedness and will rank
                                      senior in right of payment to all of our future
                                      indebtedness that is expressly subordinated to the
                                      outstanding notes. See "Description of
                                      Notes--Subordination."

                                      All of our existing and future domestic restricted
                                      subsidiaries will fully, unconditionally, jointly and
                                      severally guarantee our obligation to pay principal,
                                      premium, if any, and interest on the exchange notes.
                                      Generally, our restricted subsidiaries are
                                      subsidiaries that are subject to the restrictions
                                      contained in the indenture. Currently, all of our
                                      subsidiaries are restricted subsidiaries. However,
                                      one of our subsidiaries is not a domestic subsidiary
                                      and is not a guarantor.

                                      If we cannot make payments on the exchange notes when
                                      they are due, the guarantors must make them instead.
                                      The obligations of each guarantor will, however, be
                                      limited as necessary to prevent that guarantor's
                                      guarantee from constituting a fraudulent conveyance
                                      under applicable law. In addition, one or more of our
                                      guarantors may not have the funds or resources to
                                      satisfy our obligations in the event they are called
                                      upon to do so. The guarantees will rank junior in
                                      right of payment to all existing and future senior
                                      indebtedness of the guarantors and will rank senior
                                      in right of payment to all of their future
                                      indebtedness that is expressly subordinated to the
                                      guarantees. See "Description of Notes--Subsidiary
                                      Guarantees."

                                      At May 31, 1999, we and our guarantors had
                                      approximately $34.4 million of senior indebtedness
                                      outstanding.

                                      No payments in respect of the exchange notes are
                                      required to be made from assets of our non-guarantor
                                      subsidiary unless those assets are transferred to us
                                      or a guarantor. In the event of a bankruptcy,
                                      liquidation or reorganization of our non-guarantor
                                      subsidiary, holders of its liabilities, including its
                                      trade creditors, will generally be entitled to
                                      payment of their claims from the assets of that
                                      subsidiary before any assets are made available for
                                      distribution to us. At May 31, 1999, the total
                                      liabilities, including trade payables, of our
                                      non-guarantor subsidiary were approximately $17.0
                                      million.

Optional Redemption.................  We may redeem some or all of the exchange notes at our option at any time on or after February 15, 2004,
                                      at the redemption prices listed in the "Description
                                      of Notes-- Optional Redemption."

                                      In addition, on or before February 15, 2002, we may,
                                      at our option, use the net proceeds from one or more
                                      public equity offerings to redeem up to 35% of the
                                      aggregate principal amount of the outstanding notes
                                      and exchange notes originally issued at the price
                                      listed in the "Description of Notes--Optional
                                      Redemption."

Mandatory Offer to Repurchase.......  If we experience specific kinds of changes of control or asset sales, we must offer to repurchase the
                                      exchange notes at the prices listed in the
                                      "Description of Notes-- Repurchase at the Option of
                                      Those Holding Notes-- Change of Control" and "--Asset
                                      Sales." However, we may not have sufficient funds to
                                      repurchase the outstanding notes if a change of
                                      control or sale of assets occurs.

Basic Covenants of Indenture........  We issued the outstanding notes and will issue the exchange notes under an indenture with The Bank of
                                      New York. The indenture will limit our ability and
                                      the ability of our restricted subsidiaries to:

                                      - incur more debt;

                                      - pay dividends, redeem stock or make other
                                        distributions;

                                      - issue capital stock;

                                      - make restricted investments;

                                      - use assets as security in other transactions;

                                      - enter into transactions with affiliates;

                                      - enter into sale and leaseback transactions; and

                                      - merge or consolidate.

                                      These covenants are subject to a number of important
                                      qualifications and limitations. See "Description of
                                      Notes-- Covenants."

     SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

    In reviewing this summary historical and pro forma consolidated financial and other data, you should refer to the information under the headings "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                           PRO FORMA
                                                                                               ----------------------------------
                                                  FISCAL YEAR ENDED                              FISCAL YEAR
                                                    DECEMBER 31,              THREE MONTHS          ENDED         THREE MONTHS
                                           -------------------------------        ENDED         DECEMBER 31,          ENDED
(DOLLARS IN MILLIONS)                        1996       1997       1998      MARCH 31, 1999         1998         MARCH 31, 1999
                                           ---------  ---------  ---------  -----------------  ---------------  -----------------
STATEMENT OF OPERATIONS DATA:
Net sales:
  Containers.............................  $   141.9  $   161.1  $   227.4      $    56.0         $   227.4         $    56.0
  Services...............................         --       15.2       46.6           14.9              57.1              14.9
                                           ---------  ---------  ---------        -------           -------           -------
    Total net sales......................      141.9      176.3      274.0           70.9             284.5              70.9
Cost of sales............................      103.6      133.6      213.2           52.9             220.7              52.9
                                           ---------  ---------  ---------        -------           -------           -------
Gross profit.............................       38.3       42.7       60.8           18.0              63.8              18.0
Selling, general and administrative
  expenses...............................       24.3       26.8       42.9           12.6              45.2              12.6
Non-recurring charges....................         --         --        6.2             --               6.2                --
                                           ---------  ---------  ---------        -------           -------           -------
Income from operations...................       14.0       15.9       11.7            5.4              12.4               5.4
Other (income) expense, net..............        0.3        0.2        0.5            0.1               0.5               0.1
Interest expense.........................        7.5        8.8       16.0            4.6              20.5               5.4
                                           ---------  ---------  ---------        -------           -------           -------
Income (loss) before income taxes and
  extraordinary items....................        6.2        6.9       (4.8)           0.7              (8.6)             (0.1)
Provision (benefit) for income taxes.....        2.5        2.9        (.5)           0.4              (2.7)              0.1
                                           ---------  ---------  ---------        -------           -------           -------
Income (loss) before extraordinary
  items..................................  $     3.7  $     4.0  $    (4.3)     $     0.3         $    (5.9)        $    (0.2)
                                           ---------  ---------  ---------        -------           -------           -------
                                           ---------  ---------  ---------        -------           -------           -------
OTHER FINANCIAL DATA:
Cash flows from (used in):
  Operating activities...................  $     4.4  $    17.7  $    30.8      $    (8.0)        $    30.1              (8.5)
  Investing activities...................       (3.3)    (140.3)     (41.2)          (7.4)            (38.1)             (7.4)
  Financing activities...................       (1.3)     122.5       11.0           15.5               8.8              15.5

EBITDA...................................       19.6       25.8       37.8           12.1              39.1              12.1
EBITDA margin............................       13.8%      14.6%      13.8%          17.1%             13.7%             17.1%
Adjusted EBITDA..........................  $    19.9  $    26.2  $    44.9      $    12.3         $    46.2              12.3
Adjusted EBITDA margin...................       14.0%      14.9%      16.4%          17.3%             16.2%             17.3%

Capital expenditures.....................  $     3.3  $     9.9  $    28.7      $     7.4         $    29.1               7.4
Depreciation and amortization............        5.9       10.1       26.6            6.8              27.2               6.8

Ratio of earnings to fixed charges.......        1.8x       1.8x        --             --                --                --
Pro forma ratios of Adjusted EBITDA to
  interest expense.......................                                                               2.3x              2.3x
Pro forma ratio of total debt to Adjusted
  EBITDA.................................                                                               3.9x

BALANCE SHEET DATA:
Working capital..........................                        $    12.9      $    28.7
Property, plant and equipment, net.......                             92.6           93.7
Total assets.............................                            258.3          270.8
Total debt...............................                            171.6          193.3
Total stockholders' equity (deficit):
  Additional paid-in capital.............                             70.2           70.2
  Other..................................                            (36.7)         (36.9)
                                                                 ---------        -------
    Total................................                             33.5           33.3

                                  RISK FACTORS

    BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PARTICIPATE IN THE EXCHANGE OFFER. WE BELIEVE THAT ALL MATERIAL RISKS RELATING TO YOUR PARTICIPATION IN THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES ARE DISCLOSED BELOW.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, THEY WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY SUFFER FROM REDUCED LIQUIDITY.

    If you do not exchange your outstanding notes they may be more difficult to sell because they will continue to be subject to transfer restrictions and may suffer from reduced liquidity.

    If you do not exchange your outstanding notes for exchange notes, your outstanding notes will continue to be subject to restrictions on transfer. In general, outstanding notes may not be offered or sold unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act of 1933. In addition, the tender of outstanding notes in the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NOTES, IT WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE MARKET PRICE AND LIQUIDITY OF THE NOTES.

    A liquid market for the exchange notes or outstanding notes may not develop. The outstanding notes and exchange notes constitute a new class of securities for which there is no established trading market. We do not intend to list the outstanding notes or exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. Although the underwriters from the offering of the outstanding notes have informed us that they intend to make a market in the outstanding notes and exchange notes, they are not obligated to do so, and they may cease market-making activities at any time without notice. The liquidity of a market for the outstanding notes and exchange notes will depend upon a number of factors, including the number of those holding the outstanding notes and exchange notes and the interest of securities dealers in making a market in the outstanding notes and exchange notes.

    If the outstanding notes and exchange notes are traded, they may trade at a discount from the initial offering price of the outstanding notes, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. However, declines in the liquidity and market price of the outstanding notes or exchange notes may also occur independent of our financial performance or prospects.

WE MAY NOT BE PERMITTED, AND WE MAY NOT HAVE SUFFICIENT FUNDS, TO PURCHASE THE OUTSTANDING NOTES OR EXCHANGE NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE.

    Upon the occurrence of specific change of control events, we will be required to offer to purchase all outstanding notes and exchange notes. However, a change of control will also constitute an event of default under our senior credit facility that would permit the lenders to accelerate the debt under the facility. In addition, our senior credit facility will restrict our purchase of the outstanding notes and exchange notes upon a change of control. As a result, prior to purchasing the outstanding notes and exchange notes upon a change of control, we must either repay the indebtedness under our senior credit facility or obtain the consent of the lenders under the facility. If we do not repay our senior credit facility or obtain the required consent, we will be prohibited from offering to purchase the outstanding notes and exchange notes.

    The source of funds for any purchase of the outstanding notes and exchange notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. These sources may not be available. Upon the occurrence of a change of control event, we may seek to refinance the indebtedness outstanding under our senior credit facility and the outstanding notes and exchange notes. However, it is possible that we will not be able to complete this refinancing on commercially reasonable terms or at all. In that event, we would not have the funds necessary to finance the required change of control offer. See "Description of Notes--Repurchase at the Option of Those Holding Notes--Change of Control."

VESTAR MAY CAUSE US TO ACT IN WAYS THAT MAY NOT BE IN YOUR INTEREST.

    The interests of Vestar, our controlling stockholder, may conflict with your interests in holding the outstanding notes or the exchange notes. For example, Vestar, as an equity holder, may have an incentive to increase the value of its equity investment or cause us to distribute funds by dividend or otherwise at the expense of our ability to make payments on the outstanding notes and exchange notes. Vestar has the power to elect all of our directors, appoint new management and approve any action requiring the approval of our stockholders, including adopting amendments to our certificate of incorporation and approving mergers or sales of all or substantially all of our assets. In addition, the directors elected by Vestar have the authority to make decisions affecting our capital structure, including the incurrence of additional indebtedness, the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. Ten of our twenty directors are affiliates of, or otherwise associated with, Vestar. See "Management," "Related Party Transactions" and "Ownership of Common Stock."

THE SUBSTANTIAL AMOUNT OF GOODWILL ON OUR BALANCE SHEET COULD CAUSE OUR EARNINGS TO BE OVERSTATED.

    As of March 31, 1999, our balance sheet has an amount called "goodwill" that represents 40% of total assets and 3.2 times stockholders' equity. Goodwill is recorded when we pay more for a business than the fair value of the tangible and separately measurable intangible net assets. GAAP requires us to amortize this and all other intangible assets over the period benefited. We have determined that period to be no less than 40 years.

    If it turns out that the period should have been shorter, earnings reported in periods right after the acquisition would be overstated. Then in later years, we'll be burdened by a continuing charge against earnings, without the benefit to income we thought we would get when we agreed on the purchase price. Earnings in later years might also be significantly worse if we determine then that the remaining balance of goodwill is impaired.

    We reviewed all of the factors and related future cash flows which we considered in agreeing on a purchase price. We concluded that the future cash flows related to goodwill will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE OUTSTANDING NOTES AND EXCHANGE NOTES.

    As of May 31, 1999, we and our subsidiaries had total indebtedness of approximately $192.9 million, approximately $44.0 million of which was senior indebtedness, and our debt to equity ratio was 5.9x. The annualized debt service on this indebtedness is approximately $20.6 million. Subject to the restrictions contained in our indebtedness agreements, we expect to incur additional indebtedness, including senior indebtedness under our senior credit facility, from time to time to finance acquisitions, for capital expenditures, to fund working capital and for general business purposes. As of May 31, 1999 subject to satisfaction of conditions to borrowing under our senior credit facility, approximately $55.7 million was available for borrowing as additional senior debt under our senior credit facility, and we may issue an additional $75 million of senior subordinated notes under the indenture which senior subordinated notes would rank equally with the outstanding notes and the exchange notes. In addition, our senior credit facility permits us to borrow substantial additional amounts, including:

    - up to $10 million at any time outstanding under capitalized lease obligations, all of which could rank senior to the outstanding notes and the exchange notes,
    - up to $3.5 million at any time outstanding for the acquisition of real or personal property, all of which could rank senior to the outstanding notes and the exchange notes, and
    - up to $5 million at any time outstanding of other indebtedness, all of which could rank senior to the outstanding notes and the exchange notes.

The indenture also permits us to borrow substantial additional amounts, including:

    - up to $20 million in aggregate principal amount at any time outstanding of additional indebtedness, all of which could be senior to the outstanding notes and the exchange notes and

    - up to $5 million at any time outstanding under capitalized lease obligations, mortgage financings or purchase money obligations incurred in connection with real estate or other property used in our business, which could be senior to the outstanding notes and the exchange notes.

    For the year ended December 31, 1998 and the three months ended March 31, 1999, our earnings were insufficient to cover our fixed charges. See "Unaudited Pro Forma Consolidated Financial Data" and "Selected Historical Consolidated Financial and Other Data."

    The interest rate on the outstanding notes and exchange notes is higher than the weighted average interest rate on the indebtedness under our former senior credit agreement that we refinanced with the outstanding notes. As a result, our interest expense has increased and may increase further if we incur additional debt.

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy or refinance our obligations with respect to the outstanding notes and exchange notes and our other indebtedness;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would have the effect of reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes;

    - impair our ability to obtain additional financing for, among other things, working capital, capital expenditures, acquisitions or other general corporate purposes, or prevent us from obtaining financing to repurchase the outstanding notes and exchange notes from you upon a change of control;

    - make us less attractive to prospective or existing customers or less attractive to potential acquisition targets; and

    - limit our flexibility to adjust to changing business and market conditions, and make us more vulnerable to a downturn in general economic conditions as compared to our competitors that have less debt.

    In addition, our failure to comply with the financial and other restrictive covenants contained in our indebtedness agreements could result in an event of default under that indebtedness, which if not cured or waived, could have a material adverse effect on us. If we cannot meet or refinance our obligations when they are due, we may have to sell assets, reduce capital expenditures or take other actions which could have a material adverse effect on us.

    Our business may not generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the outstanding notes or exchange notes, or to fund our other liquidity needs. In addition, we may need to refinance all or a portion of our indebtedness, including the outstanding notes and exchange notes, on or before maturity. We may not be able to refinance any of our indebtedness, including our senior credit facility and the outstanding notes and exchange notes, on commercially reasonable terms or at all.

    See "Description of Notes--Repurchase at the Option of Those Holding Notes--Change of Control" and "Description of Senior Credit Facility."

AS A RESULT OF THE SUBORDINATION PROVISIONS OF THE OUTSTANDING NOTES AND EXCHANGE NOTES, YOU MAY NOT RECEIVE PAYMENT ON YOUR NOTES IF WE ARE INVOLVED IN A BANKRUPTCY OR SIMILAR PROCEEDING.

    Payments on the outstanding notes and exchange notes and on the guarantees of the notes are subordinated. As a result, upon any distribution to our creditors in a bankruptcy or similar proceeding, those holding our senior debt will be entitled to be paid in full before any payment may be made with respect to the outstanding notes or exchange notes. Similarly, upon any distribution to the creditors of a guarantor in a bankruptcy or similar proceeding those holding the guarantor's senior debt will be entitled to be paid in full before any payment may be made with respect to its guarantee of the outstanding notes or exchange notes.

    In the event of a bankruptcy or similar proceeding relating to us or the guarantors, you will participate on an equal basis with trade creditors and all others holding senior subordinated indebtedness of our company and the guarantors. However, because the indenture requires that amounts otherwise payable to you in a bankruptcy or similar preceding be paid instead to those holding senior debt until they are paid in full, you may receive less, ratably, than those holding trade payables and other senior subordinated debt in any bankruptcy or similar preceding. In addition, any acceleration of the indebtedness under our senior credit facility will, and acceleration of our other indebtedness may, constitute an event of default under the indenture. If an event of default exists under our senior credit facility or other senior indebtedness, the indenture may restrict payments on the outstanding notes and exchange notes until those holding the other indebtedness are paid in full or the default is cured or waived or has otherwise ceased to exist.

    As of May 31, 1999, our and our guarantors' senior debt was approximately $34.4 million. In addition, approximately $55.7 million is available for borrowing as additional senior debt under our senior credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

    The outstanding notes and exchange notes will not be secured by any of our assets. Our obligations under our senior credit facility, however, will be secured by a first priority pledge of and security interest in substantially all of our assets and the assets of our domestic subsidiaries. If we were to become insolvent or liquidated, or if payment under our senior credit facility were accelerated, the lenders under our senior credit facility will be entitled to exercise the remedies available to a secured lender under applicable law. Accordingly, those lenders will have a prior claim with respect to our assets securing the indebtedness under our senior credit facility. See "Description of Senior Credit Facility" and "Description of Notes--Subordination."

IF WE DO NOT RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS FROM OUR SUBSIDIARIES, WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE OUTSTANDING NOTES OR EXCHANGE NOTES.

    Substantially all of our properties are owned by, and substantially all of our operations are conducted through, our subsidiaries. As a result, we depend on dividends and other payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is subject to restrictions. In a bankruptcy, liquidation or reorganization or similar proceeding relating to a subsidiary, the creditors of that subsidiary will generally be entitled to be paid in full before any distribution may be made to us. In addition, under our senior credit facility, our subsidiaries are restricted in their ability to make distributions to us. The ability of a subsidiary to pay dividends to us is also limited by the laws of its jurisdiction of organization which limit the amount of funds available for the payment of dividends. In the event of bankruptcy proceedings affecting a subsidiary, to the extent we are recognized as a creditor of that subsidiary, our claim would still be subordinate to any security interest in or other lien on any assets of that subsidiary and to any of its debt and other obligations that are senior to the payment of the outstanding notes and exchange notes.

COVENANT RESTRICTIONS MAY ADVERSELY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

    The indenture and our senior credit facility restrict, and indebtedness that we have in the future may also restrict, among other things, our ability to incur additional indebtedness, sell assets, create liens or other encumbrances, make restricted payments, pay dividends and merge or consolidate, all of which could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. See "Description of Senior Credit Facility" and "Description of Notes--Covenants."

ASSETS OF OUR NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE OUTSTANDING NOTES OR EXCHANGE NOTES.

    No payments are required to be made from assets of subsidiaries which do not guarantee the outstanding notes and exchange notes unless those assets are transferred, by dividend or otherwise, to us or a subsidiary guarantor. One of our existing subsidiaries, Hunter Drums Limited, a Canadian corporation, will not be a guarantor of the outstanding notes or exchange notes. Some of our future subsidiaries also may not be guarantors of the outstanding notes or exchange notes.

    In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of the indebtedness of these non-guarantor subsidiaries, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of May 31, 1999, Hunter Drums Limited had total liabilities, including trade payables, of approximately $17.0 million.

    Hunter Drums generated approximately 13.1% of our consolidated revenues in the fiscal year ended December 31, 1998 and 13.1% of our consolidated revenues in the quarter ended March 31, 1999. Hunter Drums also held approximately 11.4% of our consolidated assets as of March 31, 1999. See "Note 21--Guarantor Subsidiaries" in our financial statements included at the back of this prospectus.

COMPETITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

    The markets for our products and services are competitive, and competition from current and future competitors could reduce unit volumes and selling prices and have a material adverse effect on our results of operations. We believe competition is based primarily on price, service and quality. Price competition may require us to match competitors' prices to retain business or market share. Some of our competitors are larger and have greater financial and other resources than we do, and we may not be able to continue to compete successfully with them. We also face competition in a number of our product lines from producers of other types of industrial containers. See "Business-- Competition."

IF WE CANNOT OBTAIN THE FUNDS TO MAKE THE SIGNIFICANT CAPITAL EXPENDITURES THAT OUR BUSINESS WILL REQUIRE, WE MAY NOT BE ABLE TO MAINTAIN OUR CURRENT LEVEL OF OPERATIONS OR GROW OUR BUSINESS.

    We will have to make substantial capital expenditures to maintain our current level of operations and to fund the growth of our operations. If we are unable to obtain the funds for capital expenditures, or if our growth strategy or current level of business requires more capital than anticipated, it could have a material adverse effect on the growth of our operations as well as our current level of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

WE MAY NOT BE ABLE TO OBTAIN RAW MATERIALS AT ALL OR AT PRICES THAT ALLOW US TO MAINTAIN A POSITIVE CASH FLOW.

    We generally do not have long-term supply contracts with our suppliers, and our purchases of raw materials are subject to market prices. We generally pass changes in the prices of raw materials to our customers over a period of time. We cannot always do so, however, and we may not be able to pass through any future raw material price increases. Any limitation on our ability to pass through any future raw material price increases could have a material adverse effect on our results of operations.

    We rely on a limited number of suppliers of high molecular weight, high density polyethylene resin, also known as HDPE, the principal raw material of our plastic drums. Should we need to secure alternative suppliers, only a small number of alternative suppliers exist. Any significant interruption in the supply of HDPE resin would have a material adverse effect on our results of operations.

    In addition, we obtain from foreign suppliers a significant portion of our cold-rolled steel, the principal raw material of our steel drums. Foreign suppliers of cold-rolled steel have been accused by domestic producers of exporting steel to the United States at artificially low prices. As a result, the Commerce Department has recently imposed anti-dumping duties on steel imported from Japan, Brazil and other countries and negotiated a voluntary reduction in steel imports from Russia. Additionally, the U.S. Congress is considering imposing limits on the amount of steel that may be imported into the United States which would result in significant reductions in steel imports. These measures could result in a substantial increase in our cost of cold-rolled steel, which could have a material adverse effect on our results of operations. See "Business--Raw Materials."

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL.

    Our ability to grow by acquisition, an important component of our growth strategy, is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and the restrictions contained in the indenture and our other indebtedness agreements. In addition, growth by acquisition involves risks that could have a material adverse effect on our results of operations, including difficulties in integrating the operations and personnel of acquired companies and the potential loss of key employees and customers of acquired companies. While we have experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our growth strategy, consummate acquisitions on satisfactory terms or, if any of these acquisitions are consummated, satisfactorily integrate acquired businesses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

INCREASING USAGE OF RIGID INTERMEDIATE BULK CONTAINERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    The unavailability or unwillingness of a manufacturer to supply us with rigid intermediate bulk containers, or IBCs, on commercially reasonable terms or at all would restrict our ability to offer plastic container leasing services to our customers which could have a material adverse effect on our results of operations. In addition, the inability of a manufacturer to supply IBCs in a timely fashion, or to satisfy our quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in a cancellation of orders, refusal to accept delivery or a reduction in prices and, as a result, could have a material adverse effect on our results of operations. Currently, we do not manufacture IBCs; however, we purchase IBCs which our services division leases to our customers. Our IBC suppliers are also our competitors in some of our product lines. We do not have long-term contracts for the supply of IBCs with these manufacturers and compete with other companies for production capacity. Should we need to secure alternative suppliers, only a small number of alternative suppliers exist.

    Currently we are evaluating options for obtaining the capacity to manufacture IBCs. We may decide not to pursue this capacity in the near future or at all. The combination of competitive pricing pressure and the fact that we do not manufacture the IBCs leased by our services division results in IBC leasing contributing a lower gross profit as a percentage of net sales as compared to plastic drum leasing. To the extent that customers of our services division convert to IBCs, it could result in a material erosion of our gross profit as a percentage of sales, which could have a material adverse effect on our results of operations. In addition, a decrease in the demand for plastic and steel drums resulting from the increasing usage of IBCs could have a material adverse effect on the net sales of our container manufacturing division, which could have a material adverse effect on our results of operations.

A SIGNIFICANT ECONOMIC DOWNTURN, PARTICULARLY ONE AFFECTING THE CHEMICAL INDUSTRY, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    Our results of operations are affected by the level of economic activity in the industries served by our customers, which in turn may be affected by the level of economic activity in the U.S. and foreign markets which they serve. Accordingly, a decline in the level of economic activity in these industries as a result of a decline in the level of economic activity in the U.S. or foreign markets which they serve or otherwise may have a material adverse effect on our results of operations. We derive a significant percentage of our net sales from customers who serve the chemical industry. As a result, a decline in the level of economic activity in the U.S. or foreign chemical industry in particular could have a material adverse effect on our results of operations. In addition, because we operate with little or no backlog, changes in economic activity, positive and negative, affect our results of operations more quickly than these changes would affect the results of operations of a company that operates with a backlog. As a result, our results of operations, including our cash flow, are subject to a greater degree of volatility and could deteriorate more rapidly than a company that operates with a backlog.

THE TERMINATION OF OUR LICENSE WITH MAUSER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    Since 1985, we have licensed manufacturing technology for the L-1/LR-1 plastic drum from Mauser-Werke GmbH, a privately held German corporation with significant operations in Europe, and we purchase equipment from Mauser for use in the manufacture of the L-1. Mauser can terminate our licenses if we fail to comply with the covenants contained in the licenses, including our obligations to make royalty payments. This termination would have a material adverse effect on our results of operations. See "Business--Intellectual Property."

THE GRAND JURY INVESTIGATION OF THE PLASTIC DRUM INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

    In November 1995, the Antitrust Division of the United States Department of Justice served us with an information subpoena in connection with an ongoing grand jury investigation into possible price-fixing in the plastic drum industry between 1991 and 1995. We responded to the information subpoena in a timely fashion. We do not know the current status of, or the identity of the subjects of, the investigation. The Antitrust Division may institute proceedings against us in the future as a result of this investigation. If the Antitrust Division does institute proceedings against us and we are found to have engaged in price-fixing, we could be subject to monetary fines as well as the payment of damages in related civil litigation that may follow. We also could be prohibited from participating in government contracts. Whether or not we are found to have engaged in price-fixing, we may incur substantial costs in defending against the proceedings and any related civil litigation.

THE LOSS OF KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    Our success depends largely upon the abilities and experience of particular key management personnel. If we lose the services of one or more of our key personnel, it could have a material adverse effect on our business and results of operations. We generally do not have non-compete agreements with key personnel. In addition, we generally do not maintain key-man life insurance policies on our executives. See "Management" and "Ownership of Common Stock."

EMPLOYEE SLOWDOWNS, STRIKES OR SIMILAR ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE RESULTS OF OUR OPERATIONS.

    Approximately 29% of our employees are represented under collective bargaining agreements which expire during the period extending from August 1999 to June 2002. Unions represent employees at nine of our 21 facilities. While we believe that our relations with our unionized employees are good, a prolonged labor dispute could have a material adverse effect on our business and results of operations. See "Business--Employees."

OUR NONCOMPLIANCE WITH GOVERNING REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS.

    Compliance with governing regulations may make it necessary for us to incur substantial costs and could have a material adverse effect on our financial condition, results of operations or cash flows. Our operations are subject to federal, state and local transportation laws and regulations and United Nations international shipping guidelines which require that plastic and steel containers used in interstate and international commerce satisfy specified performance requirements. We believe that our products are in substantial compliance with the terms of all applicable transportation laws, regulations and guidelines as currently interpreted. While historically the costs of compliance with these laws and regulations have not had a material adverse effect on our consolidated financial condition, results of operations or cash flows, we cannot predict with certainty the future costs of compliance because of continually changing compliance standards and technology. We expect that future regulations and changes in the text or interpretation of existing laws and regulations may subject our operations to increasingly stringent standards.

IF OUR INSURANCE COVERAGE FOR PRODUCT LIABILITY PROVES TO BE INADEQUATE, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

    Our business entails risks of product liability. We maintain $50 million of insurance coverage for product liability claims. Although we believe this coverage is adequate, coverage under insurance policies may not be adequate to cover product liability claims against us. In addition, product liability insurance could become more expensive and difficult to maintain and in the future may not be available on commercially reasonable terms or at all. The amount and scope of any insurance coverage may be inadequate in the event that a product liability claim is successfully asserted against us.

ENVIRONMENTAL LAWS AND REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS.

    The costs of compliance with environmental laws and regulations could be significant and could have a material adverse effect on our financial condition, results of operations or cash flows. Our operations are subject to federal, state, local and Canadian environmental laws and regulations. These laws and regulations impose limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of regulated materials, substances and wastes and the remediation of environmental contamination. See "Business--Environmental Matters."

    We cannot predict with certainty the future costs of environmental compliance because of continually changing compliance standards and technology. We expect that future regulations and changes in the text or interpretation of existing environmental laws and regulations may subject our operations to increasingly stringent standards. Compliance with environmental requirements may make it necessary, at costs which may be substantial, for us to retrofit existing facilities with additional pollution-control equipment and to undertake new measures in connection with the storage, transportation, treatment and disposal of by-products and wastes. In addition, we may become obligated in the future to incur costs associated with investigation and/or remediation of contamination at our facilities or at other locations.

    The U.S. Environmental Protection Agency has confirmed the presence of contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, New England Container operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify New England Container as a business that may have contributed to the contamination. We are not aware that any party has been formally identified by the EPA as a potentially responsible party. Despite the fact that New England Container no longer operates the facility, and did not operate the facility at the time we acquired the outstanding capital stock of New England Container in July 1998, New England Container could incur liability under federal and state environmental laws and/or as a result of civil litigation. We believe that any resulting liability is subject to a contractual indemnity from Vincent J. Buonanno, one of our directors and the former owner of New England Container. However, this indemnity is subject to a $2.0 million limit. We currently are unable to estimate the likelihood or extent of any liability; however, this matter may result in liability to New England Container that could have a material adverse effect on Russell-Stanley's financial condition and results of operations.

IF WE OR OUR VENDORS, UTILITIES OR CUSTOMERS ARE NOT YEAR 2000 COMPLIANT, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULT OF OPERATIONS.

    As has been widely reported, many computer systems process dates based on two digits for the year of transaction and may be unable to process dates in the year 2000 and beyond. As a result, our systems and our hardware with embedded applications may not function properly. In addition, the systems and hardware of our vendors, utilities and customers may not function properly. These failures could result in:

    - our inability to order raw materials,

    - the malfunctioning of our manufacturing or service processes,

    - our inability to properly bill and collect payments from our customers and/or

    - errors or omissions in accounting and financial data, any of which could have a material adverse effect on our results of operations and financial condition.

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange notes being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in, or filed as an exhibit to, the registration statement. For further information with respect to Russell-Stanley and the exchange notes, we refer you to the registration statement. While we believe that we have provided all material information regarding the contracts and other documents described in this prospectus, the information we have provided is not necessarily complete. Where these contracts and other documents are filed as exhibits to the registration statement, our descriptions are qualified by the exhibits.

    We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. Upon completion of the exchange offer, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, as a result, will file periodic reports and other information with the Securities and Exchange Commission. The registration statement and periodic reports and other information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C., 20549 and at regional public reference facilities maintained by the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You can obtain copies of this material, including copies of all or any portion of the registration statement, from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. You may also access this material electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

    In addition, whether or not required by the Securities and Exchange Commission, so long as any outstanding notes are outstanding, beginning with the quarter ended June 30, 1999 we will furnish to those holding any outstanding notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:

    - all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our independent auditors; and

    - all current reports that we would be required to file with the Securities and Exchange Commission on Form 8-K if we were required to file these reports.

    In addition, whether or not required by the Securities and Exchange Commission, we will file a copy of all of the information and reports referred to above with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations, unless the Securities and Exchange Commission will not accept the filing, and we will make the information available to securities analysts and prospective investors upon request.

    We operate in an industry in which it is difficult to obtain precise industry and market information. Although we have obtained some industry data from third party sources that we believe to be reliable, in many cases, we have based statements contained in this prospectus regarding our industry and our position in the industry on assumptions concerning our customers and competitors. These assumptions are based on our experience in the industry and our own investigation of market conditions.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. All statements other than statements of historical facts included in this prospectus, including statements we make under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that our assumptions and expectations will prove to have been correct. Important factors that could cause our actual results to differ from our expectations are disclosed above under "Risk Factors."

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes. The net proceeds from the issuance and sale of the outstanding notes, which we estimate were approximately $144.0 million after deduction of underwriting discounts and other expenses, was applied towards the repayment of outstanding principal and interest under our former senior credit agreement.

    We used the net proceeds from the sale of the outstanding notes to repay indebtedness under our former senior credit agreement that bore interest at a lower weighted average rate. At December 31, 1998, outstanding term loan indebtedness under our former senior credit agreement bore interest at a weighted average rate of 9.35% and outstanding revolving credit indebtedness bore interest at a weighted average rate of 9.00%. While our interest expense has increased as a result, this refinancing was part of a larger refinancing that provides us with $125 million of additional borrowing capacity to fund our growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    New York Life Insurance Company, one of our 5% stockholders, and New York Life Insurance and Annuity Corporation, an affiliate of New York Life Insurance Company, were lenders under our former senior credit agreement and received a portion of the net proceeds from the offering of the outstanding notes that were used to repay indebtedness under our former senior credit agreement. See "Related Party Transactions."

                               THE EXCHANGE OFFER

GENERAL

    We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, to exchange up to $150.0 million aggregate principal amount of exchange notes for a like aggregate principal amount of outstanding notes properly tendered on or prior to the expiration date and not withdrawn as permitted by the procedures described below. We are making the exchange offer with respect to all of the outstanding notes.

    The exchange notes will be substantially identical to the outstanding notes, except that because we have registered the exchange notes they:

    - will be freely tradeable;

    - will not bear legends restricting their transfer;

    - will not be subject to any additional obligations regarding registration under the Securities Act of 1933; and

    - will not be subject to the special interest payments described in "Description of Notes-- Registration Covenant; Exchange Offer."

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The outstanding notes were issued on February 10, 1999 in a transaction exempt from the registration requirements of the Securities Act of 1933. Accordingly, the outstanding notes may not be reoffered, resold, or otherwise transferred unless registered under the Securities Act of 1933 or an applicable exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 is available.

    In connection with the issuance and sale of the outstanding notes, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes, in which we and our subsidiaries guaranteeing the outstanding notes agreed:

    - to use our reasonable best efforts to file with the Securities and Exchange Commission, within 75 days of February 10, 1999, a registration statement under the Securities Act of 1933 relating to this exchange offer;

    - to use our reasonable best efforts to cause the registration statement to become effective as soon as practicable, but no later than 225 days after February 10, 1999; and

    - to commence the exchange offer promptly after the exchange offer registration statement has become effective, hold the offer open for at least 30 days and exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

    We are making this exchange offer in order to satisfy our obligations with respect to the exchange and registration rights agreement. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Other than pursuant to the exchange and registration rights agreement, we are not required to file any registration statement to register any outstanding notes which remain outstanding. If you hold outstanding notes and do not tender your outstanding notes or your outstanding notes are tendered but not accepted, you will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act of 1933, if you wish to sell your outstanding notes.

    If we fail to comply with the obligations described above under the exchange and registration rights agreement, we will be required to pay you additional interest. Please read the section captioned "Description of Notes--Registration Covenant; Exchange Offer" for more details regarding the exchange and registration rights agreement.

    If you wish to exchange your outstanding notes for transferable exchange notes in the exchange offer, you will be required to represent to us that, among other things:

    - any exchange notes that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in, and do not intend to engage in, a distribution of the exchange notes;

    - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you have acquired as a result of market-making or trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes;

    - you are not an affiliate, as defined in Rule 405 of the Securities Act of 1933, of Russell-Stanley or, if you are an affiliate, that you will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933; and

    - if you are a person in the United Kingdom, that your ordinary activities involve you in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of your business.

RESALE OF EXCHANGE NOTES

    Based on interpretations of the staff of the Securities and Exchange Commission set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, if:

    - you are acquiring the exchange notes in the ordinary course of your business;

    - you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

    - you are not an affiliate of Russell-Stanley within the meaning of Rule 405 under the Securities Act of 1933.

    See "K-III Communications Corporation," SEC No-Action Letter, available May 14, 1993; "Mary Kay Cosmetics, Inc.," SEC No-Action Letter, available June 5, 1991; "Morgan Stanley & Co., Incorporated," SEC No-Action Letter, available June 5, 1991; and "Exxon Capital Holdings Corporation," SEC No-Action Letter, available May 13, 1988.

    If you do not meet these requirements:

    - you cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

    - you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction, unless an exemption to these requirements is applicable.

    This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired outstanding notes as a result of market-making or trading activity may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes acquired as a result of market-making or trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

    The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the indenture.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

    As of the date of this prospectus, $150.0 million aggregate principal amount of the outstanding notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining those who are registered holders of outstanding notes entitled to participate in the exchange offer.

    We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Outstanding notes that are not tendered for exchange will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits relating to the outstanding notes under the indenture and the exchange and registration rights agreement.

    We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us and delivering exchange notes to you. Subject to the terms of the exchange and registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Conditions to the Exchange Offer."

    If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than specific applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The exchange offer will expire at 5:00 p.m., New York City time on September 14, 1999, unless in our sole discretion, we extend it.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion:

    - to delay accepting for exchange any outstanding notes;

    - to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

    - subject to the terms of the exchange and registration rights agreement, to amend the terms of the exchange offer in any manner.

    Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment.

    Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise, or otherwise communicate those public announcements, other than by making a timely release to a financial news service.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority, or any injunction, order or decree is issued with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

    - any change or any development involving a prospective change shall have occurred or been threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we shall have become aware of facts that have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes or that may materially impair the contemplated benefits of the exchange offer to us; or

    - any law, rule or regulation or applicable interpretations of the staff of the Securities and Exchange Commission is issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer; or

    - any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer; or

    - there shall have been proposed, adopted or enacted any law, statute, rule or regulation or an amendment to any existing law, statute, rule or regulation which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

    - there shall occur a change in the current interpretation by the staff of the Securities and Exchange Commission which permits the outstanding notes to be offered for resale, resold and otherwise transferred by holders who are not affiliates of ours within the meaning of Rule 405 under the Securities Act without compliance with the registration and prospectus delivery provisions of the Securities Act provided that the notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of the outstanding notes.

    In addition, we will not be obligated to accept for exchange your outstanding notes if you have not made to us:

    - the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution;" and

    - those other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act of 1933.

    We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of an extension. During an extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense as promptly as practicable after the expiration or termination of the exchange offer.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any amendment or termination as promptly as practicable.

    These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion if we reasonably determine that one or more conditions have not been satisfied. If we fail at any time to exercise any of the rights above, this failure will not constitute a waiver of those rights. Each of those rights will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    Only a registered holder of outstanding notes may tender outstanding notes in the exchange offer. If you are a registered holder of outstanding notes, to tender in the exchange offer, you must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

    - comply with The Depository Trust Company's Automated Tender Offer Program procedures described below.

In addition, with respect to delivery of the outstanding notes, either:

    - the exchange agent must receive the outstanding notes along with the letter of transmittal; or

    - the exchange agent must receive confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

    - you must comply with the guaranteed delivery procedures described below.

    If you physically deliver the letter of transmittal and other required documents, the exchange agent must receive them at the address set forth below under "--Exchange Agent" prior to the expiration date.

    If you tender your outstanding notes and do not withdraw your tender prior to the expiration date, your tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or outstanding notes to us. You may request your broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you.

    If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact that party promptly and instruct it to tender on your behalf. If your outstanding notes are registered in the name of a nominee and you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering outstanding notes, either:

    - make appropriate arrangements to register ownership of the outstanding notes in your name; or

    - obtain a properly completed bond power from the nominee. The bond power must be signed by the nominee as its name appears on the outstanding notes, and an eligible institution must guarantee the signature on the bond power.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

    Your signature on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless you:

    - are the registered owner of the outstanding notes, and you have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - are an eligible institution.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. They must also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

    The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company's system may use The Depository Trust Company's Automated Tender Offer Program to tender. If you are a participant in the program, you may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit your acceptance of the exchange offer electronically. You may do so by causing The Depository Trust Company to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. The Depository Trust Company will then send an agent's message to the exchange agent. An agent's message is a message transmitted by The Depository Trust Company, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    - The Depository Trust Company has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

    - the participant has received and agrees to be bound by the terms of the letter of transmittal; alternatively, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

    - the agreement may be enforced against the participant.

    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the person that tendered, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    - outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at The Depository Trust Company; and

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

    The party tendering outstanding notes for exchange exchanges, assigns and transfers the outstanding notes to us and irrevocably constitutes and appoints the exchange agent as the transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes, and that, when the outstanding notes are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes or transfer ownership of the outstanding notes on the account books maintained by a book-entry transfer facility. The transferor further agrees that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange for outstanding notes will constitute performance in full by us and our subsidiaries guaranteeing the outstanding notes of our obligations under the exchange and registration rights agreement described above under "--Purpose and Effect of the Exchange Offer". All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

    By agreeing to be bound by the letter of transmittal, you will represent to us that:

    - any exchange notes that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in, and do not intend to engage in, a distribution of the exchange notes;

    - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you have acquired as a result of market-making or trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes;

    - you are not an affiliate, as defined in Rule 405 of the Securities Act of 1933, of Russell-Stanley or, if you are an affiliate, that you will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933; and

    - if you are a person in the United Kingdom, that your ordinary activities involve you in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of your business.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for purposes of the exchange offer promptly after the date of this prospectus. If you are a financial institution participating in The Depository Trust Company's system, you may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at The Depository Trust Company or other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under The Depository Trust Company's Automated Tender Offer Program prior to the expiration date you may still tender your outstanding notes in the exchange offer if:

    - you make the tender through an eligible institution;

    - prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery setting forth your name and address, the registered number(s) of the outstanding notes, if applicable, and the principal amount of outstanding notes tendered, stating that the tender of the outstanding notes is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile of the letter of transmittal together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the exchange agent receives a properly completed and executed letter of transmittal or facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to you.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date.

    For a withdrawal to be effective:

    - the exchange agent must receive a written notice, including telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "--Exchange Agent", or

    - you must comply with the appropriate procedures of The Depository Trust Company's Automated Tender Offer Program system.

    A notice of withdrawal must:

    - specify the name of the person who tendered the outstanding notes to be withdrawn;

    - identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

    - where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes were registered.

    If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit:

    - the serial numbers of the particular certificates to be withdrawn; and

    - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution.

    If you have tendered outstanding notes pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of the notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes properly withdrawn not to have been validity tendered for exchange for purposes of the exchange offer. We will return any outstanding notes that you have tendered for exchange but that are not exchanged for any reason to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding notes being tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the procedures described above, these outstanding notes will be credited to an account maintained with The Depository Trust Company for outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered at any time on or prior to the expiration date.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:


FOR DELIVERY BY REGISTERED OR CERTIFIED MAIL:     FOR OVERNIGHT DELIVERY ONLY OR BY HAND:
            The Bank of New York                           The Bank of New York
             101 Barclay Street                             101 Barclay Street
          New York, New York 10286                       New York, New York 10286
          Attn: Carolle Montreuil,                       Attn: Carolle Montreuil,
             Reorganization Unit                            Reorganization Unit


          BY FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):


                              The Bank of New York
                                 (212) 815-6339
                            Attn: Carolle Montreuil,
                                      Reorganization Unit



                             CONFIRM BY TELEPHONE:



                                 (212) 815-5788


FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $450,000. They include:

    - registration fees of the Securities and Exchange Commission;

    - fees and expenses of the exchange agent and trustee;

    - accounting and legal fees and printing costs; and

    - related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. If you tender outstanding notes, however, you will be required to pay any transfer taxes whether imposed on the registered holder of the outstanding notes, or any other person if:

    - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

    - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer. If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to the person tendering.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange your outstanding notes they may be more difficult to sell because they will continue to be subject to transfer restrictions and may suffer from reduced liquidity.

    If you do not exchange your outstanding notes for exchange notes, your outstanding notes will continue to be subject to restrictions on transfer. In general, outstanding notes may not be offered or sold unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act of 1933. In addition, the tender of outstanding notes in the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

ACCOUNTING TREATMENT

    We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the related debt.

OTHER

    Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

    We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                              DESCRIPTION OF NOTES

    All capitalized terms used in this description are defined within this description or under the subheading "Definitions." In this description, the word "Holdings" refers only to Russell-Stanley Holdings, Inc. and not to any of its subsidiaries.

    The outstanding notes were issued and the exchange notes will be issued under an indenture among Holdings, the Guarantors and The Bank of New York, as trustee. Upon the issuance of the exchange notes, the indenture will be subject to and governed by the Trust Indenture Act of 1939. All references to the Notes are to the outstanding notes and the exchange notes collectively. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

    The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the Notes. The indenture is an exhibit to the registration statement of which this prospectus is a part.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

    THE NOTES

    The Notes:

    - are general unsecured obligations of Holdings;

    - are subordinated in right of payment to all existing and future Senior Debt of Holdings;

    - are senior in right of payment to any future subordinated Indebtedness of Holdings; and

    - are fully, unconditionally, jointly and severally guaranteed by the Guarantors.

    THE GUARANTEES

    The Notes are guaranteed by the following subsidiaries of Holdings:

    Russell-Stanley Corp., Container Management Services, New England Container, Russell-Stanley, Inc., RSLPCO, Inc. and Russell-Stanley, L.P.

    The Guarantees of the Notes:

    - are general unsecured obligations of each Guarantor;

    - are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

    - are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

    At May 31, 1999, Holdings and the Guarantors had total Senior Debt outstanding of approximately $34.4 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Notes and under the Guarantees are subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.

    Currently, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading
"Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries do not guarantee the Notes.

    Not all of our subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. At May 31, 1999, the total liabilities (including trade payables) of our non-guarantor subsidiary were $17.0 million. Our non-guarantor subsidiary generated approximately 13.1% of our consolidated revenues in the year ended December 31, 1998 and approximately 13.1% of our consolidated revenues in the quarter ended March 31, 1999. Our non-guarantor subsidiary also held approximately 11.4% of our consolidated assets as of March 31, 1999. See "Note 21-- Guarantor Subsidiaries" to our consolidated financial statements included at the back of this prospectus for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

    Holdings may issue Notes with a maximum aggregate principal amount of $225.0 million under the indenture, of which $150.0 million aggregate principal amount of outstanding notes were issued on February 10, 1999. The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes:

    - will be freely tradeable as a result of their registration under the Securities Act of 1933,

    - will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933 and

    - will not be subject to the special interest payments described in "--Registration Covenant; Exchange Offer."

    The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the indenture. The Notes will mature on February 15, 2009.

    Interest on the Notes will accrue at the rate of 10.875% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 1999. Holdings will make each interest payment to the Holders of record of the Notes on the immediately preceding February 1 and August 1.

    Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to Holdings, Holdings will make all principal, premium and interest payments on the Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Holdings elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee will initially act as paying agent and registrar. Holdings may change the paying agent or registrar without prior notice to the Holders of the Notes, and Holdings or any of its subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the indenture. Holdings is not required to transfer or exchange any Note selected for redemption. Also, Holdings is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

FORM, DENOMINATION AND BOOK-ENTRY PROCEDURES

    Holdings will issue the exchange notes only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. Holdings will not issue Notes in bearer form. The exchange notes will initially be represented by one or more global notes that will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of DTC, on behalf of the acquirers of exchange notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme. See "The Exchange Offer--Book-Entry Transfer."

    Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and CEDEL, which may change from time to time. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interest in the global notes for Notes in certificated form except in the limited circumstances described below under "--Exchanges of Global Notes for Certificated Notes."

    EXCHANGES OF GLOBAL NOTES FOR CERTIFICATED NOTES

    You may not exchange your beneficial interest in a global note for a Note in certificated form unless:

    (1) DTC (a) notifies Holdings that it is unwilling or unable to continue as depositary for the global note or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case Holdings thereupon fails to appoint a successor depositary; or

    (2) Holdings, at its option, notifies the trustee in writing that it is electing to issue the Notes in certificated form; or

    (3) an Event of Default shall have occurred and be continuing with respect to the Notes.

    In all cases, certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures. Any certificated Notes issued in exchange for an interest in a global note will bear the legend restricting transfers that is borne by the global note. This type of exchange will be effected through Deposit/Withdraw at Custodian system and an appropriate adjustment will be made in the records of the registrar to reflect a decrease in the principal amount of the relevant global note.

    BOOK-ENTRY PROCEDURES

    The description of the operations and procedures of DTC, Euroclear and CEDEL that follows is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to changes by them from time to time. Holdings takes no responsibility for these operations and procedures and urges you to contact the system or their participants directly to discuss these matters.

    DTC has advised Holdings as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a Clearing Agency registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    DTC has advised Holdings that its current practice, upon the issuance of the global notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global notes to the accounts with DTC of the participants through which the interests are to be held. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees with respect to interests of participants.

    AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above under "--Exchanges of Global Notes for Certificated Notes," you will not be entitled to have any portions of a global note registered in your name, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owner or Holder of a global note or any Note represented thereby under the indenture or the Notes.

    You may hold your interests in the global notes directly through DTC, if you are a participant in its system, or indirectly through organizations which are participants in its system, including Euroclear and CEDEL. All interests in a global note, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL will also be subject to the procedures and requirements of their respective systems.

    The laws of some states require that persons subject to those laws take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a global note to these persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, your ability to pledge your interests in a global note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of your interests, may be affected by the lack of a physical certificate.

    Holdings will make payments of the principal of, premium, if any, and interest on global notes to DTC or its nominee as the registered owner of the global notes. Neither Holdings nor the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

    Holdings expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note for these Notes as shown on the records of DTC or its nominee. Holdings also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name. Such payment will be the responsibility of the participants.

    Except for trades involving only Euroclear and CEDEL participants, interests in a global note will trade in DTC's same day settlement system, and secondary market trading activity will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer and exchange provisions applicable to the Notes described below, cross-market transfers between DTC participants, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets it settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

    Because of time zone differences, the securities account of Euroclear or CEDEL participants purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day, which must be a business day for Euroclear and CEDEL, immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a global note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

    DTC has advised Holdings that it will take any action permitted to be taken by a holder of Notes, including the presentation of Notes for exchange as described below and the conversion of Notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, the global notes will be exchanged for Notes in certificated form and distributed to DTC's participants.

    Although DTC, Euroclear and CEDEL have agreed to the procedures described above in order to facilitate transfers of beneficial ownership interests in the global notes among participants of

DTC, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. None of Holdings, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

    DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of such services being Year 2000 compliant and determine the extent of their efforts for year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

    According to DTC, this information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

REGISTRATION COVENANT; EXCHANGE OFFER

    In connection with the issuance and sale of the outstanding notes, we entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes, in which we and our subsidiaries guaranteeing the outstanding notes agreed:

    - to use our reasonable best efforts to file with the Securities and Exchange Commission, within 75 days of February 10, 1999, a registration statement under the Securities Act of 1933 relating to this exchange offer;

    - to use our reasonable best efforts to cause the registration statement to become effective as soon as practicable, but no later than 225 days after February 10, 1999; and

    - to commence the exchange offer promptly after the exchange offer registration statement has become effective, hold the offer open for at least 30 days and exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

    We are making this exchange offer in order to satisfy our obligations with respect to the exchange and registration rights agreement. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part.

    Under existing Securities and Exchange Commission interpretations, the exchange notes will in general be freely transferable after the exchange offer without further registration under the

Securities Act of 1933, except that broker-dealers receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of those exchange notes. The Securities and Exchange Commission has taken the position that broker-dealers receiving exchange notes may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, by delivery of this prospectus. Under the exchange and registration rights agreement, Holdings is required to allow broker-dealers receiving exchange notes and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of exchange notes. The registration statement of which this prospectus is a part will be kept effective for a period of 180 days after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each Holder of outstanding notes who wishes to exchange outstanding notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the exchange offer it has no arrangement with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act of 1933 and that it is not an affiliate of Holdings.

    However, if:

    (1) on or before the date of consummation of the exchange offer, the existing Securities and Exchange Commission interpretations are changed such that the exchange notes would not in general be freely transferable; or

    (2) the exchange offer has not been consummated within 255 days following the time of delivery of the outstanding notes; or

    (3) the exchange offer is not available to any holder of the outstanding notes,

Holdings will, in lieu of (or, in the case of clause (3), in addition to) effecting registration of exchange notes, use its reasonable best efforts to cause a registration statement under the Securities Act of 1933 relating to a shelf registration of the outstanding notes for resale by holders or, in the case of clause (3), of the outstanding notes held by the initial purchasers of the outstanding notes for resale by the initial purchasers to become effective and to remain effective until two years following the effective date of this registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

    Holdings will, in the event of the resale registration, provide to the Holder or Holders of the applicable outstanding notes copies of the prospectus that is a part of the shelf registration statement filed in connection with the resale registration, notify such Holder or Holders when such shelf registration statement for the applicable outstanding notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable outstanding notes. A Holder of outstanding notes that sells outstanding notes pursuant to the resale registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act of 1933 in connection with its sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such a Holder, including certain indemnification obligations.

    In the event that:

    (1) the exchange offer has not been consummated within 30 business days after the effective date of the registration statement of which this prospectus is a part; or

    (2) any registration statement required by the exchange and registration rights agreement is filed and declared effective but shall cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective, then the annual interest rate on the applicable outstanding notes will increase, for the period from the occurrence of that event until that event is cured and no other event identified in clause (1) or (2) has occurred by 0.50% during the first 90-day period following the occurrence of that event, and the rate will increase by an additional 0.50% during each subsequent 90-day period, up to a maximum increase of 1.0%. When this event is cured and no other event identified in clause (1) or (2) has occurred, the interest rate will be reduced to its initial rate.

    While we have summarized all the material provisions of the exchange and registration rights agreement, this summary is subject to, and is qualified in its entirety by reference to, all the provisions of the exchange and registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

SUBSIDIARY GUARANTEES

    The Guarantors will fully, unconditionally, jointly and severally guarantee Holdings' obligations under the Notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) either:
       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture reasonably satisfactory to the trustee; or
       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

    The Subsidiary Guarantee of a Guarantor will be released:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation), if Holdings applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the indenture; or

    (2) in connection with any sale of all of the capital stock of a Guarantor, if Holdings applies the Net Proceeds of that sale in accordance with the applicable provisions of the indenture; or

    (3) if Holdings designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the indenture.

    See "--Repurchase at the Option of Those Holding Notes--Asset Sales."

SUBORDINATION

    The payment of principal, premium and interest, if any, on the Notes will be subordinated to the prior payment in full in cash of all Senior Debt of Holdings.

    The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Holdings:

    (1) in a liquidation or dissolution of Holdings;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of Holdings' assets and liabilities.

    Holdings also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

    (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default from Holdings or the holders of any Designated Senior Debt.

    Payments on the Notes may and shall be resumed:
    (1) in the case of a payment default, upon the date on which such default is cured or waived; and
    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new payment blockage notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior payment blockage notice.

    No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 180 days.

    Holdings must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Holdings, Holders of the Notes may recover less ratably than creditors of Holdings who are holders of Senior Debt. See "Risk Factors--As a result of the subordination provisions of the outstanding notes and exchange notes, you may not receive payment on your notes if we are involved in a bankruptcy or similar proceeding."

OPTIONAL REDEMPTION

    On or before February 15, 2002, Holdings may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the indenture at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

    (1) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings and its Subsidiaries); and
    (2) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

    Except pursuant to the preceding paragraph, the Notes will not be redeemable at Holdings' option prior to February 15, 2004.

    On or after February 15, 2004, Holdings may redeem all or a part of the Notes upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

YEAR                                                                                                   PERCENTAGE
-----------------------------------------------------------------------------------------------------  -----------
2004.................................................................................................     105.438%
2005.................................................................................................     103.625%
2006.................................................................................................     101.813%
2007 and thereafter..................................................................................     100.000%

REPURCHASE AT THE OPTION OF THOSE HOLDING NOTES

    CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of Notes will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the change of control offer. In the change of control offer, Holdings will offer a change of control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, Holdings will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the change of control payment date specified in such notice, pursuant to the procedures required by the indenture and described in such notice. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the change of control payment date, Holdings will, to the extent lawful:

    (1) accept for payment all Notes or portions thereof properly tendered pursuant to the change of control offer;

    (2) deposit with the paying agent an amount equal to the change of control payment in respect of all Notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Holdings.

    The paying agent will promptly mail to each Holder of Notes so tendered the change of control payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

    Subject to the third succeeding paragraph, the provisions described above that require Holdings to make a change of control offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the Notes to require that Holdings repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    Holdings' outstanding Senior Debt currently prohibits Holdings from purchasing any Notes, and also provides that certain change of control events with respect to Holdings would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which Holdings becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Holdings is prohibited from purchasing Notes, Holdings could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing Notes. In such case, Holdings' failure to purchase tendered Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of Notes.

    Holdings will not be required to make a change of control offer upon a Change of Control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by Holdings and purchases all Notes validly tendered and not withdrawn under such change of control offer.

    Notwithstanding the foregoing, Holdings shall not be required to make a change of control offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an alternate offer to purchase any and all Notes validly tendered at a cash price equal to or higher than the change of control payment and has purchased all Notes properly tendered in accordance with the terms of the alternate offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase substantially all, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Holdings to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) such fair market value is determined by Holdings' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and
    (3) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:
       (a) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet), of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from further liability; and
       (b) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings may apply such Net Proceeds at its option:

    (1) to repay Senior Debt;

    (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

    (3) to make a capital expenditure; or

    (4) to acquire other long-term assets that are used or useful in a Permitted Business.
Pending the final application of any such Net Proceeds, Holdings may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

    When the aggregate amount of Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph exceeds $10.0 million, Holdings will make an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the excess proceeds. The offer price in any asset sale offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any excess proceeds remain after consummation of an asset sale offer, Holdings may use such excess proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such asset sale offer exceeds the amount of excess proceeds, the trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each asset sale offer, the amount of excess proceeds shall be reset at zero.

    Notwithstanding the immediately preceding paragraphs, Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:
    - at least 75% of the consideration for such Asset Sale constitutes long-term assets that are used or useful in a Permitted Business ("Qualified Proceeds") and/or Cash Equivalents and
    - such Asset Sale is for fair market value; PROVIDED that any consideration not constituting long-term assets that are used or useful in a Permitted Business received by Holdings or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute excess proceeds subject to the provisions of the preceding paragraphs.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

    (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

    (2) if the Notes are not so listed, on a pro rata basis, by lot or by a method as the trustee shall deem fair and appropriate.

    No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

COVENANTS

    RESTRICTED PAYMENTS

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings' or any of its Restricted Subsidiaries' Equity Interests in their capacity as direct or indirect holders of Holdings' or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings or any Restricted Subsidiary of Holdings (other than any Equity Interests of Holdings or any direct or indirect parent of Holdings or any Restricted Subsidiary of Holdings owned by Holdings or any Restricted Subsidiary of Holdings);

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than the Notes), except a payment of interest or principal at the Stated Maturity thereof or as a mandatory sinking fund payment; or

    (4) make any Restricted Investment (all payments and other actions set forth in clauses (1) through (4) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and
    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of

       (a) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from January 1, 1999 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

       (b) 100% of the aggregate net cash proceeds received by Holdings since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Holdings), plus

       (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (without duplication of amounts included in Consolidated Net Income at any time after the date of the indenture) (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

    The preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness of Holdings or any Guarantor or of any Equity Interests of Holdings or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Holdings or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment of any dividend by a Restricted Subsidiary of Holdings to the holders of all of its common Equity Interests on a pro rata basis;

    (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

    (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings held by (A) any director of Holdings or member of Holdings' (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the indenture or (B) any employee of Holdings or any of its Subsidiaries upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period;

    (7) the defeasance, redemption or repurchase of any Disqualified Stock of Holdings or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to Holdings or a Subsidiary of Holdings) of Disqualified Stock of Holdings or such Restricted Subsidiary, respectively; PROVIDED that: (A) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and (C) such Disqualified Stock is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

    (8) the making of loans by Holdings or any of its Restricted Subsidiaries to officers or directors of Holdings; PROVIDED that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million; and

    (9) so long as no Default or Event of Default is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock or Disqualified Stock issued in connection with the acquisition of assets or a Permitted Business; PROVIDED that the aggregate amount of such Defeasance, redemption or repurchase payments shall not exceed $5.0 million.

    The amount of all Restricted Payments (other than cash) and proceeds received in exchange for Asset Sales (other than cash) shall be the fair market value on the date of the Restricted Payment or date of receipt of proceeds of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Holdings shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this covenant; PROVIDED in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt), and Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED that Holdings and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and Holdings may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the incurrence by Holdings and any Restricted Subsidiary of Indebtedness and letters of credit under our senior credit facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and its Restricted Subsidiaries thereunder) in an aggregate principal amount at any one time not to exceed $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Holdings or any of its Subsidiaries since the date of the indenture to repay Indebtedness under our senior credit facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Those Holding Notes--Asset Sales";

    (2) the incurrence by Holdings and the Restricted Subsidiaries of Indebtedness represented by the outstanding notes, Existing Indebtedness, the exchange notes and the Subsidiary Guarantees thereof;

    (3) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

    (4) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) of this paragraph;

    (5) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries; provided that:
       (a) if Holdings or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Holdings, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and
       (b) - any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary thereof and

           - any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary thereof;
       shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

    (6) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding or foreign currency exchange rate risk;

    (7) the guarantee by Holdings or any of the Restricted Subsidiaries of Indebtedness of Holdings or a Restricted Subsidiary of Holdings that was permitted to be incurred by another provision of this covenant;

    (8) indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Holdings or a Guarantor in the ordinary course of business;

    (9) Indebtedness arising from guarantees of Indebtedness of Holdings or any Subsidiary or the agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

    (10) Indebtedness of a Receivables Subsidiary that is non-recourse to Holdings or any other Restricted Subsidiary of Holdings (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

    (11) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; and

    (12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; PROVIDED in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Holdings will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

    NO SENIOR SUBORDINATED DEBT

    Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Holdings and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

    LIENS

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Liens solely on the assets of Unrestricted Subsidiaries and Permitted Liens, unless all payments due under the indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; PROVIDED that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to Holdings or any of Holdings' Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Holdings or any of Holdings' Restricted Subsidiaries;

    (2) make loans or advances to Holdings or any of Holdings' Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to Holdings or any of Holdings' Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1) our senior credit facility and Existing Indebtedness, in each case, as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in our senior credit facility or such Existing Indebtedness, as in effect on the date of the indenture;

    (2) the indenture, the outstanding notes and the exchange notes;

    (3) applicable law;

    (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

    (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

    (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

    (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

    (8) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of Holdings or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

    (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (12) any other security agreement, installment or document relating to Senior Debt hereafter in effect; PROVIDED that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are, in the aggregate, no more restrictive or adverse to the holders of the Notes than those encumbrances or restrictions imposed in connection with our senior credit facility as in effect on February 10, 1999; and

    (13) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, in each case, otherwise permitted by the indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    Holdings may not, directly or indirectly:

    (1) consolidate or merge with or into another Person (whether or not Holdings is the surviving corporation); or

    (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Holdings' properties or assets (determined on a consolidated basis for Holdings and its Restricted Subsidiaries), in one or more related transactions, to another Person; unless:

       (1) either: (a) Holdings is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
       (2) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Holdings under the Notes, the indenture and the exchange and registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;
       (3) immediately after such transaction no Default or Event of Default exists (including, without limitation, after giving effect to any Liens incurred, assumed or granted in connection with or in respect of such transaction); and

       (4) Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings):

           (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction; and
           (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and any of its Wholly Owned Subsidiaries, and Holdings may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Holdings in another jurisdiction to realize tax or other benefits without complying with the provisions of clauses (3) or (4) above.

    TRANSACTIONS WITH AFFILIATES

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, unless:
    (1) such affiliate transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

    (2) Holdings delivers to the trustee:

       (a) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such affiliate transaction complies with this covenant and that such affiliate transaction has been approved by a majority of the disinterested members of the Board of Directors; and

       (b) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such affiliate transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The following items shall not be deemed to be affiliate transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) any employment agreement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Holdings or such Restricted Subsidiary;

    (2) transactions between or among Holdings and/or its Restricted
       Subsidiaries;

    (3) any sale or other issuance of Equity Interests (other than Disqualified Stock of Holdings)

    (4) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments";

    (5) the payment of fees and expenses to Vestar Capital Partners or any of its Affiliates

       - pursuant to the management agreement dated July 23, 1997 between Holdings and Vestar as in effect on February 10, 1999;

       - pursuant to any amended, supplemented or replacement management agreement; PROVIDED that the terms of any such amended, supplemented or replacement management agreement are not, with respect to the payment of fees and expenses to Vestar and its Affiliates, more favorable to Vestar or any of its Affiliates than the existing management agreement; and

       - consisting of advisory, investment banking or similar fees in connection with acquisitions or other corporate transactions in an amount not to exceed 1.0% of the value of any such transaction; and

    (6) the payment by Holdings or any Restricted Subsidiary of amounts pursuant to the Buonanno Agreement as in effect on February 10, 1999.

    ADDITIONAL SUBSIDIARY GUARANTEES

    If Holdings or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property or assets in excess of $500,000 to any domestic Restricted Subsidiary that is not a Guarantor, or if Holdings or any of its Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date of the indenture with a book value in excess of $500,000, then that newly acquired or created domestic Restricted Subsidiary must become a Guarantor and shall:

    - execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Holdings' obligations under the Notes and the indenture on the terms set forth in the indenture and
    - deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to normal exceptions. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at the fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

    SALE AND LEASEBACK TRANSACTIONS

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that Holdings or any Restricted Subsidiary of Holdings that is a Guarantor may enter into a sale and leaseback transaction if:

    (1) Holdings or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens";

    (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of such sale and leaseback transaction; and

    (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Holdings applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Those Holding Notes--Asset Sales."

    ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED SUBSIDIARIES

    Holdings will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Holdings to any Person (other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings), unless the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Those Holding Notes--Asset Sales."

    ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    Holdings will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Holdings unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

    Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "--Additional Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the indenture.

    BUSINESS ACTIVITIES

    Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent that any such business would not be material to Holdings and its Subsidiaries, taken as a whole.

    PAYMENTS FOR CONSENT

    Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes UNLESS such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    Whether or not required by the Securities and Exchange Commission, so long as any Notes are outstanding, Holdings will furnish to the Holders of Notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Holdings were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Holdings' certified independent accountants; and

    (2) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Holdings were required to file these reports.

    In addition, whether or not required by the Securities and Exchange Commission, Holdings will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations (unless the Securities and Exchange Commission will not accept the filing) and make such information available to securities analysts and prospective investors upon request.

    These reporting obligations will not apply so long as Holdings is in compliance with its obligations set forth under "--Registration Covenant; Exchange Offer," and the exchange offer registration statement contains all of the financial and other information otherwise required by Forms 10-K and 10-Q for the year ended December 31, 1998 and the three months ending March 31, 1999, respectively, Holdings shall not be required to file with the Commission or otherwise provide an annual report on Form 10-K or a quarterly report on Form 10-Q for the year ended December 31, 1998 or the quarter ending March 31, 1999, respectively.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    (1) default for a continued period of 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the indenture;

    (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the indenture;

    (3) failure by Holdings or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Those Holding Notes--Change of Control" or "--Asset Sales";

    (4) failure by Holdings or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in the indenture;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:
       (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity; or
       (b) results in the acceleration of such of Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default described in paragraph (a) above or the maturity of which has been so accelerated, aggregates $5.0 million or more;

    (6) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (7) except as permitted by the indenture, any Guarantor's Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

    (8) certain events of bankruptcy or insolvency with respect to Holdings or any of its Restricted Subsidiaries.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holdings, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the Notes to be due and payable immediately.

    Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    Holdings is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Holdings is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Holdings or any Guarantor, as such, shall have any liability for any obligations of Holdings or the Guarantors under the Notes, the indenture, the Guarantors' Guarantees or for any claim based on, in respect of, or by reason of,

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such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Holdings may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

    (2) Holdings' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee, and Holdings' obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the indenture.

    In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings and the Guarantors released with respect to certain covenants that are described in the indenture and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or covenant defeasance:

    (1) Holdings must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity or on the applicable redemption date, as the case may be, and Holdings must specify whether the Notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, Holdings shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of covenant defeasance, Holdings shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

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    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
    (5) Such Legal Defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Holdings or any of its Restricted Subsidiaries is a party or by which Holdings or any of its Restricted Subsidiaries is bound;

    (6) Holdings must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) Holdings must deliver to the trustee an officers' certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders of Notes over the other creditors of Holdings with the intent of defeating, hindering, delaying or defrauding creditors of Holdings or others; and

    (8) Holdings must deliver to the trustee an officers' certificate stating that all conditions precedent relating to the Legal Defeasance or the covenant defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

    (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Those Holding Notes");

    (3) reduce the rate of or change the time for payment of interest on any Note;

    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

    (5) make any Note payable in money other than that stated in the Notes;

    (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

    (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Those Holding Notes");

    (8) amend, change or modify in any material respect the obligation of Holdings to make and consummate a change of control offer in the event of a Change of Control or make and consummate an asset sale offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

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    (9) release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture; or

    (10) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination (including the related definitions) that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

    Notwithstanding the preceding, without the consent of any Holder of Notes, Holdings and the trustee may amend or supplement the indenture or the Notes:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

    (3) to provide for the assumption of Holdings' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Holdings' assets;

    (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

GOVERNING LAW

    The indenture, the Notes and the Guarantors' Guarantees will be governed by the laws of the State of New York.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of Holdings or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of Notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFINITIONS

    "ACQUIRED DEBT" means, with respect to any specified Person:
    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

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    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    "ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any property, assets or rights, other than sales or leases of inventory in the ordinary course of business consistent with past practices; PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Those Holding Notes--Change of Control" and/or the provisions described above under the caption "--Covenants--Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of Equity Interests by any of Holdings' Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million in any consecutive 12-month period;

    (2) a transfer of assets between or among Holdings and its Wholly Owned Restricted Subsidiaries;

    (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to Holdings or to another Wholly Owned Restricted Subsidiary;

    (4) disposals or replacements of obsolete equipment or Cash Equivalents in the ordinary course of business;

    (5) a Restricted Payment or a Permitted Investment that is permitted by the covenant described above under the caption "--Covenants--Restricted Payments"; and

    (6) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction.

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular person (as such term is used in Section 13(d)(3) of the Exchange Act), such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

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    "BUONANNO AGREEMENT" means a consulting, advisory or similar agreement to be entered into between Holdings and Vincent J. Buonanno providing for payments of fees in an aggregate amount not to exceed $1.0 million, plus expense reimbursement.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

    (1) in the case of a corporation, all corporate stock (however designated);

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means:

    (1) United States dollars;

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper and other securities having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition; and

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole to any person (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

    (2) the adoption of a plan relating to the liquidation or dissolution of Holdings;

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than (a) 50% of the

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       Voting Stock of Holdings or (b) 35% of the Voting Stock of Holdings and
       such Person Beneficially Owns a greater percentage of the Voting Stock of Holdings than the Principals, in either case (a) or (b), measured by voting power rather than number of shares;

    (4) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or

    (5) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS:

    (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS
    (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS
    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, interest on guaranteed indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (4) fees and expenses paid to Vestar or any of its Affiliates pursuant to the management agreement dated July 23, 1997 between Holdings and Vestar during such period in an aggregate amount not to exceed $1.0 million; PLUS

    (5) charges classified and reflected as non-recurring on February 10, 1999 and for any other such period, in each case, on Holdings' consolidated financial statements prepared in accordance with GAAP; PLUS

    (6) amounts paid pursuant to the Buonanno Agreement (to the extent not already included in (7) below) during such period; PLUS

    (7) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; MINUS

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    (8) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Holdings shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions received in cash by the specified Person or a Restricted Subsidiary thereof; PROVIDED that if such Restricted Subsidiary is not a Guarantor, the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to Holdings' direct and indirect pro rata portion of the outstanding Equity Interests in such Restricted Subsidiary;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded;

    (5) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of the indenture; and

    (6) for purposes of the "Restricted Payments" covenant, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of:
    (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; PLUS
    (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid

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       only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holdings who:
    (1) was a member of such Board of Directors on the date of the indenture; or
    (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR DEBT" means (1) the Obligations of Holdings under our senior credit facility and (2) any other Senior Debt permitted under the indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Holdings as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Covenants--Restricted Payments."

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means the Obligations of Holdings and its Restricted Subsidiaries in existence on the date of the indenture (including amounts outstanding under our senior credit facility on such date), until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:
    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; PLUS
    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (other than Capital Lease Obligations); PLUS
    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

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    (4) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person and on any series of preferred stock of any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or payable to Holdings or a Restricted Subsidiary of Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income (including any pro forma expense and cost reductions attributable to the assets acquired calculated on a basis consistent with the standard set forth in Regulation S-X under the Act as in effect on the date of the indenture);

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture; PROVIDED that all reports and other financial information provided by Holdings to the holders of the Notes, the trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

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    "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

    "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "GUARANTORS" means each of:

    (1) Russell-Stanley Corp., Container Management Services, Inc., New England Container Co., Inc., Russell-Stanley, Inc., RSLPCO, Inc. and Russell-Stanley, L.P.; and

    (2) any other subsidiary that executes a Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.
    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
    (2) and other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates.

    "HOLDER" means a Person in whose name a Note is registered.
    "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

    (1) in respect of borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) in respect of banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

    (6) representing any Hedging Obligations; or
    (7) representing any Disqualified Stock of such Person and any preferred stock issued by a Restricted Subsidiary of such Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock and preferred stock of a Restricted Subsidiary) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

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    The amount of any Indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

    (2) the maximum fixed redemption or repurchase price, in the case of Disqualified Stock of such Person;

    (3) the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of preferred stock of a Restricted Subsidiary of such Person; and

    (4) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Covenants--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends and Disqualified Stock dividends, excluding, however:
    (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

    (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain.

    "NET PROCEEDS" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

    "NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means the business of Holdings and its Restricted Subsidiaries conducted on the date of the indenture and businesses ancillary or reasonably related thereto.

    "PERMITTED INVESTMENTS" means:

    (1) any Investment in Holdings or in a Restricted Subsidiary of Holdings;

    (2) any Investment in Cash Equivalents;

    (3) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment:
       (a) such Person becomes a Restricted Subsidiary of Holdings; or
       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Those Holding Notes--Asset Sales" or any transaction not constituting an Asset Sale by reason of the $2.0 million threshold contained in the definition thereof;

    (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

    (6) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6), not exceed $10.0 million at any one time outstanding;

    (7) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors of customers; and

    (8) Investments by Holdings or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction.

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
    "PERMITTED JUNIOR SECURITIES" means: (1) Equity Interests in Holdings or any Guarantor; or (2) debt securities of Holdings or any Guarantor that (A) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to of the indenture and (B) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

    "PERMITTED LIENS" means:

    (1) Liens on the assets of Holdings and any Restricted Subsidiary securing Indebtedness and other Obligations under our senior credit facility that were permitted by the terms of the indenture to be incurred;

    (2) Liens in favor of Holdings or any Restricted Subsidiary;
    (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings;

    (4) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

    (7) Liens existing on the date of the indenture;
    (8) Liens on Assets of any Restricted Subsidiary to secure Senior Debt of such Restricted Subsidiary that was permitted by the indenture to be incurred;
    (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (10) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; PROVIDED that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens that the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

    (11) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (12) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

    (14) Liens on assets of a Receivables Subsidiary granted in connection with a Qualified Receivables Transaction;

    (15) Liens securing Hedging Obligations;

    (16) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such lease; and

    (17) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary of Holdings with respect to obligations that, together with all other Liens incurred pursuant to this clause (17), do not exceed $5.0 million at any one time outstanding.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:
    (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
    (4) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

    "PRINCIPALS" means Vestar Capital Partners and its Affiliates.

    "PUBLIC EQUITY OFFERING" means any underwritten public offering of common stock of Holdings in which the gross proceeds to Holdings are at least $35.0 million.

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
    "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to Holdings or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by Holdings or any Restricted Subsidiary pursuant to which Holdings or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

    "RECEIVABLE SUBSIDIARY" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness of any other Obligations (contingent or otherwise) of which

    - is guaranteed by Holdings or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) constituting Standard Securitization Undertakings),

    - is recourse to or obligates Holdings or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or

    - subjects any property or asset of Holdings or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither Holdings nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Holdings or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither Holdings nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of Holdings shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SENIOR CREDIT FACILITY" means the Fifth Amended and Restated Credit Agreement, dated as of February 10, 1999, among Holdings and its Subsidiaries, as borrowers, the lenders listed therein and BankBoston, N.A., as administrative agent, and Goldman Sachs Credit Partners L.P., as syndication agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "SENIOR DEBT" means:

    (1) all Indebtedness outstanding under our senior credit facility, and all Hedging Obligations with respect thereto;

    (2) any other Indebtedness permitted to be incurred by Holdings or a Guarantor under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Holdings; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by Holdings;

    (2) any Indebtedness of Holdings to any of its Subsidiaries or other Affiliates;

    (3) any trade payables; or

    (4) any Indebtedness that is incurred in violation of the indenture.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date of the indenture.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by Holdings or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt;

    (2) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings;

    (3) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries.

    Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Covenants-- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Holdings shall be in default of such covenant. The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
    "VOTING STOCK" of any Person means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
    (2) the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Stock.
    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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                      U.S. FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

EXCHANGE OF NOTES

    The following summary describes the material United States federal income tax consequences of the exchange offer. The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to you. Consequently, no gain or loss will be recognized by you upon receipt of an exchange note, the holding period of the exchange notes will include the holding period of the outstanding note and the basis of the exchange notes will be the same as the basis of the outstanding note immediately before the exchange.

    IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes that the broker-dealer had acquired as a result of market-making activities or other trading activities. To the extent the broker-dealer participates in the exchange offer and so notifies us in writing, we have agreed that for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to the broker-dealer for use in connection with resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at prevailing market prices at the time of resale, at prices related to these prevailing market prices or at negotiated prices. These resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions. Any broker-dealer that resells exchange notes that were received by it for its own account and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any profit on any resales of exchange notes and any commissions or concessions received by any these persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933.

    We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealers, subject to prescribed limitations, and will indemnify you against liabilities that may arise under the Securities Act of 1933.

    By its acceptance of the exchange offer, any broker-dealer that receives exchange notes agrees to notify us prior to using the prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements in it not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of this prospectus until we have notified the broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to the broker-dealer.

                                 CAPITALIZATION

    In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes. The exchange notes will evidence the same indebtedness as the outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization. This table should be read in conjunction with the financial statements and related notes included in this prospectus.

    The following table sets forth our unaudited consolidated capitalization as of March 31, 1999 on an actual basis.

(IN MILLIONS)                                                                                      MARCH 31, 1999
                                                                                                   ---------------
                                                                                                       ACTUAL
                                                                                                   ---------------
Cash and cash equivalents........................................................................     $     1.8
                                                                                                        -------
Long-term debt:
  Senior credit facility.........................................................................          44.4
  Outstanding notes (issued at 99.248% of their face amount).....................................         148.9
                                                                                                        -------
    Total long-term debt.........................................................................         193.3
                                                                                                        -------
Stockholders' equity:
  Additional paid in capital.....................................................................          70.2
  Other..........................................................................................         (36.9)
                                                                                                        -------
    Total stockholders' equity...................................................................          33.3
                                                                                                        -------
Total capitalization.............................................................................     $   226.6
                                                                                                        -------
                                                                                                        -------

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma consolidated financial data has been derived by the application of pro forma adjustments to our historical financial statements for the year ended December 31, 1998 and the three months ended March 31, 1999. The pro forma adjustments give effect to:

    - our acquisition of New England Container,

    - the offering of the outstanding notes and the initial borrowings under our senior credit facility that we entered into concurrently with the offering of the outstanding notes and

    - the application of the proceeds from the offering of the outstanding notes and the initial borrowings under our senior credit facility (net of fees and expenses) to repay a portion of our outstanding long-term indebtedness.

    The unaudited pro forma consolidated statements of operations give effect to the transactions described above as if they had occurred on January 1, 1998. The adjustments, which are based upon available information and upon assumptions that management believes are reasonable, are described in the accompanying notes. The unaudited pro forma consolidated financial data does not purport to represent what our financial position or results of operations would actually have been had the transactions described above in fact occurred on the assumed dates or to project our results of operations for any future date or period.

    The acquisition reflected in the unaudited pro forma consolidated financial data has been accounted for using the purchase method of accounting.

    The unaudited pro forma consolidated statements of operations do not include any adjustments for anticipated cost savings or other operating improvements. See "Business-- Business Strategy."

    This unaudited pro forma consolidated financial data should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included in this prospectus.

                         RUSSELL-STANLEY HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                    (A)           (B)         ACQUISITION       FINANCING
(DOLLARS IN MILLIONS)                           HISTORICAL    ACQUISITION     ADJUSTMENTS      ADJUSTMENTS     PRO FORMA
                                                -----------  -------------  ---------------  ---------------  -----------
Net sales:
  Container manufacturing division............   $   227.4     $      --       $      --        $      --      $   227.4
  Services division...........................        46.6          10.5              --               --           57.1
                                                -----------        -----           -----            -----     -----------
  Total net sales.............................       274.0          10.5              --               --          284.5
Cost of sales.................................       213.2           7.5              --               --          220.7
                                                -----------        -----           -----            -----     -----------
Gross profit..................................        60.8           3.0              --               --           63.8
Selling, general and administrative
  expenses....................................        42.9           2.4            (0.1)(c)           --           45.2
Non-recurring charges.........................         6.2            --                                             6.2
                                                -----------        -----           -----            -----     -----------
Income (loss) from operations.................        11.7           0.6             0.1               --           12.4
Interest expense..............................        16.0           0.2                              4.3(d)        20.5
Other (income) expense, net...................         0.5           1.5            (1.5)(e)                         0.5
                                                -----------        -----           -----            -----     -----------
Income (loss) before income taxes and
  extraordinary items.........................        (4.8)         (1.1)            1.6             (4.3)          (8.6)
Provision (benefit) for income taxes..........        (0.5)         (0.2)           (0.2)(f)         (1.8)(f)       (2.7)
                                                -----------        -----           -----            -----     -----------
Income (loss) before extraordinary items
  (g).........................................   $    (4.3)    $    (0.9)      $     1.8        $    (2.5)     $    (5.9)
                                                -----------        -----           -----            -----     -----------
                                                -----------        -----           -----            -----     -----------
Other data (h):
  Pro forma ratio of earnings to fixed charges
    (i).......................................                                                                        --

                         RUSSELL-STANLEY HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999

                                                                                             FINANCING
(DOLLARS IN MILLIONS)                                                        HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                             -----------  ---------------  -----------
Net sales:
  Container manufacturing division.........................................   $    56.0      $              $    56.0
  Services division........................................................        14.9                          14.9
                                                                                  -----          -----          -----
  Total net sales..........................................................        70.9                          70.9
Cost of sales..............................................................        52.9                          52.9
                                                                                  -----          -----          -----
Gross profit...............................................................        18.0                          18.0
Selling, general and administrative expenses...............................        12.6                          12.6
                                                                                  -----          -----          -----
Income from operations.....................................................         5.4                           5.4
Interest expense...........................................................         4.6            0.8(d)         5.4
Other (income) expense, net................................................         0.1                           0.1
                                                                                  -----          -----          -----
Income (loss) before income taxes and extraordinary items..................         0.7           (0.8)          (0.1)
Provision (benefit) for income taxes.......................................         0.4           (0.3)(f)        0.1
                                                                                  -----          -----          -----
Income (loss) before extraordinary items (g)...............................   $     0.3      $    (0.5)     $    (0.2)
                                                                                  -----          -----          -----
                                                                                  -----          -----          -----
Other data (h):
  Pro forma ratio of earnings to fixed charges (i).........................                                        --

                         RUSSELL-STANLEY HOLDINGS, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Represents historical consolidated results of operations, including the results of operations of New England Container from the date of acquisition.

(b) Represents the pre-acquisition operations of New England Container which was acquired on July 23, 1998.

(c) Represents the net effect of applying purchase accounting to selling, general and administrative expenses in connection with our acquisition of New England Container, as follows:

                                                                                                   FISCAL
                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                                    1998
                                                                                               ---------------
(IN MILLIONS)
Amortization expense (1).....................................................................     $     0.1
Deferred acquisition costs (2)...............................................................          (0.2)
                                                                                                      -----
  Total......................................................................................     $    (0.1)
                                                                                                      -----
                                                                                                      -----

------------------------

    (1) Represents the increase in amortization expense for the amortization of goodwill related to our acquisition of New England Container. Goodwill is amortized over 40 years.

    (2) Represents the application of purchase accounting to pre-acquisition compensation agreements.

(d) Represents the net adjustment to interest expense as a result of the initial borrowings under our senior credit facility and the issuance of the outstanding notes, calculated as follows:

                                                                            FISCAL
                                                                          YEAR ENDED
                                                                         DECEMBER 31,      THREE MONTHS ENDED
                                                                             1998            MARCH 31, 1999
                                                                        ---------------  -----------------------
(IN MILLIONS)
Senior credit facility (1)............................................     $     2.7            $     0.9
Outstanding notes (2).................................................          16.4                  4.1
Commitment fees (3)...................................................           0.4                  0.1
Amortization of deferred financing costs (4)..........................           1.0                  0.3
                                                                               -----                -----
Pro forma interest expense............................................          20.5                  5.4
Historical interest expense...........................................         (16.2)                (4.6)
                                                                               -----                -----
Net interest expense adjustment.......................................     $     4.3            $     0.8
                                                                               -----                -----
                                                                               -----                -----

------------------------

    (1) Represents interest on the initial borrowings of $4.7 million under the senior credit facility, using an assumed interest rate of 7.70% through February 9, 1999 and interest on average borrowings of $16.4 million, using an actual interest rate of 9.0% for the period February 10, 1999 to March 31, 1999. In addition this amount also represents interest on the $25.0 million term loan using the actual fixed interest rate of 9.48%.

    (2) Represents interest on the outstanding notes using an effective interest rate of 11.00%.

    (3) Represents a 0.5% commitment fee on the unused portion of our senior credit facility.

    (4) Deferred financing costs are amortized over the term of the related indebtedness (five years for the revolving credit facility and eight years for the term loan, each under our senior credit facility, and ten years for the outstanding notes).

                         RUSSELL-STANLEY HOLDINGS, INC.

(e) Represents the net effect of applying purchase accounting to eliminate New England Container non-recurring expenses that were incurred as a result of the acquisition as follows:

Bonuses paid immediately prior to acquisition....................................  $     0.9
Severance payment for early termination of employment agreement..................        0.5
Early termination of promissory note receivable..................................        0.1
                                                                                         ---
                                                                                   $     1.5
                                                                                         ---
                                                                                         ---

(f) Represents the tax effect on the pro forma adjustments at a 42% effective tax rate. In addition, acquisition adjustments include a pro forma tax adjustment to treat New England Container as a C-Corporation for federal and state income tax purposes for the pre-acquisition period.

(g) Income (loss) before extraordinary items excludes $0.8 million, net of taxes relating to deferred financing costs that we wrote-off as a result of the transactions.

(h) The following Other Data is provided to demonstrate the effect of the pro forma adjustments on the information set forth below.

                                                       FISCAL YEAR ENDED      THREE MONTHS ENDED MARCH
                                                       DECEMBER 31, 1998              31, 1999
                                                    ------------------------  ------------------------
                                                    HISTORICAL    PRO FORMA   HISTORICAL    PRO FORMA
                                                    -----------  -----------  -----------  -----------
(DOLLARS IN MILLIONS)
Cash flows from (used in):
  Operating activities............................   $    30.8    $    30.2    $    (8.0)   $    (8.5)
  Investing activities............................       (41.2)       (38.1)        (7.4)        (7.4)
  Financing activities............................        11.0          8.9         15.5         15.5

EBITDA (1)........................................        37.8         39.1         12.1         12.1
Adjusted EBITDA (1)...............................        44.9         46.2         12.3         12.3

Capital expenditures..............................        28.7         29.1          7.4          7.4
Pro forma ratio of Adjusted EBITDA to interest
  expense.........................................                      2.3x                      2.3x

------------------------

    (1) We define "EBITDA" as income (loss) before extraordinary items, plus interest expense, income tax expense (benefit) and depreciation and amortization. EBITDA does not represent, and should not be considered as an alternative to, net income or cash flow from operations as determined in accordance with GAAP, and our calculation therefore may not be comparable to that reported by other companies. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or operating performance, management understands that EBITDA is commonly used in evaluating a company's ability to service debt. EBITDA does not take into account our debt service requirements and other commitments and, accordingly, it does not necessarily represent amounts that may be available for discretionary uses. We define "Adjusted EBITDA" as EBITDA, plus non-recurring charges and management fees. Our borrowing arrangements permit us to add back these charges when we calculate our compliance with financial covenants contained in the indenture.

                         RUSSELL-STANLEY HOLDINGS, INC.

    The calculation of pro forma EBITDA and Adjusted EBITDA is as follows:

                                                                            FISCAL
                                                                          YEAR ENDED
                                                                         DECEMBER 31,     THREE MONTHS ENDED
                                                                             1998           MARCH 31, 1999
                                                                        ---------------  ---------------------
(IN MILLIONS)
Income (loss) before extraordinary items..............................     $    (5.9)          $    (0.2)
Interest expense......................................................          20.5                 5.4
Income tax expense (benefit)..........................................          (2.7)                0.1
Depreciation and amortization (excluding amortization of deferred
  financing costs)....................................................          27.2                 7.0
                                                                               -----               -----
EBITDA................................................................          39.1                12.3
Management fees paid to Vestar........................................           0.9                 0.2
Non-recurring charges.................................................           6.2                  --
                                                                               -----               -----
Adjusted EBITDA.......................................................     $    46.2           $    12.5
                                                                               -----               -----
                                                                               -----               -----

(i) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which we deem to be attributable to interest.

    The calculation of the pro forma ratios of earnings to fixed charges is as follows:

                                                                            FISCAL
                                                                          YEAR ENDED
                                                                         DECEMBER 31,     THREE MONTHS ENDED
                                                                             1998           MARCH 31, 1999
                                                                        ---------------  ---------------------
(DOLLARS IN MILLIONS)
Loss before taxes and extraordinary items.............................     $    (8.6)          $    (0.1)
Fixed charges:
  Interest expense....................................................          20.5                 5.4
  Rental expense......................................................           1.7                 0.4
Total fixed charges...................................................          22.2                 5.8
                                                                               -----               -----
Earnings..............................................................     $    13.6           $     5.7
                                                                               -----               -----
                                                                               -----               -----
Ratio of earnings to fixed charges (1)................................            --                  --

------------------------

    (1) Earnings were insufficient to cover fixed charges by $8.6 million for the fiscal year ended December 31, 1998 and $0.1 million for the three months ended March 31, 1999.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

    Set forth below is selected historical consolidated financial and other data as of and for the years ended, December 31, 1994, 1995, 1996, 1997 and 1998 and as of and for the three months ended March 31, 1999 and 1998. The data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 were derived from the consolidated financial statements and related notes audited by Deloitte & Touche LLP, independent auditors, which are included in this prospectus. The data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from our audited consolidated financial statements and related notes which are not included in this prospectus. The data as of and for the three months ended March 31, 1999 and 1998 were derived from the unaudited consolidated financial statements and related notes which are included in this prospectus and, in the opinion of management, have been prepared on a basis consistent with our audited financial statements and include all adjustments which consist only of normal recurring accruals, that are considered by management to be necessary for a fair presentation of this financial information.

    Russell-Stanley Holdings, Inc. was formed in July 1997 to serve as a holding company for Russell-Stanley Corp. and its subsidiaries. The transaction was accounted for in a method similar to a pooling of interests, and therefore the financial data presented below has been prepared from financial statements that include the operations of Russell-Stanley Holdings, Inc. and its subsidiaries as if they had been combined for all periods presented.

    We completed three acquisitions during 1997 and one acquisition during 1998, all accounted for under the purchase method of accounting. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Introduction."

    In conjunction with the integration of acquired entities and expansion of our operations, we developed a plan to streamline our operations and sales force and consolidate and relocate our corporate headquarters in order to improve operating efficiencies and reduce costs. As part of this plan, we recorded non-recurring charges of approximately $3.5 million during the year ended December 31, 1998 and $1.7 million during the three months ended March 31, 1999. These charges primarily include costs related to the closure of a container manufacturing facility, severance and other personnel related costs and the relocation of our corporate headquarters. Non-recurring charges for the year ended December 31, 1998 also include $2.7 million of costs associated with proposed acquisitions that were not consummated. See "Note 18--Non-Recurring Charges" in our financial statements included in this prospectus.

    In this table, the terms "EBITDA," "EBITDA Margin," "Adjusted EBITDA," and "ratio of earnings to fixed charges" have the meanings stated below:

    - We define "EBITDA" as income (loss) before extraordinary items, plus interest expense, income tax expense (benefit) and depreciation and amortization. We define "EBITDA Margin" as EBITDA divided by net sales. EBITDA does not represent, and should not be considered an alternative to, net income or cash flow from operations as determined in accordance with GAAP, and our calculation therefore may not be comparable to that reported by other companies. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or operating performance, management understands that EBITDA is commonly used in evaluating a company's ability to service debt. However, EBITDA does not take into account our debt service requirements and other commitments and, accordingly, does not necessarily represent amounts that may be available to us for discretionary uses.

    - We define "Adjusted EBITDA" as EBITDA plus non-recurring charges and management fees we pay to Vestar. See "Related Party Transactions." Our borrowing arrangements permit us to add back these charges when we calculate our compliance with financial covenants contained in the indenture.

    - For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before income taxes and extraordinary items plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which we deem to be attributable to interest. Earnings were insufficient to cover fixed charges in the year ended December 31, 1998 by $4.8 million.

    Historical data are not necessarily indicative of future results, and interim results are not necessarily indicative of the results for a full year. The data presented below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the financial statements of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation and the related notes included in this prospectus.

                                                                                                                   THREE
                                                                                                                MONTH PERIOD
                                                                FISCAL YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                                                     -----------------------------------------------------  --------------------
                                                       1994       1995       1996       1997       1998       1998       1999
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
(DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales:
  Container manufacturing division.................  $   126.3  $   138.8  $   141.9  $   161.1  $   227.4  $    63.6  $    56.0
  Services division................................         --         --         --       15.2       46.6        9.6       14.9
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total net sales................................      126.3      138.8      141.9      176.3      274.0       73.2       70.9
Cost of sales......................................       95.9      106.5      103.6      133.6      213.2       56.6       52.9
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.......................................       30.4       32.3       38.3       42.7       60.8       16.6       18.0
Selling, general and administrative expenses.......       21.6       21.4       24.3       26.8       42.9       11.1       12.6
Non-recurring charges..............................         --         --         --         --        6.2        1.7         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations.............................        8.8       10.9       14.0       15.9       11.7        3.8        5.4
Other expense, net.................................         --         --        0.3        0.2        0.5         --        0.1
Interest expense...................................        7.8        8.3        7.5        8.8       16.0        3.6        4.6
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary
  items............................................        1.0        2.6        6.2        6.9       (4.8)       0.2        0.7
Provision (benefit) for income taxes...............        0.8        1.2        2.5        2.9       (0.5)       0.1        0.4
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary items...........  $     0.2  $     1.4  $     3.7  $     4.0  $    (4.3) $     0.1  $     0.3
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA:
Cash flows from (used in):
  Operating activities.............................  $     2.6  $    14.0  $     4.4  $    17.7  $    30.8  $     4.3  $    (8.0)
  Investing activities.............................       (7.3)      (4.9)      (3.3)    (140.3)     (41.2)      (4.3)      (7.4)
  Financing activities.............................        4.8       (8.3)      (1.3)     122.5       11.0        0.5       15.5

EBITDA.............................................       15.6       17.1       19.6       25.8       37.8       10.1       12.1
EBITDA margin......................................       12.4%      12.3%      13.8%      14.6%      13.8%      13.8%      17.1%
Adjusted EBITDA....................................  $    15.9  $    17.4  $    19.9  $    26.2  $    44.9  $    12.0  $    12.3
Adjusted EBITDA margin.............................       12.6%      12.5%      14.0%      14.9%      16.4%      16.4%      17.3%

Capital expenditures...............................  $     6.2  $     4.8  $     3.3  $     9.9  $    28.7  $     4.3  $     7.4
Depreciation and amortization......................        6.8        6.2        5.9       10.1       26.6        6.3        6.8
Ratio of earnings to fixed charges.................        1.1x       1.3x       1.8x       1.8x        --         --         --

BALANCE SHEET DATA:
Working capital....................................  $    16.1  $    11.7  $    17.6  $    20.2  $    12.9  $    22.2  $    28.7
Property, plant and equipment, net.................       31.4       33.0       31.2       85.0       92.6       83.6       93.7
Total assets.......................................       96.2       88.4       88.8      245.5      258.3      247.2      270.8
Total debt.........................................       87.4       83.3       86.2      161.4      171.6      161.5      193.3
Redeemable preferred stock.........................       20.2       23.5       27.5         --         --         --         --
Total stockholders' equity (deficit):
  Additional paid-in capital.......................        7.6        7.6        7.6       69.1       70.2       69.1       70.2
  Other............................................      (19.9)     (21.8)     (22.1)     (30.3)     (36.7)     (30.6)     (36.9)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total stockholders' equity (deficit)...........      (12.3)     (14.2)     (14.5)      38.8       33.5       38.5       33.3

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
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

INTRODUCTION

    The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We believe that the industry will evolve to support a few participants who are able to provide a broad range of containers and related container services. As a result, we began pursuing, and in July 1997 began consummating, several acquisitions in furtherance of our goal to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. Each of these transactions was accounted for using the purchase method of accounting.

    CONTAINER MANAGEMENT SERVICES, INC. In July 1997, we acquired all the capital stock of Container Management Services. Container Management Services pioneered the businesses of plastic container leasing on a per use or round-trip basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. Container Management Services had revenues of approximately $17.8 million for the period from January 1, 1997 through July 23, 1997 and operated two facilities in South Carolina.

    HUNTER DRUMS LIMITED. In October 1997, we acquired substantially all of the capital stock of Hunter Drums Limited. Our acquisition of Hunter Drums Limited, which included an exclusive license to manufacture and sell the LR-1 drum in Canada, expands our geographic reach for plastic and steel drums. Located near Toronto, Hunter Drums Limited currently serves Ontario, Canada and parts of the Midwest and Northeast. Hunter Drums Limited had revenues of approximately $30.5 million for the period from January 1, 1997 through October 29, 1997 and operated two facilities in Canada.

    PLASTICS DIVISION OF SMURFIT PACKAGING CORPORATION. In November 1997, we acquired the plastics division of Smurfit Packaging Corporation. The acquisition of this division broadens our product line to include open-top drums as well as smaller plastic containers, including the 5- to 20-gallon size, and enhances our geographic reach and market position in the United States. The acquisition also provides meaningful operating efficiency opportunities. The plastics division of Smurfit Packaging Corporation had revenues of approximately $57.7 million for the period from January 1, 1997 through November 7, 1997 and operated a facility in each of New Jersey, Georgia, Illinois, Texas and Delaware.

    NEW ENGLAND CONTAINER CO., INC. In July 1998, we acquired all the capital stock of New England Container. New England Container provides our services division with entry into the steel drum reconditioning market. New England Container had revenues of approximately $10.5 million for the period from January 1, 1998 through July 23, 1998, and operated a facility in each of Rhode Island, Maryland and Virginia.

    Substantially all of our revenues are derived from sales of our products and services. Our expenses consist primarily of cost of sales, selling, general and administrative expenses and interest expense. The most significant component of cost of sales is our expense for purchases of HDPE resin, which is the principal raw material for plastic drums, and cold-rolled steel, which is the principal raw material for steel drums. Over a period of time, we generally pass changes in the prices for HDPE resin and cold-rolled steel through to our customers, resulting in relatively consistent gross profit margins on a per unit basis. Our results of operations are affected by the level of economic activity in the industries served by our customers, which in turn may be affected by the level of economic activity in the U.S. and foreign markets which they serve. Because we operate with little or no backlog, changes in economic activity, positive and negative, affect our

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
results of operations more quickly than these changes would affect the results of operations of a company that operated with a backlog. See "Risk Factors--We may not be able to obtain raw materials at all or at prices that allow us to maintain a positive cash flow" and "--A significant economic downturn, particularly one affecting the chemical industry, could have a material adverse effect on our results of operations."

    Although we anticipate minimal/flat growth in the overall steel drum market, we believe opportunities exist to increase our market share for our steel products mainly from

    - competitors,

    - companies exiting the business due to a lack of funds for investment in new products, equipment and environmental and quality initiatives and

    - geographic expansion.

    We expect plastic drum shipments in the United States to rise 2.4% annually through 2001, with gains being restrained as users of rigid industrial containers increasingly convert to IBCs. A typical IBC replaces the need for approximately five 55-gallon drums. Although we provide IBCs through our services division, currently, we do not manufacture IBCs and are evaluating options for obtaining the capacity to do so. We may decide not to pursue this capacity in the near future or at all. For a discussion of the related risks, see "Risk Factors--We may not be able to obtain raw materials at all or at prices that allow us to maintain a positive cash flow" and "--Increasing usage of rigid intermediate bulk containers could have a material adverse effect on our results of operations."

    The following discussion and analysis provides information that we believe is relevant to an understanding of our consolidated financial position and results of operations. The following discussion and analysis should be read in conjunction with our financial statements and the related notes included in this prospectus.

RESULTS OF OPERATIONS

    The following table sets forth, for each of the periods indicated, statement of operations data, expressed as a percentage of net sales:

                                                                                               THREE MONTHS ENDED
                                                                    FISCAL YEAR ENDED
                                                                      DECEMBER 31,                 MARCH 31,
                                                             -------------------------------  --------------------
                                                               1996       1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Net sales..................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of sales..............................................       73.0       75.8       77.8       77.3       74.6
Gross profit...............................................       27.0       24.2       22.2       22.7       25.4
Selling, general and administrative expenses...............       17.1       15.2       15.7       15.2       17.8
Income from operations.....................................        9.9        9.0        4.3        5.2        7.6
Interest expense...........................................        5.3        5.0        5.8        4.9        6.5
Income (loss) before taxes and extraordinary
  items....................................................        4.4        3.9       (1.8)       0.3        1.0
Income (loss) before extraordinary items...................        2.6        2.3       (1.6)       0.1        0.4

THREE MONTH PERIOD ENDED MARCH 31, 1999 COMPARED TO THREE MONTH PERIOD ENDED MARCH 31, 1998

NET SALES

    Net sales decreased 3.2% to $70.9 million for the three months ended March 31, 1999 from $73.2 million for the three months ended March 31, 1998. Our container manufacturing division's net sales declined 12% to $56.0 million for the three months ended March 31, 1999 from $63.6 million for the three months ended March 31, 1998, due primarily to selling price declines in response to lower raw material prices coupled with competitive pressures and, to a lesser extent, unit volume decreases. Net sales in our services division increased 55% to $14.9 million for the three months ended March 31, 1999 from $9.6 million for the three months ended March 31, 1998 due to the net sales of New England Container, which we acquired in July 1998, and growth in IBC leasing. Excluding the impact of the New England Container acquisition, our services division's net sales increased approximately 7%, despite competitive pressures which resulted in lower selling prices.

GROSS PROFIT

    Gross profit increased $1.4 million to $18.0 million for the three months ended March 31, 1999 from $16.6 million for the three months ended March 31, 1998, primarily from the benefit of lower raw material prices and a mix shift to the higher margin services business. Gross profit as a percentage of net sales improved to 25.4% for the three months ended March 31, 1999 from 22.7% for the three months ended March 31, 1998. Favorable raw material price trends, improvements in efficiency and the mix shift to our services division more than offset the effect of lower sales volume and prices.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses as a percentage of net sales increased to 17.7% for the three months ended March 31, 1999 from 15.3% for the three months ended March 31, 1998 primarily due to investments in information technology, logistics and sales and marketing infrastructure, as well as the relocation of our corporate headquarters and increased professional fees.

NON-RECURRING CHARGES

    In conjunction with the integration of acquired entities and expansion of our operations, we developed a plan to streamline our operations and sales force and consolidate and relocate our corporate headquarters in order to improve operating efficiencies and reduce costs. This plan began in March 1998 and was substantially completed during the first quarter of 1999. As part of this plan, we recorded restructuring, integration and other charges of approximately $1.7 million for the three months ended March 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance costs and other personnel related costs, the relocation of corporate headquarters and other miscellaneous costs. We did not record any non-recurring charges for the three months ended March 31, 1999.

INCOME FROM OPERATIONS

    Income from operations increased by $1.6 million to $5.4 million for the three months ended March 31, 1999 from $3.8 million for the three months ended March 31, 1998. Excluding the non-recurring charges we recorded in 1998, income from operations for the three months ended

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
March 31, 1999 would have been about the same as income from operations for the three months ended March 31, 1998.

OTHER EXPENSE, NET

    Other expense, net increased slightly to $0.1 million for the three months ended March 31, 1999 due to the continuing devaluation of the Canadian dollar, which adversely impacted the fair value of foreign exchange contracts.

INTEREST EXPENSE

    Interest expense was $4.6 million for the three months ended March 31, 1999 compared with $3.6 million for the three months ended March 31, 1998. The increase in interest expense is the result of increased debt levels associated with the acquisition of New England Container, capital spending investments, refinancing of our revolving credit loan and term loans and the offering of the outstanding notes in February 1999.

INCOME BEFORE TAXES AND EXTRAORDINARY ITEM

    Income before taxes and extraordinary item was $0.7 million for the three months ended March 31, 1999 compared to $0.2 million for the three months ended March 31, 1998. This increase is a result of the higher income from operations offset by increased interest expense.

PROVISION FOR INCOME TAXES

    The effective tax rate on income was 51.3% in 1999 and 40.8% in 1998. The increase in the effective tax rate is due to the non-deductible portion of goodwill associated with our 1997 and 1998 acquisitions and higher state and foreign income taxes.

INCOME BEFORE EXTRAORDINARY ITEM

    Income before extraordinary item was $0.3 million for the three months ended March 31, 1999 as compared to $0.1 million for the three months ended March 31, 1998. This increase is due to the higher income from operations offset by increased interest and income tax expenses.

EXTRAORDINARY ITEM

    As a result of the February 1999 refinancing of our revolving credit loan and term loans and the offering of the outstanding notes, we incurred an extraordinary charge of $1.2 million, or $0.8 million net of tax benefits, relating to the write-off of unamortized deferred financial costs.

NET INCOME (LOSS)

    Net (loss) was ($0.4) million for the three months ended March 31, 1999 compared to net income of $0.1 million for the three months ended March 31, 1998. This increase is a result of the increased net income before extraordinary item offset by a net extraordinary charge of $0.8 million.

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

    NET SALES

    Net sales increased 55.4% to $274.0 million in 1998 from $176.3 million in 1997. Our container manufacturing division's net sales rose 41.1% to $227.4 million in 1998 from $161.1 million in 1997, due primarily to the full year volume impact of our acquisitions of Hunter Drums Limited and the

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
plastics division of Smurfit Packaging Corporation. Our services division's net sales more than tripled to $46.7 million in 1998 from $15.2 million in 1997, due primarily to the full year volume impact of the Container Management Services acquisition and the net sales of New England Container since we acquired it in July 1998. Selling prices declined for both divisions, primarily in response to lower raw material prices coupled with competitive pressures.

    GROSS PROFIT

    Gross profit increased $18.1 million to $60.8 million in 1998 from $42.7 million in 1997, primarily from increased sales volume and the benefit of lower raw material prices. Gross profit as a percentage of net sales declined to 22.2% in 1998 from 24.2% in 1997. The effect of higher sales volume, favorable raw material prices and improvements in efficiency were more than offset by the impact of lower selling prices and a mix shift in our services division as the growth of IBC leasing outpaced the growth of drum leasing. In addition, gross profit as a percentage of sales was adversely impacted by short-term manufacturing inefficiencies as a result of the closure of a container manufacturing facility and the start-up of a co-located container manufacturing and services facility.

    SELLING, GENERAL & ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses as a percentage of net sales increased to 15.7% in 1998 from 15.2% in 1997 primarily due to investments in computer technology, logistics and sales and marketing infrastructure, as well as the relocation of our corporate headquarters. Additionally, higher consulting fees associated with integration activities related to the acquisitions we made in 1997 and 1998 and for other activities contributed to the increase.

    NON-RECURRING CHARGES

    In conjunction with the integration of acquired entities and expansion of our operations, we developed a plan to streamline our operations and sales force and consolidate and relocate our corporate headquarters in order to improve operating efficiencies and reduce costs. As part of this plan we recorded restructuring, integration and other charges of approximately $3.5 million for the year ended December 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance costs and other personnel related costs, the relocation of corporate headquarters, and other miscellaneous costs. Also included in non-recurring charges at December 31, 1998 are $2.7 million of costs associated with proposed acquisitions that were not consummated.

    OPERATING INCOME

    Operating income for 1998 decreased by $4.2 million to $11.7 million from $15.9 million in 1997 as a result of the non-recurring charges recorded in 1998. Excluding non-recurring charges, operating income would have increased $2.0 million as a result of increased gross profit partially offset by the increase in selling, general and administrative expenses.

    OTHER (INCOME) EXPENSE, NET

    Other (income) expense, net increased to $.5 million in 1998 from $.2 million in 1997, primarily due to the continuing devaluation of the Canadian dollar, which adversely impacted the fair value of foreign exchange contracts.

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
    INTEREST EXPENSE

    Interest expense was $16.0 million in 1998 compared with $8.8 million in 1997. The increase in interest expense is the result of increased debt levels associated with the acquisitions we made in 1997 and 1998 as well as our capital and debt restructurings in July and November 1997. See "--Recapitalization" and "Note 1--Organization and Basis of Presentation" in our financial statements included in this prospectus.

    INCOME (LOSS) BEFORE TAXES AND EXTRAORDINARY ITEMS

    In 1998, the income (loss) before taxes and extraordinary items was ($4.8) million as compared to income before taxes and extraordinary items of $6.9 million in 1997. This decrease is primarily as a result of the the increase in interest expense and the 1998 non-recurring charges.

FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

    NET SALES

    Net sales increased 24.2% to $176.3 million in 1997 from $141.9 million in 1996, reflecting unit volume growth as well as the impact of our acquisitions of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation. Our container manufacturing division's net sales rose 13.5% to $161.1 million in 1997 from $141.9 million in 1996. Excluding the impact of our acquisition of Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation, net sales in this division increased 3.9% in 1997 as compared to 1996 on unit volume growth, primarily in plastic drums, offset by a decline in selling prices. Our services division, which we created in 1997 with our acquisition of Container Management Services, had net sales of $15.2 million in 1997, reflecting Container Management Service's net sales since the date of the acquisition.

    GROSS PROFIT

    Gross profit increased $4.4 million to $42.7 million in 1997 from $38.3 million in 1996, resulting from increased unit volume. Gross profit as a percentage of net sales declined to 24.2% in 1997 from 27.0% in 1996 as improvements in productivity and efficiency as well as the effect of higher unit volume were more than offset by increased raw material costs for HDPE resin and lower customer selling prices due to intensified competition.

    SELLING, GENERAL & ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses as a percentage of net sales decreased to 15.2% in 1997 from 17.1% in 1996 due to higher net sales.

    OPERATING INCOME

    Operating income increased 13.6% to $15.9 million in 1997 from $14.0 million in 1996 as a result of the combination of the increase in gross profit partially offset by the increase in selling, general and administrative expenses.

    OTHER (INCOME) EXPENSE, NET

    Other (income) expense, net declined to $0.2 million in 1997 from $0.3 million in 1996. Unrealized losses on foreign exchange contracts was the primary component of the amount recorded in 1997. The write-down of an idled asset was the primary component of the amount recorded in 1996.

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
    INTEREST EXPENSE

    Interest expense increased 17.3% to $8.8 million in 1997 from $7.5 million in 1996. The increase in interest expense is the result of increasing debt levels to finance our acquisitions of Container Management Services, Hunter Drums Limited and the plastics division of Smurfit Packaging Corporation as well as the restructuring of our capital structure in July and November 1997. See "--Recapitalization" and "Note 1--Organization and Basis of Presentation" in our financial statements included in the back of this prospectus.

    INCOME BEFORE TAXES AND EXTRAORDINARY ITEMS

    Income before taxes and extraordinary items increased 11.3% to $6.9 million in 1997 from $6.2 million in 1996 as a result of the increase in operating income partially offset by the increase in interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal uses of cash are for capital expenditures, interest expense, working capital and acquisitions. We utilize funds generated from operations and borrowings to meet these requirements. For the years ended December 31, 1996, 1997 and 1998 and for the three months ended March 31, 1999, net cash generated by (used for) operating activities totaled approximately $4.4 million, $17.7 million, $30.8 million and $(8.0) million, respectively.

    For the years ended December 31, 1996, 1997 and 1998 and for the three months ended March 31, 1999, we made capital expenditures of approximately $3.3 million, $9.9 million, $28.7 million and $7.4 million, respectively. In 1998, our capital expenditures included approximately $14.7 million for purchases of containers for our leasing business, $8.5 million for ongoing maintenance and $5.5 million for productivity and growth initiatives. We currently have no capital commitments outside the ordinary course of business. Other significant investing activities included the acquisitions we made in 1997 and 1998. The aggregate cash purchase price for the acquisitions was $130.2 million in 1997 and $13.9 million in 1998. In addition, as part of the consideration for the acquisitions, in 1997 we issued 27,778 shares of non-voting exchangeable stock exchangeable into 27,778 shares of our common stock and in 1998 we issued 24,243 shares of our common stock.

    Our principal working capital requirements are to finance accounts receivable and inventories. As of March 31, 1999, we had net working capital of approximately $28.7 million, including $1.8 million of cash, $35.6 million of accounts receivable, $19.5 million of inventory, $5.9 million of other current assets and approximately $34.2 million of accounts payable, accrued expenses and the current portion of long-term indebtedness.

    Concurrently with the offering of the outstanding notes, we replaced our former senior credit agreement with our senior credit facility. Our former senior credit agreement provided for term and revolving indebtedness. Some of the term loans under our former senior credit agreement bore interest at fixed rates, and the revolving indebtedness as well as the other term loans bore interest at a combination of domestic source and Eurodollar borrowing rates which fluctuated based on our EBITDA and debt levels. At December 31, 1998, outstanding term loan indebtedness under our former senior credit agreement bore interest at a weighted average rate of 9.35% and outstanding revolving credit indebtedness bore interest at a weighted average rate of 9.00%. Our senior credit facility provides for a $25.0 million term loan and $75.0 million of revolving credit availability. See "Capitalization." The equivalent of U.S. $15.0 million of revolving indebtedness is available for borrowing in Canadian dollars by our Canadian subsidiary, Hunter Drums Limited. The term loan under our senior credit facility bears interest at 9.48% per annum. Revolving indebtedness under our senior credit facility bears interest at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on our EBITDA and debt levels currently. As of March 31, 1999, the revolving indebtedness under our senior credit facility bore interest at a weighted average rate of 8.75% per annum. The term loan under our senior credit facility matures in two equal installments in June 2006 and June 2007. The outstanding revolving indebtedness, and the revolving credit commitment, will mature in February 2004. See "Description of Senior Credit Facility."

    Based upon the current level of operations and revenue growth, our management believes that cash flow from operations and available cash, together with available borrowings under our senior credit facility, will be adequate to meet our future liquidity needs for at least the next several years. For a discussion of the factors that could cause us to have insufficient liquidity and the related risks, see "Risk Factors--Our substantial indebtedness could have a material adverse effect on our financial health and prevent us from fulfilling our obligations under the outstanding notes and exchange notes," "--If we cannot obtain the funds to make the significant capital expenditures that our business will require, we may not be able to maintain our current level of operations or grow our business" and "--We may not be able to obtain raw materials at all or at prices that allow us to maintain a positive cash flow."

RECAPITALIZATION

    In July 1997, we restructured our capital structure through the following transactions:

    - issuance of 1,222,221 shares of common stock in exchange for $54,999,940, resulting in additional paid-in capital of $54,987,718,

    - repurchase of 122,500 shares of common stock for $4,450,500,

    - repurchase of all outstanding senior subordinated notes for $29,257,638, including make whole payments of $3,025,858 and accrued interest of $240,080,

    - repurchase of $15.00/$17.50 cumulative exchangeable redeemable preferred stock (Series B) for $37,611,126, including make whole payments of $7,529,123 and accrued interest of $302,745 and

    - conversion/repurchase of warrants for $1,059,190.

    In addition, we restructured our debt through the following transactions:

    - repayment of existing bank debt of $25,924,331 and

    - borrowing on a new credit facility of $46,102,987.

    Immediately following these transactions, we formed Russell-Stanley Holdings, Inc. to serve as a holding company. The transaction was accounted for in a manner similar to a pooling of interests, and therefore, our financial statements as of and for the two years in the period ended December 31, 1997 reflect our results of operations and financial condition as if Russell-Stanley Holdings, Inc. and its subsidiaries had been combined for the entire period. In November 1997, we issued 377,779 shares of common stock in exchange for $17,000,055, resulting in additional paid-in capital of $16,996,277. See "Description of Senior Credit Facility," "Ownership of Common Stock" and "Note 1--Organization and Basis of Presentation" in our financial statements included in this prospectus.

EFFECT OF INFLATION

    Inflation generally affects our business by increasing the interest expense of floating rate indebtedness and by increasing the cost of raw materials, labor and equipment. We do not believe that inflation has had any material effect on our business during the periods discussed in this prospectus.

INTEREST RATE RISK AND FOREIGN CURRENCY EXCHANGE RATE RISK

    GENERAL

    Our results of operations and financial condition are affected by changes in interest rates and foreign currency exchange rates as measured against the U.S. dollar. We manage this exposure through internal policies and procedures and the use of derivative financial instruments. In accordance with our internal policies, we only use derivative financial instruments for risk management and not for speculative or trading purposes.

    INTEREST RATE RISK

    The revolving indebtedness under our senior credit facility bears interest at a floating rate. Our primary exposure to interest rate risk is as a result of changes in interest expense related to this indebtedness due to changes in market interest rates. We maintain an interest rate collar in an aggregate notional principal amount of $45.0 million to limit our exposure to interest rate risk. Under this collar, if the actual LIBOR rate at the specified measurement date is greater than a ceiling rate stated in the collar agreement, the other party to the collar pays us the differential interest expense. If the actual LIBOR rate is lower than the floor stated in the collar agreement, we pay the other party to the collar the differential interest expense. The collar terminates on November 30, 2000. A 10% increase in interest rates at December 31, 1998 would not have a material adverse affect on our results of operations, financial condition or cash flows.

    FOREIGN CURRENCY EXCHANGE RATE RISK

    We have operations in Canada and sales denominated in Canadian dollars. Our primary exposure to foreign currency exchange rate risk is as a result of changes in the exchange rate between the U.S. dollar and the Canadian dollar. We currently do not maintain any derivative financial instruments to limit our exposure to this risk. Our Canadian subsidiary, Hunter Drums Limited, maintains U.S. dollar denominated foreign currency exchange contracts which were in place prior to our acquisition of Hunter Drums. At March 31, 1999 Hunter Drums held $2.9 million of forward foreign currency exchange contracts with settlement rates ranging from $1.38 to $1.41 Canadian dollars to U.S. dollars and settlement dates from April 1999 through December 1999. While these contracts increase our exposure to foreign currency exchange rate risk, due primarily to the relatively short maturities of these contracts, a 10% change in the exchange rate on March 31, 1999 between the U.S. dollar and the Canadian dollar would not have had a material adverse affect on our results of operations, financial condition or cash flows.

RECENTLY ISSUED ACCOUNTING STANDARD

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes new disclosure requirements which provide a comprehensive standard for recognition and measurement of derivatives and hedging activities. This will require new disclosures, all derivatives to be recorded on the balance sheet at fair value and special accounting for particular types of hedges. SFAS 133 is scheduled to take effect for us on January 1, 2000, but the Financial Accounting Standards Board recently issued an exposure draft of a statement, which if approved as drafted, would defer the effective date for one year. Based on our current derivatives, an interest rate collar and foreign currency forward contracts, management does not believe that SFAS 133 will have a material effect on our financial condition or results of operations.

YEAR 2000 COMPLIANCE

    GENERAL

    As has been widely reported, many computer systems process dates based on two digits for the year of transaction and may be unable to process dates in the year 2000 and beyond. We believe that we have identified all significant internal systems and hardware with embedded applications that require modification to ensure year 2000 compliance. In addition, we have sent questionnaires to our critical vendors in an attempt to confirm that they are year 2000 compliant. We are conducting our year 2000 compliance efforts with the assistance of independent consultants.

    INTERNAL SYSTEMS


    Our significant internal systems consist of our accounting systems and our system that manages the inventory for our plastic container leasing and fleet management businesses. Two of our four accounting systems have been certified by the licensor and successfully tested by us for year 2000 compliance. We are in the process of replacing one of the other two accounting systems with a system that is certified by the licensor as being year 2000 compliant, and we expect the replacement and testing to be completed by the end of September 1999. We are in the process of updating the fourth accounting system for year 2000 compliance, and we expect the updating and testing to be completed by the end of September 1999. We are also in the process of updating our system that manages the inventory for our plastic container leasing and fleet management businesses for year 2000 compliance, and we expect the updating and testing to be completed by the end of September 1999.


    HARDWARE

    Our hardware with embedded applications principally consists of manufacturing machinery for the manufacture of plastic and steel drums. Substantially all of this machinery has been certified by the manufacturer and tested by us for year 2000 compliance. Our tests have shown that our hardware is year 2000 compliant.

    VENDORS

    We have sent questionnaires to 22 of our vendors that we consider to be critical. Twelve vendors have responded, eight by supplying readiness disclosure letters and four by completing our questionnaire. None of the responding vendors reported any significant year 2000 compliance issues. We have sent a follow up letter to the 10 vendors that have not responded to our questionnaire. All of the vendors which have not responded are large, sophisticated institutions, and we expect that they are aware of their year 2000 compliance issues.

    YEAR 2000 RISKS

    Despite our year 2000 compliance efforts, there are many risks associated with the year 2000 compliance issue, including but not limited to the possible failure of our systems and hardware with embedded applications. These failures could result in:

    - our inability to order raw materials,

    - the malfunctioning of our manufacturing or services processes,

    - our inability to properly bill and collect payments from our customers and/or

    - errors or omissions in accounting and financial data, any of which could have a material adverse effect on our results of operations and financial condition.

    In addition, there can be no guarantee that the systems of other companies, including our vendors, utilities and customers, will be converted in a timely manner, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have a material adverse effect on us.

    COSTS

    Through March 31, 1999 we have incurred and capitalized costs of approximately $4.5 million primarily related to the upgrade and replacement of our internal systems. We currently expect that we will incur and capitalize future incremental costs of approximately $0.9 million. We are funding these costs with a combination of cash from operations and borrowings under our senior credit facility. We have developed our cost estimates with the assistance of independent consultants.

    CONTINGENCY PLANS


    We have not yet developed any contingency plans and, based on the state of our year 2000 readiness, do not expect that we will have to do so. If, however, the testing of our internal systems that we expect to complete by the end of September 1999 or any further correspondence with our vendors indicates that it is necessary, we will develop contingency plans to be in place by December 31, 1999.

                                    BUSINESS

GENERAL

    We believe that we are a leading manufacturer and marketer of plastic and steel industrial containers and a leading provider of related container services in the United States and Canada. Our container manufacturing division manufactures and sells new plastic and steel rigid industrial containers. Our services division

    - leases plastic rigid industrial containers,

    - provides plastic container fleet management services,

    - reconditions and sells steel drums and

    - retrieves and recycles empty industrial containers.

Our container manufacturing and services divisions together have over 1,500 active customers in the agricultural chemical, food product, lubricant, pharmaceutical and specialty chemical industries.


    We believe that our customers base their purchasing decisions primarily on price, service and quality and are increasingly looking to maintain relationships with fewer suppliers who can provide a broad range of high-quality industrial containers and related container services at competitive prices, often on a national or international basis. We have increased our net sales from $138.8 million for the year ended December 31, 1995 to $284.5 million on a pro forma basis for the year ended December 31, 1998, representing a compound annual growth rate of 27.0%. During the same period we increased our Adjusted EBITDA from $17.4 million to $46.2 million, representing a compound annual growth rate of 38.4%, while our Adjusted EBITDA margin expanded from 12.5% to 16.2%. The majority of our revenue and Adjusted EBITDA growth and margin improvement during this period has come from the successful acquisition and integration of four complementary businesses. Also, during the same period, our income (loss) before extraordinary items decreased from $1.4 million to $(4.3) million. This decrease was a result of increased interest expense and non-recurring charges.


    We currently operate twelve plastic drum manufacturing plants, three steel drum manufacturing plants and six container services plants throughout the United States and Canada, enabling us to be strategically located near our major customers. We sell, lease and service plastic containers in most markets in the United States and in most of the major industrial regions in Canada. We sell new steel drums in the Northeast, the Gulf Coast, parts of the Midwest and Ontario, Canada, regions where there is a high concentration of purchasers of steel drums, and we sell reconditioned steel drums in the Northeast.

    Our statements above and below under the caption "Business", regarding the breadth of our product offerings and our market share positions are based on our knowledge of the industry generally and information we have developed internally, principally through our sales and marketing efforts.

RECENT ACQUISITIONS

    In July 1997, we began consummating several acquisitions in furtherance of our goal to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada. We acquired Container Management Services in July 1997, Hunter Drums Limited in October 1997, the plastics division of Smurfit Packaging Corporation in November 1997 and New England Container in July 1998. We discuss each of the businesses we acquired under "Management's Discussion and Analysis of Financial Condition and Results of Operation-- Introduction."

    As a result of these acquisitions, since July 1997 we have overseen the successful integration of more than 100 products and the addition of our services division. In addition, we have increased the number of our facilities from 8 to 21 and improved our operating efficiency and Adjusted EBITDA margin.

INDUSTRY SEGMENT OVERVIEW

    As reported by The Freedonia Group Incorporated, an international study/database company, in a study dated August 1997, the rigid industrial container industry consists of new plastic, steel and fiber drums, rigid intermediate bulk containers and pails as well as bulk boxes and materials handling containers. According to The Freedonia Group, the U.S. market had sales of approximately $3.7 billion in 1996, the most recent period for which The Freedonia Group reports relevant industry data. This represents a compound annual growth rate of approximately 5.4% from 1987 sales of approximately $2.3 billion. Our container manufacturing division competes in a sector of the rigid industrial container industry. We define our sector as consisting of new and reconditioned plastic, steel and fiber drums, rigid intermediate bulk containers and small containers/ pails. Our services division competes with other providers of similar services. We do not know of any third-party source of market data for the industrial container services industry.

    Plastic drums are used primarily in the storage and transportation of chemical products and are also increasingly being used for the storage and transportation of petroleum and lubricants. Plastic drums are available in a variety of capacities, ranging from 5 to 70 gallons, with the 55-gallon drum being the most widely used. According to The Freedonia Group, there were $267 million of new plastic drums shipped from U.S. manufacturing establishments in 1996. Steel drums are used primarily for the transportation and storage of liquids, semi-solids and dry products, particularly petroleum, lubricants and chemical products, and have been utilized in these industries for more than 40 years. Steel drums typically range in capacities from 13 to 85 gallons, with the 55-gallon drum being the most widely used. According to The Freedonia Group, there were $692 million of new steel drums shipped from U.S. manufacturing establishments in 1996.

    Based on the changes we have experienced in our business and direct discussions with our customers, we believe the following trends will continue to play an important role in our industry's future:

    - Larger competitors which offer broader product lines and have greater manufacturing capacities, higher operating efficiencies and a greater ability to invest in enhanced products and services will capture increasing market share as smaller, regional companies find it more difficult to compete, resulting in further consolidation of the industry;

    - Customers are increasingly looking to fewer suppliers to provide an increasing percentage of their industrial container supply and servicing requirements;

    - Customers are increasingly seeking broader product lines and global service; consequently, our industry is becoming less regional, with customers increasingly seeking national and international supply arrangements; and

    - Users of fiber drums are converting to the use of plastic drums in response, in part, to the lower performance and re-use characteristics of fiber drums and the higher cost of fiber drum disposal. We also believe some users of plastic drums are converting to rigid intermediate bulk containers based, in part, upon the perceived economies of shipping and handling.

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
COMPETITIVE STRENGTHS

    We believe the following competitive strengths are the primary factors contributing to our leading position in the marketplace:

    WE ARE A LEADING INDUSTRY PLAYER WITH STRONG MARKET POSITIONS. We believe that we hold the largest share in the U.S. plastic drum manufacturing market, one of the leading shares in the Canadian plastic drum manufacturing market and one of the leading shares in the Northeast, Gulf Coast and Canadian steel drum manufacturing markets. We also believe we are the leading provider of plastic container leasing and fleet management services in the United States and Canada and the leading steel drum reconditioner in the Northeast.

    WE HAVE A BROAD OFFERING OF QUALITY PRODUCTS AND SERVICES. We offer a broad line of 5- to 70-gallon plastic rigid industrial containers, anchored by the popular 55-gallon plastic tight-head L-1 and Delcon-Registered Trademark- drums. We also offer a broad line of the widely used 55-gallon steel drum. We believe that our integration of industrial containers and related container services distinguishes us from most of our competitors and enables us to serve a wide range of our customers' evolving industrial container requirements.


    We pride ourselves in the quality of our products and services. As described under "--Customers," we have received numerous quality awards from our customers.

    WE FOCUS ON MAINTAINING A COMPETITIVE COST STRUCTURE. We focus on maintaining a competitive cost structure. Our cost structure benefits from:

    - our attaining favorable prices for our most significant raw materials, HDPE resin and cold-rolled steel, based on our high volume of raw material purchases,

    - the economies of scale provided by our high production volumes,

    - high plant utilization,

    - manufacturing techniques that reduce raw materials requirements, reduce scrap and enhance productivity and

    - low transportation costs resulting from the proximity of our facilities to our major customers.

We also maintain an ongoing capital investment program designed to achieve high levels of operating efficiency and productivity.

    WE HAVE A HIGH QUALITY AND DIVERSE CUSTOMER BASE. We have over 1,500 active customers at more than 10,000 locations in the United States and Canada. No single customer accounts for more than 4% of our 1998 net sales, and our top 15 customers account for less than 25% of our 1998 net sales. Our customers include major participants in the agricultural chemical, food product, lubricant, pharmaceutical and specialty chemical industries. We have enjoyed long-standing relationships with many of our key customers and have been formally recognized on a number of occasions for outstanding product quality and service. We have been doing business with 14 of our top 15 customers for more than five years.

    WE HAVE AN EXPERIENCED MANAGEMENT TEAM AND STRONG SPONSOR. Our senior managers have more than 100 years of combined experience in the rigid industrial container industry. We have successfully retained key members of management from all recently acquired companies. Our management team has overseen the successful integration of four complementary businesses and increased the number of our facilities from 8 to 21. Our sponsor, Vestar, led the acquisition of Russell-Stanley in June 1989. Since 1989, Vestar has been our majority shareholder and has invested over $55 million of equity in Russell-Stanley. Russell-Stanley currently represents one of Vestar's largest investments.

COMPETITION

    The markets for our products are competitive. We believe competition is based primarily on price, service and quality. Price competition may require us to match competitors' prices to retain business or market share. We believe that our competitive cost structure, high quality products, broad geographic coverage and high level of customer service enable us to compete effectively. Our container manufacturing division competes primarily with Greif Brothers Corporation, Hoover Materials Handling Group, Inc., Schutz Container Systems, Inc., and Van Leer Containers, Inc. in plastic drums and Evans Industries, Inc., Greif Brothers Corporation and Van Leer Containers, Inc. for steel drums. Our services division competes primarily with Greif Brothers Corporation, Hoover Materials Handling Group, Inc. and PalEx, Inc. Both of our divisions also compete with smaller industry participants. See "Risk Factors--Competition could have a material adverse effect on our operations."

BUSINESS STRATEGY

    Our goal is to become the preeminent provider of rigid industrial containers and related container services in the United States and Canada.

    CONTINUE TO BROADEN OUR PRODUCT AND SERVICE OFFERING AND GEOGRAPHIC
REACH. We intend to continue to enhance our existing product lines through the introduction of new products and product enhancements and selectively expand our geographic reach in the United States and Canada. Most recently, we introduced a number of new drum designs for use in specific markets, including plastic and steel export drums that significantly reduce freight costs for exporters who use overseas shipping containers, an open-top plastic drum that is designed for the leasing market served by our services division and a returnable/reusable drum principally for use in the agricultural market. We intend to aggressively market our plastic containers and container leasing services to purchasers of fiber drums. We believe purchasers of fiber drums represent a significant potential market for us due, in part, to the lower performance and re-use characteristics of fiber drums and the higher cost of fiber drum disposal. To expand our geographic reach, we have budgeted for the addition of a new facility for our services division and we plan to selectively review new geographic markets for the steel drum business of our container manufacturing division.

    CONTINUE TO IMPROVE OUR COST STRUCTURE. We intend to continue to lower our costs by reducing transportation costs, streamlining manufacturing facilities, manufacturing some container parts in-house that we currently purchase from third parties and reducing our overhead. We believe that we will also continue to benefit from lower raw material costs based on our high volume of raw material purchases. We also believe that opportunities exist for the sharing of best practices of our most efficient manufacturing facilities which we believe will lead to increased efficiencies and lower costs company-wide.

    PURSUE SELECTIVE ACQUISITIONS. The rigid industrial container industry has been undergoing consolidation for a number of years and remains fragmented. We plan to pursue selected acquisition opportunities that complement and expand our core businesses in terms of products, services and geographic reach. We believe we can leverage our production, purchasing, distribution and management strengths to improve the results of acquired operations.

CONTAINER MANUFACTURING DIVISION

    Our container manufacturing division manufactures and sells new plastic and steel rigid industrial containers and generated revenues of $227.4 million for the year ended December 31, 1998 and $56.0 million for the three months ended March 31, 1999.

    PLASTIC CONTAINERS

    We operate twelve plastic drum manufacturing facilities serving most markets in the United States and most of the major industrial regions in Canada. Our large containers include full lines of both tight-head and open-top drums in sizes ranging from 30 to 70 gallons. We also produce a line of smaller plastic containers in sizes ranging from 5 to 20 gallons.


    We believe that we are the principal manufacturer in the United States and Canada of 55-gallon plastic tight-head drums, which we sell under the brand names L-1 (LR-1 in Canada) and Delcon. Based on our knowledge of the industry generally and our customers' preferences, we believe that the design of the L-1 and Delcon drums is the most popular design for 55-gallon plastic tight-head drums in the United States and Canada, and we own and/or have a license to use important proprietary technology relating to the manufacture and sale of these drums. We believe that the L-1 and Delcon drums offer significant production cost advantages over earlier two-piece drum designs, including higher manufacturing speeds and lower manufacturing costs. We also believe that the L-1 and Delcon drums are superior to our competitors' similar products because of their design features. We believe that the primary advantages offered by the design features of the L-1 and Delcon drums are


    - superior design which easily accommodates both new and old drum handling equipment and which is available with an optimally drainable feature which we were instrumental in pioneering and

    - excellent performance with high structural integrity.

    A key component of our strategy has been to build on the acceptance of the L-1 and Delcon drums by enhancing our broad product offering. We have accomplished this by both the introduction of new products and selective acquisitions. We have introduced several new products, including a 30-gallon version of the L-1 and Delcon drums and a light-weight 15-gallon drum. Most recently, we introduced a number of new drum designs for use in specific markets, including a plastic export drum that significantly reduces freight costs for exporters who use overseas shipping containers, an open-top plastic drum that is designed for the leasing market served by our services division and a returnable/reusable drum principally for use in the agricultural market. On many of our drums over 15 gallons, we offer an optimally drainable design feature which allows the drums to be drained to less than 50 milliliters of residual product. We do not know of any other drain design which permits better drainage. In addition, through the acquisition of the plastics division of Smurfit Packaging Corporation, we broadened our product line to include open-top drums as well as smaller (i.e., 5- to 20-gallon) plastic containers, providing us with one of the broadest lines of plastic containers in the industry.

    We also manufacture several specialty tight-head drums, including a high-purity "clean" drum for use in the electronic chemical market, drums for the lubricant industry which use special replaceable closures and are capable of four-high stacking, a "raised head" drum for end users with special stacking requirements and a "heavy" drum that meets United Nations international shipping standards for particular products. Other products include plastic liners used for steel, fiber and composite drums.

    STEEL CONTAINERS

    We have three steel drum facilities which serve the Northeast, the Gulf Coast, parts of the Midwest and Ontario, Canada, regions where there is a high concentration of purchasers of steel drums.

    We produce a broad line of the widely used 55-gallon steel drum, manufactured to customer specifications, including steel gauge, special linings, custom painting and special closure systems.

Our line of steel drum products also includes lined and unlined tight-head and open-top drums and tight-head drums that incorporate our optimally drainable design feature. In addition, we also manufacture a steel export drum that significantly reduces freight costs for exporters who use overseas shipping containers.

    We are actively pursuing new products and product enhancements for our line of steel drums. For example, in the second quarter of 1997 we introduced into our product line a drum with an innovative "W" shaped rolling hoop that has better performance characteristics than steel drums with the standard rolling hoop.

SERVICES DIVISION

    Our services division

    - leases plastic rigid industrial containers,

    - provides plastic container fleet management services,

    - reconditions and sells steel drums and

    - retrieves and recycles empty industrial containers and generated revenues of $46.6 million for the year ended December 31, 1998 and $14.9 million for the three months ended March 31, 1999.


The addition of these container services to our historical manufacturing business enables us to serve a wider range of our customers' evolving industrial container requirements and is an important aspect of our strategy to retain and enhance a leading market position as our customers increasingly look to maintain relationships with fewer suppliers. Since 1991, the growth of our plastic container leasing and fleet management businesses has outpaced the growth of our container manufacturing business, and we expect them to continue to do so.


    CONTAINER LEASING

    Our services division pioneered the businesses of plastic container leasing on a per use or round-trip basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology.

    In our plastic container leasing business, our services division leases a plastic container to a customer, who fills the container and ships the full container to its customer, the end-user. The end-user then calls a toll-free number, and we arrange to pick up the empty container directly from the end-user. Upon its return, the container is thoroughly inspected, cleaned and graded and either inventoried for re-use or, if below grade, recycled. We charge our leasing customers a flat per use price. We believe that container leasing on a per use or round trip basis is an attractive alternative to purchasing as per use leasing may result in lower container costs for our customers. Also, our retrieval of the empty container relieves the end-user of container disposal.

    CONTAINER FLEET MANAGEMENT

    In our plastic container fleet management business, our services division provides the customer with the same services as described above, but using the customer's fleet of containers purchased from our container manufacturing division or from another manufacturer. We also charge our container fleet management customers a flat per use price.

    STEEL RECONDITIONING

    We began steel drum reconditioning in July 1998 with the acquisition of New England Container, a leader in terms of quality and service. Our services division arranges for the retrieval of empty industrial containers of all types, including containers manufactured by other manufacturers. Larger end-users of drums are provided with trailers to store their empty drums. When the trailer is filled, we arrange for it to be returned to our service facility and leave an empty trailer in its place. We also arrange to pick up empty drums from smaller customers on request. Used drums are returned to our service facility where they are thoroughly inspected, sorted and graded. The drums are then cleaned and either processed for recycling or fully reconditioned. The reconditioning process includes metal preparation to prepare the steel for a new coating, metalworkings to remove all dents and insure the drum meets dimensional specifications, leak testing, interior lining and exterior painting to meet the filling customer's specifications. A reconditioned steel drum sells for approximately 60% of the price of a new steel drum. We generally charge our customers a fee to pick up and dispose of used drums. In some cases, however, we will pay the customer a small fee for drums which are in high demand and are of reconditionable quality.

    CONTAINER RECYCLING

    We provide for the environmentally sound destruction of plastic and fiber containers and steel containers that are not suitable for reconditioning on a contract basis. The empty containers are cleaned in an environmentally sound fashion and are then processed for sale as recycled material.

CUSTOMERS

    Some of our major customers include A. Smith Bowman Distillery Incorporated, Ashland Chemical Co., BASF Corporation, CIBA-GEIGY Co., Clariant Corporation, Crompton & Knowles Corporation, Diversey Lever, The Dow Chemical Company, E.I. Du Pont De Nemours & Co., Ecolab, Inc., Equilon Enterprises LLC, Exxon Corporation, Henkel Surface Technologies (Henkel Corporation), National Packaging Services, Inc., and Rohm and Haas Company. We have received numerous quality awards from our customers, including a Supplier Partnership Award from The Dow Chemical Company, three Distinguished Vendor awards from Ecolab, Inc., a Supplier of the Year award from Novus International, Inc., three Quality Supplier Q-1 awards from Parker-Amchem, a division of Henkel Corporation and a Supplier of the Year award from Union Carbide Corporation. For more information regarding our customers, see "--Competitive Strengths--We Have a High Quality and Diverse Customer Base."

RAW MATERIALS

    The principal raw material and most significant cost component for our plastic containers is HDPE resin. We generally maintain less than one month of HDPE resin inventory at each plastic manufacturing facility. The principal raw material and most significant cost component for our steel drums is cold-rolled steel. We generally maintain one to two months of cold-rolled steel inventory at each steel manufacturing facility. We maintain this level of inventory of cold-rolled steel because we purchase a portion of our cold-rolled steel from foreign suppliers who do not ship as frequently as domestic suppliers. There is no effect on our operating margin from maintaining this additional inventory.

    Raw materials purchasing is centrally managed from our corporate headquarters. We maintain relationships with various suppliers for HDPE resin, cold-rolled steel and other raw materials. While we generally believe our access to raw materials is good, we may not have an uninterrupted supply of raw materials at competitive prices. See "Risk Factors--We may not be able to obtain raw materials at all or at prices that allow us to maintain a positive cash flow."

    We do not manufacture rigid intermediate bulk containers. Our rigid intermediate bulk containers purchases are effected through individual purchase orders. For a discussion of related risks, see "Risk Factors--Increasing usage of rigid intermediate bulk containers could have a material adverse effect on our results of operations."

SALES AND MARKETING

    Our sales and marketing is conducted through a sales force of approximately 50 people. While our sales force is generally divided along our product and service lines, we have a group of four Strategic Account Managers who sell and market all of our products and services to our large customers who purchase across our product and services lines. Our Strategic Account Managers promote us as a source for all of our customers' rigid industrial container requirements.

    Our Strategic Account Managers also coordinate our participation in the Mauser International Packaging Institute and Drumnet associations of industrial container suppliers. We and other participants in these organizations can offer to supply and service a customer's industrial container requirements through the network of participants in more than 30 countries, primarily in North America, Europe and Asia. Our ability to provide for our customers' industrial container requirements on an international basis results in strong customer relationships in our U.S. and Canadian markets.

    Our sales personnel work closely with our customers and business operators to satisfy all of our customers' industrial container requirements. Our sales personnel are trained to seek and recognize opportunities to cross-sell all of our products and services. In addition, we have employees who are trained to provide extensive technical and regulatory support to our customers.

PROPERTIES AND EQUIPMENT

    We own or lease twelve plastic and three steel drum manufacturing facilities and six service facilities. The following table sets forth particular information as of March 31, 1999 with respect to our facilities:

LOCATION                                            DESCRIPTION            AREA (SQUARE FEET)    LEASED OR OWNED
-----------------------------------------  ------------------------------  -------------------  -----------------
Allentown, Pennsylvania..................  Plastic Manufacturing                 140,000               Leased
Romeoville, Illinois.....................  Plastic Manufacturing                 70,000                 Owned
Houston, Texas...........................  Plastic Manufacturing                 50,000                 Owned
Rancho Cucamonga, California.............  Plastic Manufacturing                 73,500                 Owned
Nitro, West Virginia.....................  Plastic Manufacturing                 58,000                Leased
Reserve, Louisiana.......................  Plastic Manufacturing                 72,000                 Owned
The Woodlands, Texas.....................  Plastic Manufacturing                 90,000                Leased
Atlanta, Georgia.........................  Plastic Manufacturing                 95,000                 Owned
South Brunswick, New Jersey..............  Plastic Manufacturing                 110,000               Leased
Addison, Illinois........................  Plastic Manufacturing                 135,000                Owned
Wilmington, Delaware(*)..................  Plastic Manufacturing                 80,000                Leased
Bramalea, Ontario........................  Plastic Manufacturing                 80,000                Leased
Woodbridge, New Jersey...................  Steel Manufacturing                   120,000                Owned
Houston, Texas...........................  Steel Manufacturing                   106,500                Owned
Burlington, Ontario......................  Steel Manufacturing                   60,000                 Owned
Simpsonville, South Carolina (two
  facilities)............................  Plastic Services                  123,000/40,000            Leased
Allentown, Pennsylvania..................  Plastic Services                      150,000               Leased
Smithfield, Rhode Island.................  Plastic and Steel Services            44,000                 Owned
Baltimore, Maryland......................  Steel Services                        39,000                Leased
Richmond, Virginia.......................  Steel Services                        16,500                Leased

------------------------

(*) Scheduled to be closed in 1999.

    We own approximately 1,400 trailers and lease approximately 400 trailers to help ensure on-time delivery of containers directly to our customers' facilities.

    Our corporate and executive headquarters, located in Bridgewater, New Jersey, provides administrative services to our facilities, including accounting, accounts receivable, financial reporting, human resources, information technology, insurance, taxes and treasury services.

INTELLECTUAL PROPERTY

    We have the exclusive license from Mauser to manufacture the L-1 drum throughout all of the United States, except particular parts of the Southeast, and throughout all of Canada, we and one other manufacturer have the exclusive right to sell the L-1 throughout the United States and we have the exclusive right to sell the LR-1 in Canada. There are over 40 licensees worldwide for Mauser plastic drum technology, which is generally acknowledged as one of the best large plastic blow mold production technologies worldwide. Our rights to the Mauser technology derive from a series of licenses. All but one of these licenses terminate on July 31, 2008, unless one or more improvement patents are issued, in which case they terminate on the earlier of

    (1) the expiration of the latest to expire of these improvement patents and

    (2) July 31, 2015, unless extended by Mauser.

The remaining license terminates on December 31, 1999 with an automatic extension to December 31, 2000 and for one year periods thereafter unless either party gives notice of termination beforehand. See "Risk Factors--The termination of our license with Mauser could have a material adverse effect on our results of operations."

    We also have the non-exclusive license from Gallay S.A. to manufacture steel containers using Gallay's patented production process at our steel drum manufacturing facilities and the non-exclusive license to sell these steel containers throughout the United States and Canada. The duration of the Gallay licenses extends to the time of expiration of the last of any patent licensed under our agreements with Gallay.

    Approximately 30% of our revenues are generated by products created under the Gallay licenses.

    Other than our licenses described above, we do not have any material patents or other intellectual property.

EMPLOYEES

    As of May 31, 1999, we employed 1,563 persons, of whom 33 were employed at corporate headquarters, 255 were regional or area managers and support personnel and 1,275 were employed at our manufacturing and service facilities. Approximately 29% of our employees are represented under collective bargaining agreements which expire from August 1999 to June 2002. There are approximately 110 employees working under the agreement that expires in August 1999. None of our employees are working under expired collective bargaining agreements. We do not anticipate any difficulty in extending or renegotiating our collective bargaining agreements as they expire. We believe that our labor relations are good. See "Risk Factors--Employee slowdowns, strikes or similar actions could have a material adverse effect on the results of our operations."

ENVIRONMENTAL MATTERS

    Our operations are subject to federal, state, local and Canadian environmental laws that continue to be adopted and amended. These environmental laws regulate, among other things, air and water emissions and discharges at our manufacturing and service facilities; our generation, storage, treatment, transportation and disposal of solid and hazardous waste; and the release of toxic substances, pollutants and contaminants into the environment at properties that we operate and at other sites. In some circumstances and jurisdictions, these laws also impose requirements regarding the environmental conditions at properties prior to a transfer or sale. These laws may apply to facilities that we previously owned or operated. Our business involves the manufacture, lease and reconditioning of containers, which may be used for chemical products. Risks of significant costs and liabilities are inherent in our operations and facilities, as they are with other companies engaged in like businesses. We believe, however, that our operations are in substantial compliance with all applicable environmental laws.

    In addition, under environmental laws, a current or previous owner of real property, and parties that generate or transport hazardous substances that are disposed of at real property, may be liable for the costs of investigating and remediating these substances on or under the property. The federal Comprehensive Environmental Response, Compensation & Liability Act, as amended, and similar laws, may impose this liability on a joint and several basis, regardless of whether the liable party was at fault for the presence of the hazardous substances. We have not incurred significant liability in several of these cases asserted against us and settled to date involving the cleanup of off-site locations where we allegedly disposed of waste. However, we cannot assure that a material claim under these laws will not arise in the future.

    The U.S. Environmental Protection Agency has confirmed the presence of contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, New England Container operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify New England Container as a business that may have contributed to the contamination. We are not aware that any party has been formally identified by the EPA as a potentially responsible party. Although New England Container no longer operates the facility, and did not operate the facility at the time we acquired the outstanding capital stock of New England Container in July 1998, New England Container could incur liability under federal and state environmental laws and/or as a result of civil litigation. We believe that any resulting liability is subject to a contractual indemnity from Vincent J. Buonanno, one of our directors and the former owner of New England Container. However, this indemnity is subject to a $2.0 million limit. We currently are unable to estimate the likelihood or extent of any liability; however, this matter may result in liability to New England Container that could have a material adverse effect on Russell-Stanley's financial condition and results of operations. See "Risk Factors--Environmental laws and regulations could have a material adverse effect on our financial condition, results of operations or cash flows."

LEGAL PROCEEDINGS

    As a result of a grand jury criminal investigation initiated by the Antitrust Division of the Department of Justice into price fixing in the steel drum industry prior to the acquisition of Russell-Stanley by Vestar, our former Director of National Sales was indicted in October 1992 and convicted in February 1993 of conspiring to fix steel drum prices with a number of our competitors in the Eastern United States during a period preceding March 1990. As a result of the same investigation, William Lima, who had been President of Russell-Stanley prior to his termination in April 1993, was indicted in December 1994 and convicted in November 1995 of the same offense. Mr. Lima was sentenced in December 1996. In December 1997, Mr. Lima's conviction was affirmed on appeal by a three judge panel of the U.S. Court of Appeals, Third Circuit. Mr. Lima's petition for a rehearing of that decision was denied in January 1998. In June 1993, we negotiated a plea agreement with the Antitrust Division of the Department of Justice pursuant to which Russell-Stanley pled guilty to several counts relating to the price fixing investigation and subsequent information gathering processes and paid specified fines. In June 1992, we settled a private, class action lawsuit arising out of the price fixing investigation pursuant to which we paid monetary damages and attorneys' fees.

    In May 1993, Mr. Lima sued Russell-Stanley, Vestar and principals of Vestar who are directors of Russell-Stanley in New Jersey Superior Court for compensatory damages which Mr. Lima estimated to be approximately $7.5 million, punitive damages in an unspecified amount and attorney's fees. Mr. Lima alleged several causes of action arising out of Russell-Stanley's decision to treat his termination of employment as being for "cause" and therefore to treat Mr. Lima's stock and options as being without value. The term "cause" was defined in a stock subscription agreement and a nonqualified stock option agreement between Mr. Lima and Russell-Stanley. Mr. Lima also alleged a cause of action for breach of contract arising out of our decision to cease paying Mr. Lima's legal fees in connection with the grand jury investigation. The defendants counterclaimed against Mr. Lima alleging common law fraudulent misrepresentation and common law fraudulent inducement in connection with our acquisition by Vestar and our agreement to enter into the agreements mentioned above with Mr. Lima. In March 1994, the New Jersey Superior Court entered an order staying all proceedings in this action pending the outcome of Mr. Lima's criminal proceeding. In June 1998, following the final resolution of Mr. Lima's criminal case, we and the other defendants moved to lift the stay and for partial summary judgment dismissing Mr. Lima's claims. On November 5, 1998, the New Jersey Superior Court entered an order vacating the stay. The Superior Court denied the partial summary judgment motion without prejudice subject to being renewed following limited discovery on the issue of the reasons for Mr. Lima's termination. After discovery was completed, defendants renewed their partial summary judgment motion. After the motion was fully briefed, the judge referred the case to a mediator for non-binding mediation. On June 4, 1999, the parties reached a settlement. The portion of the settlement payable by us is not material to our results of operations or financial condition.

    In addition to the proceedings described above, we are a party to various lawsuits arising in the ordinary course of business. We do not believe these other lawsuits are material to our results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our Directors and executive officers are as follows:

NAME                               AGE                                    POSITION
------------------------------     ---     ----------------------------------------------------------------------
Robert L. Rosner                       39  Chairman of the Board of Directors
Robert L. Singleton                    51  President, Chief Executive Officer, Secretary and Director
Daniel W. Miller                       48  Executive Vice President, Chief Financial Officer, Treasurer,
                                           Assistant Secretary and Director
Mark E. Daniels                        39  Executive Vice President, President of Container Management Services
                                           and Director
Michael W. Hunter                      42  Executive Vice President, President of Hunter Drums Limited and
                                           Director
Gerard C. DiSchino                     42  President New England Container
Joseph P. Bevilaqua                    44  Vice President, Container Manufacturing Division--Plastic Products
John H. Hunter                         53  Vice President, Operations and Engineering--Container Manufacturing
                                           Division
David Garrison                         59  Vice President, Container Manufacturing Division--Steel Products
Kevin H. Kerchner                      45  Vice President, Logistics and Planning
Ronald M. Litchkowski                  41  Vice President, Controller
Norman W. Alpert                       40  Director
Vincent J. Buonanno                    55  Director
Todd N. Khoury                         34  Director
Leonard Lieberman                      70  Director
Kevin Mundt                            45  Director
Arthur J. Nagle                        60  Director
Vincent J. Naimoli                     61  Director
Daniel S. O'Connell                    45  Director
John W. Priesing                       70  Director

    ROBERT L. ROSNER is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Rosner is Chairman of Russell-Stanley's Board of Directors. Mr. Rosner is also a director of Remington Products Company, L.L.C. a company in which Vestar has a significant equity interest. Mr. Rosner holds a B.A. from Trinity College and a M.B.A. from the University of Pennsylvania.

    ROBERT L. SINGLETON joined Russell-Stanley in 1996 as President and Chief Executive Officer. Prior to joining Russell-Stanley, Mr. Singleton served as Vice President-Materials and Vice President-Plastics Group of Rexam Inc., a subsidiary of Rexam plc, since 1992. From 1983 to 1992, Mr. Singleton held positions at GE Plastics, a division of General Electric Company, in global business development, marketing and product management, most recently serving as General Manager of General Electric's worldwide LEXAN business. Mr. Singleton holds a B.S.E. from Princeton University, a S.M. from M.I.T. and a M.B.A. from Harvard University.

    DANIEL W. MILLER joined Russell-Stanley in March 1995 and was appointed Senior Vice President and Chief Financial Officer in February 1996. Mr. Miller was appointed Senior Vice President,

Finance and Chief Financial Officer in June 1996 and is currently Executive Vice President and Chief Financial Officer. Prior to May 1998, Mr. Miller was also a Managing Director of Vestar Resources, Inc., an affiliate of Vestar, which he joined in 1993. From 1990 to 1993, Mr. Miller held various executive positions and served as President of Harding Service Corporation, an affiliate of Wesray Capital Corporation. He has also held various executive financial positions with Forstmann Little & Co. and Dresser Industries, Inc. Mr. Miller is a C.P.A. and holds a B.S. from Northern Illinois University.

    MARK E. DANIELS joined Russell-Stanley as Executive Vice President with the acquisition of Container Management Services in 1997. Mr. Daniels founded Container Management Services in 1991, and served as President of Container Management Services since its inception. In 1983, Mr. Daniels founded and managed LinTech, Inc. which provided ultra low temperature size reduction and classification of specialty products including thermoplastics, pharmaceuticals and foodstuffs. LinTech was sold to Tanner Chemical/Chamberlain Phipps in 1986, where Mr. Daniels served as Division Manager from 1986 to 1991. Mr. Daniels holds a B.S. from Lehigh University.

    MICHAEL W. HUNTER joined Russell-Stanley as Executive Vice President and President of Hunter Drums Limited with the acquisition of Hunter Drums Limited in 1997. Mr. Hunter joined Hunter Drums Limited in 1979 and became President in 1984. Mr. Hunter holds a B.A. from the University of Western Ontario.

    GERARD C. DISCHINO joined Russell-Stanley as President of New England Container with the acquisition of New England Container in 1998, where he became president in 1997. Prior to joining New England Container, Mr. DiSchino spent over 15 years in various positions with Norton Company, a division of Saint Gobain Corporation. Mr. DiSchino holds a B.A. from Boston College and a M.B.A. from Babson College.

    JOSEPH P. BEVILAQUA joined Russell-Stanley as Vice President, Sales and Market Development in 1998. Mr. Bevilaqua is currently Vice President, Container Manufacturing Division--Plastic Products. Prior to joining Russell-Stanley, Mr. Bevilaqua was Executive Director, Engineered Products and Corporate Marketing of Woodbridge Foam Corporation. Mr. Bevilaqua has held a variety of product management and market development positions at GE Plastics, a division of General Electric Company. Mr. Bevilaqua holds a B.S. from the University of Tennessee.

    JOHN H. HUNTER joined Russell-Stanley in 1984 as a Vice President and was appointed Vice President--Plastics Division in 1986. Mr. Hunter is currently Vice President, Operations and Engineering--Container Manufacturing Division. Prior to joining Russell-Stanley, Mr. Hunter was a Plant Manager for ACT. Mr. Hunter holds a B.S. from the University of Strathclyde in Glasgow, Scotland.

    DAVID GARRISON joined Russell-Stanley as Vice President, Operations in 1991. Mr. Garrison is currently Vice President, Container Manufacturing Division--Steel Products. Prior to joining Russell-Stanley, Mr. Garrison was Vice President and General Manager at Eastern Steel Barrel Corp. From 1962 to 1978 he was employed by American Thermo Plastics Corporation, a subsidiary of Phillips Chemical Company. Mr. Garrison holds a B.S. from Lehigh University.

    KEVIN H. KERCHNER joined Russell-Stanley as Vice President, Operations with its acquisition of the plastics division of Smurfit Packaging Corporation in 1997. Mr. Kerchner is currently Vice President, Logistics and Planning. Prior to joining Russell-Stanley, Mr. Kerchner spent ten years with Smurfit Packaging Corporation in operating assignments in both plastics and fiber packaging. He has held various positions in finance and planning with Johnson Matthey PLC and Container Corporation of America. Mr. Kerchner holds a B.A. from Eastern Illinois University and a M.B.A. from Butler University.

    RONALD M. LITCHKOWSKI joined Russell-Stanley as Vice President, Controller in 1997. Prior to joining Russell-Stanley, Mr. Litchkowski was Vice President of Finance and Administration for the Institutional Products Division of Colgate-Palmolive Company, where he worked since 1989. Mr. Litchkowski is a C.P.A. and holds a B.S. from King's College.

    NORMAN W. ALPERT is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Alpert is Chairman of the Board of Directors of Advanced Organics, Inc., International AirParts Corporation and Aearo Corporation, and a director of Cluett American Corp., Siegel & Gale Holdings, Inc. and Remington Products Company L.L.C., all companies in which Vestar has a significant equity interest. Mr. Alpert holds an A.B. from Brown University.

    VINCENT J. BUONANNO is the Chairman and Chief Executive Officer of Tempel Steel Company of Chicago, a producer of magnetic steel laminations. Mr. Buonanno was the principal stockholder and President of New England Container from 1980 until 1997 and is a trustee of Brown University. Mr. Buonanno holds an A.B. from Brown University.

    TODD N. KHOURY is a Vice President of Vestar and joined Vestar in 1993. Mr. Khoury is also a director of Siegel & Gale Holdings, Inc., a company in which Vestar has a significant equity interest. Mr. Khoury holds a B.A. from Yale University and a M.B.A. from Harvard University.

    LEONARD LIEBERMAN is a retired Chief Executive Officer of Supermarkets General Corporation and Outlet Communications Inc. Mr. Lieberman is also a director of Advanced Organics, Inc. and Reid Plastics Holdings, Inc., companies in which Vestar has a significant equity interest, Celestial Seasonings Inc., Republic New York Corporation, Republic National Bank of New York, Sonic Corp., and Nice-Pak Products, Inc. Mr. Lieberman holds a B.A. from Yale University, a J.D. from Columbia University and participated in the Advanced Management Program at Harvard University.

    KEVIN MUNDT is a Vice President, member of the Board of Directors, and head of the Retail, Consumer & Healthcare Group of Mercer Management Consulting. Prior to that, Mr. Mundt was a founding partner of Corporate Decisions, Inc., a Boston strategy consulting firm that focused on developing growth strategies in changing markets that later merged with Mercer. Mr. Mundt holds an A.B. from Brown University and holds a M.B.A. from Harvard University.

    ARTHUR J. NAGLE is a Managing Director of Vestar and was a founding partner of Vestar at its inception in 1988. Mr. Nagle is a director of Aearo Corporation and Remington Products Company, L.L.C., both companies in which Vestar has a significant equity interest. Mr. Nagle holds a B.S. from Pennsylvania State University and a M.B.A. from Columbia University.

    VINCENT J. NAIMOLI is the Chairman, President and Chief Executive Officer of Anchor Industries International. Mr. Naimoli is also Managing General Partner and Chief Executive Officer of the Tampa Bay Devil Rays, Ltd. Major League Baseball Club and a director of Florida Progress and Players International Inc. Mr. Naimoli holds a B.S.M.E. from the University of Notre Dame, a M.S.M.E. from New Jersey Institute of Technology, a M.B.A. from Fairleigh Dickinson University and participated in the Advanced Management Program at Harvard University.

    DANIEL S. O'CONNELL is the founder and Chief Executive Officer of Vestar. Mr. O'Connell is a director of Advanced Organics, Inc., Aearo Corporation, Cluett American Corp., Insight Communications Company, L.P., Remington Products Company L.L.C. and Siegel & Gale Holdings, Inc., all companies in which Vestar has a significant equity interest. Mr. O'Connell holds an A.B. from Brown University and a M.P.P.M. from Yale University.

    JOHN W. PRIESING is the Chief Executive Officer of Advanced Organics, Inc., a company in which Vestar has a significant equity interest. Mr. Priesing was Russell-Stanley's Chairman from 1993 to 1997 and President and Chief Executive Officer from 1993 to 1996. Prior to joining Russell-Stanley, Mr. Priesing served as President and Chief Executive Officer of Axel Johnson Inc. From 1973 to

1978, Mr. Priesing was group vice president and director of Phelps Dodge Industries. Mr. Priesing holds a B.A. from Amherst College and a M.B.A. from Harvard University.

    There are no family relationships among any of our directors or executive officers.

    During 1998, Robert L. Rosner, Leonard Lieberman and Arthur J. Nagle served on the Compensation Committee of our board of directors.

BOARD COMPENSATION

    All directors are reimbursed for expenses incurred in attending all Board and committee meetings. Except for Mark Daniels, directors who are also employees of ours or Vestar do not receive remuneration for serving as directors. Mr. Daniels receives $25,000 per year for his service as a director. Each other director of the Board receives $15,000 per year for his service as a director, $2,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by teleconference, $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by teleconference.

EXECUTIVE COMPENSATION

    The following table sets forth summary information concerning compensation for services in all capacities awarded to, earned by or paid to our Chief Executive Officer and each of our other four most highly compensated executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000 (collectively, the "Named Executive Officers"), with respect to the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                          ------------------------
                                                                                            AWARDS
                                                                                          -----------    PAYOUTS
                                                                                          SECURITIES   -----------  ALL OTHER
                                                                  ANNUAL COMPENSATION     UNDERLYING      LTIP       COMPEN-
NAME AND                                                        ------------------------    OPTIONS      PAYOUTS     SATION
PRINCIPAL POSITION                                     YEAR     SALARY ($)    BONUS ($)       (#)          ($)       ($)(1)
---------------------------------------------------  ---------  -----------  -----------  -----------  -----------  ---------
Robert L. Singleton................................       1998     310,000      100,000       35,000       31,250     141,953(2)
  President and Chief Executive Officer
Daniel W. Miller...................................       1998     247,308(3)    125,000(4)     15,000
  Executive Vice President and Chief Financial
  Officer
Mark E. Daniels....................................       1998     225,000       25,000       17,500                  795,000(5)
  Executive Vice President and President of
  Container Management Services
Michael W. Hunter..................................       1998     238,319(6)     94,470(7)     17,500                469,000(8)
  Executive Vice President and President of Hunter
  Drums Limited
John H. Hunter.....................................       1998     166,000       60,000        3,000       41,667      18,889(9)
  Vice President, Operations and
  Engineering--Container Manufacturing Division

------------------------

(1) Russell-Stanley maintains a group life insurance policy under which some employees, including all of the Named Executive Officers, receive life insurance with a death benefit equal to the lesser of the employee's salary and $300,000. The premiums paid in respect of any individual are not significant.

(2) Represents payment of $124,688 by Russell-Stanley in reimbursement of expenses incurred by Mr. Singleton in connection with his relocation to New Jersey, a contribution of $5,000 by Russell-Stanley under Russell-Stanley's 401(k) Savings Plan and a contribution of $12,265 by Russell-Stanley under a defined contribution plan maintained by Russell-Stanley during 1999.

(3) Represents payment by Russell-Stanley of $75,000 to Vestar in consideration for Mr. Miller's services as Russell-Stanley's Senior Vice President and Chief Financial Officer from January through May 1998 and the payment by Russell-Stanley of $172,308 to Mr. Miller as salary in respect of the period from May through December 1998. Prior to May 1998, Russell-Stanley made all payments in respect of Mr. Miller's services to Vestar. See "Relationships and Related Party Transactions."

(4) Represents a bonus of $100,000 paid by Russell-Stanley and a payment of $25,000 from Vestar.

(5) Represents payment of $770,000 by Russell-Stanley pursuant to a stay/pay agreement and payment of $25,000 by Russell-Stanley for Mr. Daniels' service as a director. See "-- Employment Contracts" and "--Board Compensation."

(6) Mr. Hunter's salary is $355,700 (Canadian) per year. The amount reflected in the table represents this amount converted at the rate of 0.67 U.S. dollars per Canadian dollar.

(7) Mr. Hunter's bonus for 1998 was $141,000 (Canadian). The amount reflected in the table represents this amount converted at the rate of 0.67 U.S. dollars per Canadian dollar.

(8) Represents payment by Russell-Stanley of $700,000 (Canadian) pursuant to a stay/pay agreement. The amount reflected in the table represents this amount converted at the rate of 0.67 U.S. dollars per Canadian dollar. See "--Employment Contracts."

(9) Represents a contribution of $3,760 by Russell-Stanley under Russell-Stanley's 401(k) Savings Plan and a contribution of $15,129 by Russell-Stanley under a defined contribution plan maintained by Russell-Stanley in 1998.

STOCK OPTION GRANTS

    During the year ended December 31, 1998, Russell-Stanley granted a total of 88,000 stock options to the Named Executive Officers. The following table sets forth the grants for each Named Executive Officer during the year ended December 31, 1998.

                             OPTION GRANTS IN 1998

                               NUMBER OF                                                            POTENTIAL REALIZABLE
                              SECURITIES                                                              VALUE AT ASSUMED
                              UNDERLYING      % OF TOTAL                                              ANNUAL RATES OF
                                OPTIONS     OPTIONS GRANTED   EXERCISE OR                               STOCK PRICE
                                GRANTED     TO EMPLOYEES IN   BASE PRICE                              APPRECIATION FOR
NAME                            (#)(1)        FISCAL YEAR      ($/SHARE)      EXPIRATION DATE         OPTION TERM ($)
----------------------------  -----------  -----------------  -----------  ---------------------  ------------------------
                                                                                                      5%           10%
Robert L. Singleton.........      35,000            27.9           50.00   February 25, 2008        1,100,400    2,789,150
Daniel W. Miller............      15,000            11.9           50.00   May 17, 2008               471,600    1,195,350
Mark E. Daniels.............      17,500            13.9           50.00   February 25, 2008          550,200    1,394,575
Michael W. Hunter...........      17,500            13.9           50.00   February 25, 2008          550,200    1,394,575
John H. Hunter..............       3,000             2.4           50.00   February 25, 2008           94,320      239,070

------------------------

(1) Grants consist of stock options which become exercisable in five equal annual installments commencing one year after the date of grant and become immediately exerciseable in the event of a change in control or an initial public offering of Russell-Stanley's common stock or other voting securities. A change of control will occur on

    - the date Vestar and its affiliates cease to beneficially own a majority of the voting power of Russell-Stanley and cannot elect a majority of our Board of Directors,

    - subsequent to an initial public offering, the date any person other than Vestar or its affiliates beneficially owns more than 35% of the voting power of Russell-Stanley and Vestar or its affiliates beneficially owns less voting power than that person or

    - the date that the continuing members of the Board of Directors cease to constitute a majority of the Board of Directors during a two-year period.

OPTION EXERCISES AND YEAR-END HOLDINGS

    During the year ended December 31, 1998, none of the Named Executive Officers exercised their stock options. The following table sets forth information with respect to unexercised stock options held by each Named Executive Officer as of December 31, 1998.

                                                           NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                          UNDERLYING UNEXERCISED            MONEY OPTIONS AT
                                                             OPTIONS AT FISCAL              FISCAL YEAR-END
                                                                 YEAR-END              UNEXERCISABLE/EXERCISABLE
NAME                                                   UNEXERCISABLE/EXERCISABLE (#)             ($)(1)
-----------------------------------------------------  -----------------------------  ----------------------------
Robert L. Singleton..................................            51,427/12,561                 476,383/364,269
Daniel W. Miller.....................................             18,650/8,000                       0/296,000
Mark E. Daniels......................................            49,719/15,869                             0/0
Michael W. Hunter....................................                 17,500/0                             0/0
John H. Hunter.......................................             3,000/16,000                       0/592,000

------------------------

(1) Values have been determined assuming a fair market value of $45.00 per share of Russell-Stanley's common stock based on the most recent third-party valuation of Russell-Stanley's equity value.

LONG-TERM INCENTIVE PLAN

    We maintain a performance unit incentive plan for key employees, including the Named Executive Officers. During the year ended December 31, 1998, Russell-Stanley awarded a total of 9,675 units to the Named Executive Officers and established a target EBITDA for the three-year period from January 1, 1998 through December 31, 2000 pursuant to the plan. Each unit has a value of $100.00 if the EBITDA target is achieved. This per unit value will be prorated down to $25.00 if less than 100% but more than 85% of the EBITDA target is achieved. The units will have no value if less than 85% of the EBITDA target is achieved. The per unit value will be prorated up to $200.00 if the EBITDA target is exceeded by up to 25%. There is no increase in the per unit value for achieving EBITDA in excess of 125% of the target amount. The unit payments will be made in three equal annual installments in 2001, 2002 and 2003, provided that the relevant Named Executive Officer is employed by Russell-Stanley on the payment dates. The following table sets forth information with respect to the units granted to each Named Executive Officer.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1998

                                                                                      ESTIMATED FUTURE PAYOUTS
                                             NUMBER           PERFORMANCE        -----------------------------------
                                               OF               PERIOD            THRESHOLD    TARGET      MAXIMUM
NAME                                        UNITS (#)        UNTIL PAYOUT            ($)         ($)         ($)
-----------------------------------------  -----------  -----------------------  -----------  ---------  -----------
Robert L. Singleton......................       2,325   January 1, 1998-            197,625     232,500     465,000
                                                        December 31, 2000
Daniel W. Miller.........................       2,100   January 1, 1998-            178,500     210,000     420,000
                                                        December 31, 2000
Mark E. Daniels..........................       1,875   January 1, 1998-            159,375     187,500     375,000
                                                        December 31, 2000
Michael W. Hunter........................       1,875   January 1, 1998-            159,375     187,500     375,000
                                                        December 31, 2000
John H. Hunter...........................       1,500   January 1, 1998-            127,500     150,000     300,000
                                                        December 31, 2000

EMPLOYMENT CONTRACTS

    Robert L. Singleton entered into an employment agreement with Russell-Stanley on September 20, 1996. Pursuant to the agreement, Mr. Singleton received an initial annual base salary of $275,000, subject to discretionary increases. Mr. Singleton is also entitled to annual incentive bonuses and is eligible to participate in our long-term incentive program. The employment agreement renews annually unless Russell-Stanley elects not to renew.

    Mark E. Daniels entered into an employment agreement with Russell-Stanley on July 23, 1997. Pursuant to the agreement, Mr. Daniels received an initial annual base salary of $225,000, subject to discretionary increases. Mr. Daniels is also entitled to annual incentive bonuses and is eligible to participate in our long-term incentive program. The employment agreement has an initial term of three years which is automatically renewed for one-year periods unless 60 days prior written notice is given by either Mr. Daniels or Russell-Stanley. In the event Mr. Daniels' employment is terminated by Russell-Stanley without cause, Mr. Daniels would be entitled to receive a cash lump sum payment in respect of compensation earned but not yet paid, as well as a severance payment in an amount equal to the sum of

    - one year's base salary and

    - the product of

       (1) Mr. Daniels' bonus for the fiscal year ended prior to his termination of employment and

       (2) a fraction, the numerator of which is the number of days passed in the current fiscal year prior to this termination and the denominator of which is 365.

    Mr. Daniels also entered into a separate agreement with Russell-Stanley on July 23, 1997 providing him with additional monetary incentive to remain an employee of Container Management Services through July 23, 2000. This agreement provides for Mr. Daniels to receive $770,000 annually through July 23, 2000. In addition, in the event Mr. Daniels' employment is terminated by Russell-Stanley without cause, we would continue to make these payments.

    Michael W. Hunter entered into an employment agreement with Russell-Stanley on October 30, 1997. Pursuant to the agreement, Mr. Hunter received an initial annual base salary of $345,000 (Canadian), subject to discretionary increases. Mr. Hunter is also entitled to annual incentive bonuses and is eligible to participate in our long-term incentive program. The employment agreement has an initial term of five years which is automatically renewed for one-year periods unless 60 days prior written notice is given by either Mr. Hunter or Russell-Stanley. In the event Mr. Hunter's employment is terminated by Russell-Stanley without cause, Mr. Hunter would be entitled to receive a cash lump sum payment in respect of compensation earned but not yet paid, as well as a severance payment in an amount equal to the sum of

    - a multiple (ranging from 1 1/2 to 3) of one year's base salary and

    - the product of

       (1) the target bonus in respect of the fiscal year in which Mr. Hunter's termination of employment occurs and

       (2) a fraction, the numerator of which is the number of days passed in the current fiscal year prior to his termination and the denominator of which is 365.

    Mr. Hunter also entered into a separate agreement with Hunter Drums Limited on October 30, 1997 providing him with additional monetary incentive to remain an employee of Hunter Drums Limited through October 30, 2003. This agreement provides for Mr. Hunter to receive monthly payments of $58,334 (Canadian) through October 30, 2001 and then $37,500 (Canadian) monthly thereafter, through October 30, 2003. In addition, in the event Mr. Hunter's employment is terminated by Russell-Stanley or Hunter Drums Limited without cause, Mr. Hunter would be entitled to receive

    - 75% of the aggregate payments remaining to be made pursuant to the previous sentence in equal monthly installments during the first 50% of the remaining term of the agreement and

    - the remaining 25% of those aggregate payments on October 30, 2003.

In the event of a change of control, as defined in the agreement, Mr. Hunter would be entitled to receive a single lump sum payment equal to the present value of the remaining payments due under the agreement.

                           OWNERSHIP OF COMMON STOCK


    The following table sets forth information concerning the beneficial ownership shares of our common stock on August 12, 1999 by


    - each person known by us to be the beneficial owner of more than 5% of any class of our common stock,

    - each director who is a shareholder,

    - our Chief Executive Officer and each of our Named Executive Officers, and

    - all of our executive officers and directors as a group:

                                                                 NUMBER OF SHARES      PERCENTAGE OF SHARES
                  NAME OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(A)      OUTSTANDING (A)
-------------------------------------------------------------  ---------------------  -----------------------
5% STOCKHOLDERS

Vestar Capital Partners III, L.P. ...........................         1,163,637                  53.55%
  245 Park Avenue
  New York, New York 10167
Vestar/R-S Investment, L.P. .................................           490,000                  22.55%
  245 Park Avenue
  New York, New York 10167
New York Life Insurance Company..............................           290,909                  13.39%
  51 Madison Avenue
  New York, New York 10010
Vestar Portfolio Investments, L.P. ..........................            29,318                   1.35%
  245 Park Avenue
  New York, New York 10167

OFFICERS AND DIRECTORS

Robert L. Rosner(b)..........................................                --                     --
Robert L. Singleton..........................................            19,561(c)                   *
Daniel W. Miller.............................................            14,650(d)                   *
Mark E. Daniels..............................................            35,719(e)                 2.0%
Michael W. Hunter............................................             3,500(f)                   *
John H. Hunter...............................................            20,725(g)                   *
Norman W. Alpert(b)..........................................                --                     --
Vincent J. Buonanno..........................................            24,243                   1.12%
Leonard Lieberman............................................             3,160                      *
Arthur J. Nagle(b)...........................................                --                     --
Vincent J. Naimoli...........................................             3,160                      *
Daniel S. O'Connell(b).......................................                --                     --
John W. Priesing.............................................            22,000(h)                1.00%
All executive officers and directors as a group (20
  persons)...................................................           151,128(i)                6.60%

------------------------

*   Less than one percent.

(a) The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the regulations, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of that security, or "investment power," which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest.

(b) Mr. O'Connell is the President and Chief Executive Officer and Messrs. Rosner, Nagle and
    Alpert are Vice Presidents of Vestar Associates Corporation III. Vestar Associates Corporation III is the sole general partner of Vestar Associates III, L.P., and Vestar Associates III, L.P. is the sole general partner of Vestar Capital Partners III, L.P., which owns 1,163,637 shares of our common stock. Messrs. O'Connell, Rosner, Nagle and Alpert, as executive officers of Vestar Associates Corporation III, may be deemed to share beneficial ownership of those shares. Each of these individuals disclaims that beneficial ownership.

   Messrs. Alpert, Nagle and O'Connell are general partners of Vestar/R-S
    Investment, L.P. which owns 490,000 shares of our common stock. Messrs. Alpert, Nagle and O'Connell, as general partners of Vestar/R-S Investment, L.P., may be deemed to share beneficial ownership of those shares. Each of these individuals disclaims that beneficial ownership.

   Messrs. Alpert, Nagle and O'Connell are general partners of Vestar/MAG
    Aerospace Limited Partnership. Vestar/MAG Aerospace Limited Partnership is the sole general partner of Vestar Portfolio Investments, L.P., which owns 29,318 shares of our common stock. Messrs. Alpert, Nagle and O'Connell, as general partners of Vestar/MAG Aerospace Limited Partnership, may be deemed to share beneficial ownership of those shares. Each of these individuals disclaims that beneficial ownership.

(c) Includes currently exercisable options to purchase 19,561 shares of common stock.

(d) Includes currently exercisable options to purchase 14,650 shares of common stock.

(e) Includes currently exercisable options to purchase 35,719 shares of common stock.

(f) Includes currently exercisable options to purchase 3,500 shares of common stock.

(g) Includes currently exercisable options to purchase 16,600 shares of common stock.

(h) Includes currently exercisable options to purchase 22,000 shares of common stock.

(i) Includes currently exercisable options to purchase 116,440 shares of common stock.

                           RELATED PARTY TRANSACTIONS

    On July 23, 1997, we entered into a management agreement with Vestar. Pursuant to the management agreement, Vestar provides us with advisory and consulting services for an annual fee equal to the greater of $225,000 or 0.25% of our net sales for that fiscal year, plus reimbursement of out-of-pocket expenses. The management agreement terminates at any time that Vestar and its affiliates hold, in the aggregate, less than 10% of the voting power of our outstanding voting stock. See "Ownership of Common Stock." In addition to the fees based on net sales for advisory and consulting services, in 1998 we paid Vestar $160,000 for consulting services in connection with our acquisition of New England Container and approximately $224,000 in reimbursement of out-of-pocket expenses.

    Prior to May 1998, Daniel W. Miller, our Executive Vice President and Chief Financial Officer and one of our directors, was a Managing Director of Vestar Resources, Inc., an affiliate of Vestar. Between February 1996 when Mr. Miller became our Senior Vice President and Chief Financial Officer and May 1998 when Mr. Miller became a full-time employee of Russell-Stanley, we paid Vestar at the rate of $150,000 per year for Mr. Miller's services as our Senior Vice President and Chief Financial Officer. Pursuant to this arrangement, we paid Vestar $75,000 in respect of Mr. Miller's services for the period from January through May 1998.

    Kevin Mundt, one of our directors, is a Vice President, member of the Board of Directors and head of the Retail, Consumer & Healthcare Group of Mercer Management Consulting. In 1998, we engaged Mercer to provide consulting services to Container Management Services, for which we paid Mercer approximately $189,000. In 1998 we also engaged Mercer to provide consulting services to Russell-Stanley, for which we paid Mercer approximately $272,000.

    In June 1998, Russell-Stanley made an interest-free loan in the amount of $77,000 to David Garrison, one of our executive officers, in connection with Mr. Garrison's relocation to our headquarters in Bridgewater, New Jersey. Mr. Garrison repaid the loan in full in August 1998.

    In July 1998, Russell-Stanley acquired all of the capital stock of New England Container from Vincent J. Buonanno, who subsequently became one of our directors, for $14 million in cash and 24,243 shares of our common stock. The consideration was determined based on negotiations between Russell-Stanley and Mr. Buonanno and was approved by Russell-Stanley's board of directors. Under the terms of the transaction, Russell-Stanley and Mr. Buonanno have agreed to indemnify each other for losses pursuant to customary indemnification provisions.

    We have entered into a consulting agreement with Mr. Buonanno. In consideration for his advising us on matters relating to the steel drum reconditioning business, we will pay Mr. Buonanno four payments of $250,000 each prior to December 31, 2001.

    New York Life Insurance Company, one of our 5% stockholders, and New York Life Insurance and Annuity Corporation, an affiliate of New York Life Insurance Company, were lenders under our former senior credit agreement, with an aggregate term loan commitment of $20.0 million which bore interest at 9.48% per annum. This term loan remains outstanding under our senior credit facility bearing the same interest rate and will mature in two equal installments in June 2006 and June 2007. We are required to offer to repay the term loan with the proceeds from the sale of assets and with the proceeds from issuances of our equity securities. We can also make optional prepayments. Mandatory and optional prepayments are subject to prepayment premiums. In connection with the execution of our senior credit facility, we paid fees of approximately $100,000 to these lenders.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

    Our senior credit facility is provided by a syndicate of banks and other financial institutions led by BankBoston N.A., as administrative agent, and Goldman Sachs Credit Partners L.P., as syndication agent. Our senior credit facility provides for a $25.0 million term loan and $75.0 million of revolving credit availability. The equivalent of U.S. $15.0 million of the revolving indebtedness is available for borrowings in Canadian dollars by our Canadian subsidiary, Hunter Drums Limited. The term loan will mature in two equal installments in June 2006 and June 2007. The outstanding revolving credit indebtedness and the revolving credit commitment will mature in February 2004.

    The term loan bears interest at 9.48% per annum. Revolving indebtedness bears interest at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on our EBITDA and debt levels.

    We pay a commitment fee at a rate equal to 0.50% per annum on the undrawn portion of the revolving credit commitments. Following the first fiscal quarter of 2000, the commitment fee adjusts quarterly depending on the undrawn portion of the revolving credit commitments.

    We must repay indebtedness under our senior credit facility with the proceeds from the sale of assets and with the proceeds from issuances of our equity securities. We can also make optional prepayments on the term loan. Mandatory and optional prepayments are subject to prepayment premiums.

    Except for the obligations of Hunter Drums Limited, the obligations under our senior credit facility are joint and several obligations of our material domestic subsidiaries. The obligations of Hunter Drums Limited under our senior credit facility are unconditionally and irrevocably guaranteed by us and our material domestic subsidiaries. In addition, our senior credit facility is secured by first priority or equivalent security interests in substantially all of our assets, including all the capital stock of, or other equity interests in, our domestic subsidiaries and 65% of the capital stock of, or other equity interests in, our foreign subsidiaries to the extent permitted by applicable contractual and legal provisions. See "Description of the Notes--Subordination" and "Risk Factors--As a result of the subordination provisions of the outstanding notes and exchange notes, you may not receive payment on your notes if we are involved in a bankruptcy or similar proceeding."

    Our senior credit facility contains a number of covenants and restrictions that will restrict our ability to incur additional indebtedness, incur liens, make capital expenditures, enter into related party transactions, pay dividends, enter into mergers and consolidations, sell assets, make acquisitions and otherwise restrict corporate activities. In addition, under our senior credit facility we are required to comply with specified financial ratios and tests, including minimum interest coverage ratios and maximum senior leverage ratios.
    Even though our senior credit facility restricts our ability to incur additional indebtedness, we are still able to borrow substantial additional amounts, including:
    - up to $75 million by the issuance of additional senior subordinated notes.
    - up to $10 million at any time outstanding under capitalized lease obligations.
    - up to $3.5 million at any time outstanding for the acquisition of real or personal property and
    - up to $5 million at any time outstanding of other indebtedness.

    We maintain an interest rate collar in an aggregate notional principal amount of $45.0 million to hedge interest rate risk. Under this collar, if the actual LIBOR rate at the specified measurement date is greater than a ceiling rate stated in the collar agreement, the lender pays us the differential interest expense. If the actual LIBOR rate is lower than the floor rate stated in the collar agreement, we pay the lender the differential interest expense. The interest rate collar terminates on November 30, 2000.

                                 LEGAL MATTERS

    The validity of the exchange notes will be passed upon for Russell-Stanley by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

    The financial statements of Russell-Stanley Holdings, Inc. and subsidiaries as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998, of Container Management Services, Inc. as of July 23, 1997 and for the period January 1, 1997 through July 23, 1997, of Hunter Drums Limited as of October 29, 1997, and for the period January 1, 1997 through October 29, 1997 and of Smurfit Plastic Packaging as of December 31, 1996 and November 7, 1997, for the year ended December 31, 1996 and for the period January 1, 1997 through November 7, 1997, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this prospectus, and are included in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    The financial statements of Container Management Services, Inc. as and for the year ended December 31, 1996 included in this prospectus have been audited by Elliott, Davis & Company, LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon the report of Elliott, Davis & Company, LLP given upon their authority as experts in accounting and auditing.

                      (This page intentionally left blank)

                         INDEX TO FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

    Independent Auditors' Report.....................................................        F-2

    Financial Statements as of December 31, 1997 and 1998 and for each of the years ended December 31, 1996, 1997 and 1998:

    Consolidated Balance Sheets......................................................        F-3

    Consolidated Statements of Operations and Comprehensive Income (Loss)............        F-5

    Consolidated Statements of Redeemable Preferred Stock and Stockholders' Equity
    (Deficit)........................................................................        F-6

    Consolidated Statements of Cash Flows............................................        F-7

    Notes to Consolidated Financial Statements.......................................        F-8

    Financial Statements as of December 31, 1998 and March 31, 1999 (Unaudited) and
    for each of the periods ended March 31, 1998 and 1999 (Unaudited)................       F-36

INDEX TO FINANCIAL STATEMENTS OF CONTAINER MANAGEMENT SERVICES, INC.

    Independent Auditors' Report.....................................................       F-50

    Report of Independent Certified Public Accountants...............................       F-51

    Financial Statements as of December 31, 1996 and July 23, 1997 and for the year ended December 31, 1996 and the period from January 1, 1997 through July 23,
    1997:

    Balance Sheets...................................................................       F-52

    Statements of Operations.........................................................       F-53

    Statements of Stockholders' Equity...............................................       F-54

    Statements of Cash Flows.........................................................       F-55

    Notes to Financial Statements....................................................       F-56

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF HUNTER DRUMS LIMITED

    Independent Auditors' Report.....................................................       F-60

    Financial Statements as of October 29, 1997 and for the period from January 1, 1997 through October 29, 1997:

    Consolidated Balance Sheet.......................................................       F-61

    Consolidated Statement of Operations and Retained Earnings.......................       F-62

    Consolidated Statement of Cash Flows.............................................       F-63

    Notes to Consolidated Financial Statements.......................................       F-64

INDEX TO FINANCIAL STATEMENTS OF SMURFIT PLASTIC PACKAGING

    Independent Auditors' Report.....................................................       F-69

    Financial Statements as of December 31, 1996 and November 7, 1997 and for the
    year ended December 31, 1996 and the period from January 1, 1997 to November 7,
    1997:

    Balance Sheets...................................................................       F-70

    Statements of Operations.........................................................       F-71

    Statements of Cash Flows.........................................................       F-72

    Notes to Financial Statements....................................................       F-73

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Russell-Stanley Holdings, Inc.
Bridgewater, New Jersey

    We have audited the accompanying consolidated balance sheets of Russell-Stanley Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive income (loss), redeemable preferred stock and stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 22, 1999

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                                             1997         1998
                                                                                          -----------  -----------
                                                 ASSETS (NOTE 8)

CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $     1,051  $     1,630
  Accounts receivable, less allowances of $224 and $169, respectively...................       29,641       29,408
  Inventories (Note 3)..................................................................       19,004       18,761
  Prepaid taxes and income taxes receivable--net (Note 9)...............................        1,700        3,460
  Prepaid and other current assets......................................................        2,512        2,132
  Deferred tax benefit--net (Note 9)....................................................        1,289          602
                                                                                          -----------  -----------
      Total current assets..............................................................       55,197       55,993
                                                                                          -----------  -----------
PROPERTY, PLANT AND EQUIPMENT--Net
  (Notes 4 and 6).......................................................................       84,962       92,643
                                                                                          -----------  -----------
OTHER ASSETS:
  Goodwill and other intangibles--net (Note 5)..........................................      103,734      108,195
  Deferred financing costs--net (Note 15)...............................................        1,498        1,294
  Other noncurrent assets...............................................................          139          129
                                                                                          -----------  -----------
      Total other assets................................................................      105,371      109,618
                                                                                          -----------  -----------
TOTAL ASSETS............................................................................  $   245,530  $   258,254
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                                             1997         1998
                                                                                          -----------  -----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses (Notes 7 and 14)................................  $    34,191  $    42,230
  Income taxes payable (Note 9).........................................................           47          849
  Current maturities of long-term debt (Note 8).........................................          745           10
                                                                                          -----------  -----------
      Total current liabilities.........................................................       34,983       43,089
LONG-TERM DEBT (Notes 8, 17 and 20).....................................................      160,617      171,592
DEFERRED TAXES--Net (Note 9)............................................................        5,819        4,662
OTHER NONCURRENT LIABILITIES (Note 14)..................................................        5,320        5,374
                                                                                          -----------  -----------
      Total liabilities.................................................................      206,739      224,717
                                                                                          -----------  -----------
COMMITMENTS AND CONTINGENCIES (Notes 14 and 20)
STOCKHOLDERS' EQUITY (Note 13)--At December 31, 1997 and 1998, 2,181 shares and 2,205
  shares were issued and outstanding....................................................       38,791       33,537
                                                                                          -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............................................  $   245,530  $   258,254
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        AND COMPREHENSIVE INCOME (LOSS)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                                1996         1997         1998
                                                                             -----------  -----------  -----------
NET SALES
  Containers...............................................................  $   141,925  $   161,107  $   227,392
  Services.................................................................           --       15,206       46,650
                                                                             -----------  -----------  -----------
    Total net sales........................................................      141,925      176,313      274,042
COST OF SALES
  Containers...............................................................      103,636      121,576      171,851
  Services.................................................................           --       12,027       41,356
                                                                             -----------  -----------  -----------
    Total cost of sales....................................................      103,636      133,603      213,207
                                                                             -----------  -----------  -----------
    Gross profit...........................................................       38,289       42,710       60,835
                                                                             -----------  -----------  -----------
EXPENSES:
  Selling..................................................................       11,268       12,254       17,532
  General and administrative...............................................       11,976       12,862       21,911
  Amortization of intangibles..............................................        1,070        1,726        3,487
  Nonrecurring charges (Notes 7 and 18)....................................           --           --        6,167
                                                                             -----------  -----------  -----------
    Total expenses.........................................................       24,314       26,842       49,097
                                                                             -----------  -----------  -----------
INCOME FROM OPERATIONS.....................................................       13,975       15,868       11,738
INTEREST EXPENSE...........................................................        7,473        8,754       16,025
OTHER EXPENSE--Net.........................................................          268          197          550
                                                                             -----------  -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS..................        6,234        6,917       (4,837)
PROVISION (BENEFIT) FOR INCOME TAXES (Note 9)..............................        2,559        2,925         (505)
                                                                             -----------  -----------  -----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS...................................        3,675        3,992       (4,332)
EXTRAORDINARY ITEMS (less applicable income tax benefit of $2,655 in 1997)
  (Note 15)................................................................           --        5,100           --
                                                                             -----------  -----------  -----------
NET INCOME (LOSS)..........................................................        3,675       (1,108)      (4,332)
OTHER COMPREHENSIVE INCOME (LOSS) (Note 2).................................            7         (171)      (2,012)
                                                                             -----------  -----------  -----------
COMPREHENSIVE INCOME (LOSS)................................................  $     3,682  $    (1,279) $    (6,344)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND

                         STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                  OTHER
                                                                                                              COMPREHENSIVE
                                                                                                              INCOME (LOSS)
                                                                                                                (NOTE 2)
                                       REDEEMABLE                                                             -------------
                                       PREFERRED                 COMMON
                                         STOCK                   STOCK            ADDITIONAL                   CUMULATIVE
                                  --------------------  ------------------------    PAID-IN     ACCUMULATED    TRANSLATION
                                   SHARES     AMOUNT     SHARES       AMOUNT        CAPITAL       DEFICIT      ADJUSTMENTS
                                  ---------  ---------  ---------  -------------  -----------  -------------  -------------
BALANCE, JANUARY 1, 1996........    236,498  $  23,517    645,000    $       7     $   7,600     $ (21,067)     $      --
  Net income....................         --         --         --           --            --         3,675             --
  Issued as dividends...........     39,094      3,910         --           --            --            --             --
  Amortization of discount......         --         38         --           --            --            --             --
  Preferred stock dividends.....         --         --         --           --            --        (3,913)            --
  Minimum pension liability
    adjustment..................         --         --         --           --            --            --             --
                                  ---------  ---------  ---------          ---    -----------  -------------  -------------
BALANCE, DECEMBER 31, 1996......    275,592     27,465    645,000            7         7,600       (21,305)            --
  Net loss......................         --         --         --           --            --        (1,108)            --
  Issued as dividends...........     22,149      2,214         --           --            --            --             --
  Reacquired by purchase........   (297,741)   (29,774)  (122,500)          --            --            --             --
  Amortization of discount......         --         95         --           --            --            --             --
  Shares issued.................         --         --  1,627,778           16        71,984            --             --
  Preferred stock dividends.....         --         --         --           --            --        (2,525)            --
  Conversion of warrants........         --         --     30,243           --        (1,059)           --             --
  Premium paid on repurchase of
    preferred stock.............         --         --         --           --        (7,529)           --             --
  Transaction fees..............         --         --         --           --        (1,907)           --             --
  Minimum pension liability
    adjustment..................         --         --         --           --            --            --             --
  Translation adjustment........         --         --         --           --            --            --           (103)
                                  ---------  ---------  ---------          ---    -----------  -------------  -------------
BALANCE, DECEMBER 31, 1997......         --         --  2,180,521           23        69,089       (24,938)          (103)
  Net loss......................         --         --         --           --            --        (4,332)            --
  Shares issued.................         --         --     24,243           --         1,090            --             --
  Minimum pension liability
    adjustment..................         --         --         --           --            --            --             --
  Translation adjustment........         --         --         --           --            --            --         (1,631)
                                  ---------  ---------  ---------          ---    -----------  -------------  -------------
BALANCE, DECEMBER 31, 1998......  $      --  $      --  2,204,764    $      23     $  70,179     $ (29,270)     $  (1,734)
                                  ---------  ---------  ---------          ---    -----------  -------------  -------------
                                  ---------  ---------  ---------          ---    -----------  -------------  -------------


                                     MINIMUM           NOTES               TREASURY             TOTAL
                                     PENSION        RECEIVABLE              STOCK           STOCKHOLDERS'
                                    LIABILITY      FOR SHARES TO    ----------------------      EQUITY
                                   ADJUSTMENT       MANAGEMENT       SHARES      AMOUNT       (DEFICIT)
                                  -------------  -----------------  ---------  -----------  --------------
BALANCE, JANUARY 1, 1996........    $    (302)       $     (64)       117,000   $    (402)    $  (14,228)
  Net income....................           --               --             --          --          3,675
  Issued as dividends...........           --               --             --          --             --
  Amortization of discount......           --               --             --          --             --
  Preferred stock dividends.....           --               --             --          --         (3,913)
  Minimum pension liability
    adjustment..................            7               --             --          --              7
                                       ------              ---      ---------  -----------  --------------
BALANCE, DECEMBER 31, 1996......         (295)             (64)       117,000        (402)       (14,459)
  Net loss......................           --               --             --          --         (1,108)
  Issued as dividends...........           --               --             --          --             --
  Reacquired by purchase........           --               --        122,500      (4,451)        (4,451)
  Amortization of discount......           --               --             --          --             --
  Shares issued.................           --               --             --          --         72,000
  Preferred stock dividends.....           --               --             --          --         (2,525)
  Conversion of warrants........           --               --             --          --         (1,059)
  Premium paid on repurchase of
    preferred stock.............           --               --             --          --         (7,529)
  Transaction fees..............           --               --             --          --         (1,907)
  Minimum pension liability
    adjustment..................          (68)              --             --          --            (68)
  Translation adjustment........           --               --             --          --           (103)
                                       ------              ---      ---------  -----------  --------------
BALANCE, DECEMBER 31, 1997......         (363)             (64)       239,500      (4,853)        38,791
  Net loss......................           --               --             --          --         (4,332)
  Shares issued.................           --               --             --          --          1,090
  Minimum pension liability
    adjustment..................         (381)              --             --          --           (381)
  Translation adjustment........           --               --             --          --         (1,631)
                                       ------              ---      ---------  -----------  --------------
BALANCE, DECEMBER 31, 1998......    $    (744)       $     (64)       239,500   $  (4,853)    $   33,537
                                       ------              ---      ---------  -----------  --------------
                                       ------              ---      ---------  -----------  --------------

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                                  1996         1997        1998
                                                                                ---------  ------------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................................................  $   3,675  $     (1,108) $  (4,332)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation..............................................................      4,799         8,475     23,479
    Amortization..............................................................      1,069         1,613      3,127
    Amortization of deferred financing costs..................................        887           594        276
    Extraordinary items, noncash (Note 15)....................................         --         7,755         --
    Other noncash items.......................................................        340           393        770
  Changes in operating assets and liabilities, excluding effects of acquisitions:
    Decrease (increase) in accounts receivable................................        270          (135)     1,916
    Decrease (increase) in inventories........................................     (4,252)        2,147      1,024
    Decrease (increase) in prepaid and other current assets...................       (221)       (1,085)       672
    (Decrease) increase in accounts payable, accrued expenses and income taxes
      payable.................................................................     (1,852)       (1,763)     4,482
    Decrease in deferred income taxes.........................................       (489)         (418)      (848)
    Increase in other--net....................................................        142         1,265        231
                                                                                ---------  ------------  ---------
      Net cash provided by operating activities...............................      4,368        17,733     30,797
                                                                                ---------  ------------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions--net of cash acquired (Note 16)................................         --      (130,249)   (13,874)
  Capital expenditures........................................................     (3,335)       (9,949)   (28,679)
  Proceeds from sale of property, plant and equipment.........................                               1,394
  Other, net..................................................................          4          (147)       (74)
                                                                                ---------  ------------  ---------
      Net cash used in investing activities...................................     (3,331)     (140,345)   (41,233)
                                                                                ---------  ------------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings..........................................      7,875       282,733         --
  Repayments of long-term borrowings..........................................     (3,924)     (144,708)      (429)
  (Repayments of) borrowings under revolver credit--net.......................     (5,124)       (8,515)    11,777
  Dividends on redeemable preferred stock.....................................         (4)           (2)        --
  Increase in deferred financing costs........................................       (130)       (6,877)       (72)
  Repurchase of senior subordinated notes.....................................         --       (29,258)        --
  Capital restructuring.......................................................         --       (42,880)        --
  Issuance of common stock....................................................         --        72,000         --
  Other, net..................................................................         --            21       (287)
                                                                                ---------  ------------  ---------
      Net cash (used in) provided by financing activities.....................     (1,307)      122,514     10,989
                                                                                ---------  ------------  ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS..................         --          (103)        26
                                                                                ---------  ------------  ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.......................................       (270)         (201)       579
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..................................      1,522         1,252      1,051
                                                                                ---------  ------------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR........................................  $   1,252  $      1,051  $   1,630
                                                                                ---------  ------------  ---------
                                                                                ---------  ------------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
  Interest....................................................................  $   6,541  $      6,580  $  12,883
                                                                                ---------  ------------  ---------
                                                                                ---------  ------------  ---------
  Income taxes................................................................  $   3,668  $      2,276  $     209
                                                                                ---------  ------------  ---------
                                                                                ---------  ------------  ---------

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

1. ORGANIZATION AND BASIS OF PRESENTATION

    ORGANIZATION--Through its direct operating subsidiaries, Russell-Stanley Corp. ("RSC"), Container Management Services, Inc. ("CMS"), Hunter Drums Limited ("Hunter"), and New England Container Co., Inc. ("NEC"), Russell-Stanley Holdings, Inc. ("Holdings" or the "Company") is a leading manufacturer and marketer of plastic and steel industrial containers and a leading provider of related container services in the United States and Canada. The Company's products are used in a broad range of industries including agricultural, chemical, food product, lubricant, pharmaceutical and specialty chemicals. In July 1997, the Company restructured its capital structure through the following transactions, i) issuance of 1,222,221 shares of common stock in exchange for $54,999,940, resulting in additional paid-in capital of $54,987,718, ii) repurchase of 122,500 shares of common stock for $4,450,500, iii) repurchase of all outstanding senior subordinated notes for $29,257,638, including make whole payments and accrued interest of $3,025,858 and $240,080, respectively, iv) repurchase of $15.00/$17.50 Cumulative Exchangeable Redeemable Preferred Stock (Series B) for $37,611,126, including make whole payments and accrued interest of $7,529,123 and $302,745, respectively, and v) conversion/repurchase of warrants for $1,059,190 (the "Capital Restructuring"). In addition, the Company restructured its debt through the following transactions: i) repayment of existing bank debt of $25,924,331 and ii) borrowing on a new credit facility of $46,102,987 (the "July Debt Restructuring"). Immediately following the Capital Restructuring and the July Debt Restructuring, Holdings was formed to serve as a holding company for RSC and subsidiaries. The transaction was accounted for in a manner similar to a pooling of interests, therefore, the financial statements as of and for the two years in the period ended December 31, 1997 include the operations of Holdings and RSC and subsidiaries as if Holdings and RSC had been combined for the entire period. In connection with the transaction, all RSC shares and options were exchanged for shares and options in Holdings with the same par value and exercise price. In July 1997, CMS was acquired; CMS pioneered the businesses of plastic container leasing on a per use or round-trip basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. In October 1997, the Company acquired the stock of Hunter, a leading Canadian manufacturer and marketer of steel and plastic drums. In November 1997, Holdings issued 377,779 shares of common stock in exchange for $17,000,055, resulting in additional paid-in capital of $16,996,277, and acquired certain assets of Smurfit Plastic Packaging Corporation ("SPP" or "SPP Assets"), a leading manufacturer and marketer of plastic drums in the United States. In addition, the Company entered into an amended and restated revolving credit and term loan agreement (Notes 8 and 15). In connection with the 1997 capital transactions, $1,907,000 of legal and consulting fees were incurred and recorded as a reduction of paid in capital. In July 1998, NEC was acquired; NEC has the largest share of the steel drum reconditioning market in the Northeast and provides the Company with entry into the steel drum reconditioning market, (with respect to the above acquisitions refer to Note 16).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    REVENUE RECOGNITION--Revenue is recognized when products are shipped or services are provided to customers.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES--The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates are used to a significant extent in determining the recoverability of intangibles from future operations and in establishing other valuation allowances.

    CASH EQUIVALENTS--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents and are valued at cost which approximates fair value.

    INVENTORIES--Inventories are stated at the lower of cost or market value. Cost is determined on the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment, stated at cost, is being depreciated for financial reporting purposes on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives for each class of property, plant and equipment are as follows:

Buildings and improvements...................................    15-30 years
Furniture and fixtures.......................................      3-7 years
Machinery and equipment......................................     3-10 years
Containers held for lease....................................   14-25 months

    GOODWILL AND OTHER INTANGIBLES--The excess of cost over the fair value of net assets acquired ("goodwill") is being amortized on a straight-line basis over its estimated useful life of 40 years. Other intangible assets, consisting primarily of customer lists and patents, are recorded at cost and are being amortized over the life of the related assets (up to 17 years), using the straight-line method. Management periodically evaluates the estimated useful lives of goodwill and other intangibles. In addition, management periodically evaluates the recoverability of long-term assets, including goodwill, based upon current and future anticipated income and cash flows. For the three-year period ended December 31, 1998, there were no adjustments to the useful lives or the carrying values of long-term assets resulting from those evaluations.

    DEFERRED FINANCING COSTS--Deferred financing costs incurred in connection with the Company's debt restructurings are being amortized for financial reporting purposes over the average life of the debt, using the straight-line method.

    INCOME TAXES--Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to the difference between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Management periodically evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets and establishes valuation allowances if necessary.

    TRANSLATION OF FOREIGN CURRENCIES--The assets and liabilities of Hunter are translated into U.S. dollars at year-end exchange rates, with resulting translation gains and losses accumulated in a

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) separate component of stockholders' equity. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing throughout the year.

    FINANCIAL INSTRUMENTS--The Company utilizes financial instruments to limit its exposure to interest rate fluctuations.

    COMPREHENSIVE INCOME (LOSS)--The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, REPORTING COMPREHENSIVE INCOME. Comprehensive income (loss) consists of the following:

                                                       YEAR ENDED DECEMBER 31,
                                                   -------------------------------
                                                     1996       1997       1998
                                                   ---------  ---------  ---------

                                                           (IN THOUSANDS)
Comprehensive income (loss):
  Net income (loss)..............................  $   3,675  $  (1,108) $  (4,332)
  Other comprehensive income (loss):
    Foreign currency translation adjustment......         --       (103)    (1,631)
    Minimum pension liability adjustment.........          7        (68)      (381)
                                                   ---------  ---------  ---------
  Other comprehensive income (loss)..............          7       (171)    (2,012)
                                                   ---------  ---------  ---------
Total............................................  $   3,682  $  (1,279) $  (6,344)
                                                   ---------  ---------  ---------
                                                   ---------  ---------  ---------

    RECENTLY ISSUED ACCOUNTING STANDARD--In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued. SFAS 133 establishes new disclosure requirements which provide a comprehensive standard for recognition and measurement of derivatives and hedging activities. SFAS 133 will require new disclosures to be recorded on the balance sheet at fair value and establishes special accounting for certain types of hedging activities and will take effect in 2000. Based on the Company's current derivatives, an interest rate collar and foreign currency forward contracts, management does not believe that SFAS 133 will have a material effect on the Company's financial condition or results of operations.

3. INVENTORIES

    Inventory consists of the following:

                                                                 DECEMBER 31,
                                                             --------------------
                                                               1997       1998
                                                             ---------  ---------

                                                                (IN THOUSANDS)
Raw materials..............................................  $  12,003  $  12,435
Work-in-process............................................        637        562
Finished goods.............................................      6,364      5,764
                                                             ---------  ---------
Total......................................................  $  19,004  $  18,761
                                                             ---------  ---------
                                                             ---------  ---------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following:

                                                                 DECEMBER 31,
                                                             --------------------
                                                               1997       1998
                                                             ---------  ---------

                                                                (IN THOUSANDS)
Land.......................................................  $   5,205  $   5,518
Buildings and improvements.................................     16,518     15,418
Machinery and equipment....................................    107,605    138,049
                                                             ---------  ---------
Total......................................................    129,328    158,985
Less accumulated depreciation..............................    (44,366)   (66,342)
                                                             ---------  ---------
Total......................................................  $  84,962  $  92,643
                                                             ---------  ---------
                                                             ---------  ---------

    Included in machinery and equipment are containers held for lease, consisting of plastic drums and intermediate bulk containers ("IBCs") which are leased to customers.

5. GOODWILL AND OTHER INTANGIBLES

    Goodwill and other intangibles consists of the following:

                                                                   DECEMBER 31,
                                                             ------------------------
                                                                1997         1998
                                                             -----------  -----------

                                                                  (IN THOUSANDS)
Goodwill...................................................  $   110,262  $   117,840
Customer lists and other intangibles.......................        2,846        2,817
Patents....................................................          206          245
                                                             -----------  -----------
                                                                 113,314      120,902
Less accumulated amortization..............................       (9,580)     (12,707)
                                                             -----------  -----------
Total......................................................  $   103,734  $   108,195
                                                             -----------  -----------
                                                             -----------  -----------

6. LEASES

    CAPITAL LEASES--Leased equipment included in machinery and equipment consists of the following:

                                                                  DECEMBER 31,
                                                             ----------------------
                                                               1997        1998
                                                             ---------     -----

                                                                 (IN THOUSANDS)
Leased equipment...........................................  $     850   $      25
Less accumulated depreciation..............................       (233)         (7)
                                                             ---------         ---
Total......................................................  $     617   $      18
                                                             ---------         ---
                                                             ---------         ---

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

6. LEASES (CONTINUED)
    Future minimum lease payments under the capital lease obligations at December 31, 1998, are as follows:

                                                                                 (IN THOUSANDS)
                                                                               -------------------
1999.........................................................................       $       9
2000.........................................................................               4
                                                                                          ---
Minimum lease payments.......................................................              13
Less amounts representing interest...........................................               2
                                                                                          ---
Present value of net minimum lease payments (Note 8).........................       $      11
                                                                                          ---
                                                                                          ---

    OPERATING LEASES--The Company has operating lease commitments expiring at various dates, principally for real property, machinery and equipment, and transportation equipment. Total lease expense amounted to $840,000, $1,456,000 and $4,416,000 in 1996, 1997 and 1998, respectively.

    Future minimum lease payments under the terms of the noncancelable operating leases with initial or remaining terms in excess of one year at December 31, 1998 are as follows:

                                                                               (IN THOUSANDS)
                                                                               ---------------
1999.........................................................................    $     4,365
2000.........................................................................          3,568
2001.........................................................................          3,190
2002.........................................................................          2,433
2003.........................................................................          2,159
Thereafter...................................................................          9,833
                                                                               ---------------
Total........................................................................    $    25,548
                                                                               ---------------
                                                                               ---------------

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consists of the following:

                                                                       DECEMBER 31,
                                                                   --------------------
                                                                     1997       1998
                                                                   ---------  ---------

                                                                      (IN THOUSANDS)
Accounts payable.................................................  $  18,900  $  20,471
Accrued payroll..................................................      2,217      1,932
Accrued professional fees........................................        565      3,663
Accrued interest payable.........................................      3,943      3,909
Other accrued expenses...........................................      8,566     12,255
                                                                   ---------  ---------
Total............................................................  $  34,191  $  42,230
                                                                   ---------  ---------
                                                                   ---------  ---------

    Included in accrued professional fees are $2.3 million of unpaid costs incurred in 1998 associated with proposed transactions that were not consummated. The total costs of $2.7 million

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES (CONTINUED) are included in nonrecurring expenses in the accompanying statement of operations and comprehensive income (loss).

8. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   1997         1998
                                                                -----------  -----------

                                                                     (IN THOUSANDS)
Revolving credit loan and term loans..........................  $   161,034  $   171,591
Capital lease obligations (Note 6)............................          328           11
                                                                -----------  -----------
                                                                    161,362      171,602
Less current maturities.......................................          745           10
                                                                -----------  -----------
Long-term debt................................................  $   160,617  $   171,592
                                                                -----------  -----------
                                                                -----------  -----------

    In July and November 1997, the Company entered into amended and restated revolving credit and term loan agreements (the "Agreements"). The Agreements bear interest at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on earnings before interest, taxes, depreciation and amortization ("EBITDA"). Up to $50 million can be borrowed on the revolving credit loan. In addition, up to $5 million can be borrowed under a Swing Line, as long as total borrowings under the revolving credit loan and Swing Line do not exceed $50 million in the aggregate. The term loans consist of three tranches A, B, and C (the "Term Loans"). Term Loan A is for an aggregate of $45 million and is payable in quarterly installments commencing March 31, 1999 in increasing amounts through September 30, 2003. Term Loan B is for an aggregate of $80 million and is payable in quarterly installments commencing June 30, 1998 in increasing amounts through September 30, 2005. Term Loan C is for an aggregate of $25 million and is payable in two equal installments on June 30, 2006 and 2007. The Term Loans carry mandatory repayment terms based upon any of the following i) the sale of certain assets, ii) the closing of any public offering of equity securities or iii) 50% of excess cash flow, as defined, for each fiscal year commencing with the year ending December 31, 1998. Optional prepayments can also be made on the Term Loans, and are subject to prepayment premiums as defined in the agreement. The Company is required to meet certain financial covenants under the Agreements including fixed charge and leverage ratios and capital expenditure spending limits. The Company was in compliance with all of the financial covenants as of December 31, 1998 and throughout the year. The debt is secured by substantially all assets of the Company. In addition, the Agreements restrict the payments of dividends by the Company. Subsequent to year-end the Company refinanced its long-term debt (Note 20).

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

8. LONG-TERM DEBT (CONTINUED)

    The revolving credit loans and term loans have the following provisions (dollars in thousands):

                                                                           INTEREST                            INTEREST
                                                                            RATE AT         BALANCE AT          RATE AT
                               DOMESTIC              EURODOLLAR          DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                             INTEREST RATE          INTEREST RATE            1997              1997              1998
                         ---------------------  ---------------------  -----------------  ---------------  -----------------
Revolving credit
 loan..................  Prime plus margin not  LIBOR plus margin not
                          less than 1.00%        less than 2.50%                9.50%      $      11,034            9.00%
Term Loan A--
 Domestic..............  Prime plus margin not  LIBOR plus margin not
                          less than 1.00%        less than 2.50%                8.44              35,000            9.00
Term Loan A--
 Foreign...............  Prime plus margin not  LIBOR plus margin not
                          less than 1.00%        less than 2.50%                8.44              10,000            9.00
Term Loan B............  Prime plus margin not  LIBOR plus margin not
                          less than 1.50%        less than 3.00%                8.94              80,000            9.50
Term Loan C............  Fixed rate             Fixed rate                      9.48              25,000            9.48
                                                                                          ---------------
Total..................                                                                    $     161,034
                                                                                          ---------------
                                                                                          ---------------


                           BALANCE AT
                          DECEMBER 31,
                              1998
                         ---------------
Revolving credit
 loan..................
                          $      22,837
Term Loan A--
 Domestic..............
                                 35,000
Term Loan A--
 Foreign...............
                                  9,182
Term Loan B............
                                 79,572
Term Loan C............          25,000
                         ---------------
Total..................   $     171,591
                         ---------------
                         ---------------

    In addition to the interest rate provisions stated above, the Company maintains an interest rate collar in an aggregate notional principal amount of $45 million to hedge interest rate risk through November 2000. Under this collar, if the actual LIBOR rate at the specified measurement date is greater than a ceiling rate of 7.5%, the lender pays the Company the differential interest expense. If the actual LIBOR rate is lower than the floor rate of 5.27%, the Company pays the lender the differential interest expense.

    SENIOR SUBORDINATED NOTES--In conjunction with the Capital Restructuring and July Debt Restructuring, all senior subordinated notes were repurchased (Note
1).

    MATURITIES OF LONG-TERM DEBT--As of December 31, 1998, taking into account subsequent events, maturities of long-term debt are as follows:

                                                                               (IN THOUSANDS)
1999.........................................................................    $        10
2004 and thereafter..........................................................        171,592
                                                                               ---------------
Total........................................................................    $   171,602
                                                                               ---------------
                                                                               ---------------

    (Maturities of long-term debt under the agreements entered into subsequent to year-end are disclosed in Note 20.)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

9. INCOME TAXES

                                                        YEAR ENDED DECEMBER 31,
                                                    -------------------------------
                                                      1996       1997       1998
                                                    ---------  ---------  ---------

                                                            (IN THOUSANDS)
Income (loss) before income taxes and
  extraordinary items:
  U.S.............................................  $   6,234  $   7,063  $  (7,538)
  Foreign.........................................         --       (146)     2,701
                                                    ---------  ---------  ---------
Total.............................................  $   6,234  $   6,917  $  (4,837)
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

    The provision (benefit) for income taxes consists of the following:

                                                         YEAR ENDED DECEMBER 31,
                                                     -------------------------------
                                                       1996       1997       1998
                                                     ---------  ---------  ---------

                                                             (IN THOUSANDS)
Current:
  Federal..........................................  $   2,688  $   2,794  $    (261)
  Foreign..........................................         --         79        461
  State............................................        161        219       (235)
                                                     ---------  ---------  ---------
Total current......................................      2,849      3,092        (35)
                                                     ---------  ---------  ---------
Deferred:
  Federal..........................................       (290)      (211)    (1,963)
  Foreign..........................................         --         44      1,493
                                                     ---------  ---------  ---------
Total deferred.....................................       (290)      (167)      (470)
                                                     ---------  ---------  ---------
Net provision for income taxes.....................  $   2,559  $   2,925  $    (505)
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    The difference between the effective income tax and the statutory Federal income tax rate is explained as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     -------------------------------
                                                       1996       1997       1998
                                                     ---------  ---------  ---------
Federal statutory tax rate.........................       34.0%      34.0%     (34.0)%
Goodwill amortization..............................        4.1        3.6        9.7
State taxes, net of Federal tax benefit............        1.7        2.0        6.3
Travel and entertainment...........................        0.9        0.6        2.2
Foreign tax rate differential......................         --        2.1        2.5
Other..............................................        0.3         --        2.9
                                                     ---------  ---------  ---------
Effective tax rate.................................       41.0%      42.3%     (10.4)%
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

9. INCOME TAXES (CONTINUED)
    The components of the net deferred tax liabilities as of December 31, 1997 and 1998 were as follows:

                                          1997                      1998
                                ------------------------  ------------------------
                                 DEFERRED     DEFERRED     DEFERRED     DEFERRED
                                    TAX          TAX          TAX          TAX
                                  ASSETS     LIABILITIES    ASSETS     LIABILTIES
                                -----------  -----------  -----------  -----------

                                                  (IN THOUSANDS)
Current:
  Accounts receivable.........   $      31    $      --    $      76    $      --
  Inventory...................          --          172           --          335
  Prepaid expenses............          --          520           --          520
  Accrued expenses............       1,879           --        1,255           --
  Other.......................          71           --          126           --
                                -----------  -----------  -----------  -----------
Total current.................   $   1,981    $     692    $   1,457    $     855
                                -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------
Noncurrent:
  Property, plant and
    equipment.................   $      --    $   5,612    $      --    $   6,747
  Goodwill....................          --          244           --          974
  Accrued expenses............          --           --          562           --
  Alternative minimum tax
    credit....................          --           --          180           --
  Net operating loss..........          --           --        2,153           --
  Other.......................          37           --          164           --
                                -----------  -----------  -----------  -----------
Total noncurrent..............   $      37    $   5,856    $   3,059    $   7,721
                                -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------

    As of December 31, 1998, the Company had a net operating loss carryover for Federal tax purposes of approximately $6,333,000. The carryover will expire after December 31, 2018. The Company also had an alternative minimum tax credit carryover of approximately $180,000. This credit does not expire, but can be carried forward indefinitely.

10. RETIREMENT BENEFIT PLANS

    RSC has a defined contribution plan which covers all eligible nonunion employees. Contributions to the defined contribution plan are based on years of service, age and salary. Total expense for this plan was approximately $298,000, $418,000 and $515,000 for 1996, 1997 and 1998, respectively.

    The Company also contributes to a defined benefit pension plan for certain union employees. The defined benefit pension plan assets are comprised primarily of mutual funds.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

10. RETIREMENT BENEFIT PLANS (CONTINUED)
    Net pension cost for this defined benefit pension plan is as follows:

                                                             1996       1997       1998
                                                           ---------  ---------  ---------
                                                                   (IN THOUSANDS)
Service cost--benefits earned during the period..........  $      76  $      77  $     141
Interest cost on projected benefit obligation............         88         89        119
Actual return on plan assets.............................        (49)       (48)       (48)
Net amortization and deferral............................         19         20          3
                                                           ---------  ---------  ---------
Net periodic pension cost................................  $     134  $     138  $     215
                                                           ---------  ---------  ---------
                                                           ---------  ---------  ---------

    Assumptions used in the accounting for the plans were:

                                                                1996        1997       1998
                                                                -----     ---------  ---------
Weighted-average discount rates............................         7.5%        7.5%       6.5%
Expected long-term rate of return on assets................         9.5        10.5       10.5

    The following table sets forth the funded status and amounts recognized for this defined benefit pension plan at December 31:

                                                                      1997       1998
                                                                    ---------  ---------
                                                                       (IN THOUSANDS)
Accumulated benefit obligation--vested............................  $   1,575  $   1,631
Accumulated benefit obligation--nonvested.........................        115        220
                                                                    ---------  ---------
Total accumulated benefit obligation..............................  $   1,690  $   1,851
                                                                    ---------  ---------
Projected benefit obligation for service rendered to date.........  $  (1,690) $  (1,851)
Plan assets at fair value.........................................      1,081        889
                                                                    ---------  ---------
Projected benefit obligation in excess of plan assets.............       (609)      (962)
Prior service cost not yet recognized in net periodic pension
  cost............................................................        246        218
Unrecognized portion of net obligation existing at date of
  adoption of FAS No. 87..........................................         67         54
Unrecognized net loss.............................................        310        591
Adjustment to recognize minimum liability.........................       (623)      (863)
                                                                    ---------  ---------
Accrued pension cost..............................................  $    (609) $    (962)
                                                                    ---------  ---------
                                                                    ---------  ---------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

10. RETIREMENT BENEFIT PLANS (CONTINUED)
    The following table sets forth the change in benefit obligation and plan assets for this defined benefit pension plan at December 31:

                                                                       1997       1998
                                                                     ---------  ---------
                                                                        (IN THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of year..........................  $   1,497  $   1,690
  Service cost.....................................................         77        141
  Interest cost....................................................         89        119
  Actuarial gain...................................................                   (58)
  Actuarial assumptions............................................        118        300
  Benefits paid....................................................        (91)      (341)
                                                                     ---------  ---------
  Benefit obligation at end of year................................      1,690      1,851
Change in plan assets:
  Fair value of plan assets at beginning of plan year..............        927      1,081
  Actual return on plan assets.....................................         48         48
  Employer contribution............................................        197        101
  Benefits paid....................................................        (91)      (341)
                                                                     ---------  ---------
  Fair value of plan assets at end of year.........................      1,081        889
                                                                     ---------  ---------
  Funded status....................................................       (609)      (962)
  Unrecognized actuarial loss......................................        310        591
  Unrecognized prior service cost..................................        246        218
  Unrecognized net obligation......................................         67         54
                                                                     ---------  ---------
  Net amount recognized............................................  $      14  $     (99)
                                                                     ---------  ---------
                                                                     ---------  ---------
Amounts recognized in the balance sheet consist of:
  Prepaid (accrued) pension cost...................................  $      14  $     (99)
  Accrued benefit liability........................................       (609)      (962)
  Intangible asset.................................................        246        218
  Accumulated other comprehensive income...........................        363        744
                                                                     ---------  ---------
  Net amount recognized............................................  $      14  $     (99)
                                                                     ---------  ---------
                                                                     ---------  ---------

    The Company offers all eligible RSC nonunion and certain eligible union employees a 401(k) tax deferred savings plan. Eligibility in the plan is dependent upon the completion of one year of service. The Company matches 50% of the employee's contribution, up to 4%. The Company's contribution for 1996, 1997 and 1998 was $177,000, $186,000 and $198,000, respectively.

    The vesting period for the Company's 401(k) plan, defined contribution plan, and defined benefit plan is 20% after the first three years and each year thereafter, until the participant becomes fully vested after a seven-year period.

    Pursuant to the acquisition of the SPP Assets, formerly a division of Jefferson Smurfit Corporation ("JSC") (Note 16), salaried, union and non-union employees of SPP continued to be covered under defined benefit plans and 401(k) plans maintained by JSC for the remainder of 1997.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

10. RETIREMENT BENEFIT PLANS (CONTINUED)
The Company paid JSC $70,000 for the expenses JSC incurred relating to the maintenance of these plans for the period in 1997 subsequent to the acquisition. Effective January 1, 1998, these employees were transferred to a retirement plan established by the Company.

    Effective January 1, 1999, the 401(k) plans for all non-union RSC, former SPP and CMS employees were replaced with a new 401(k) savings and retirement plan. Eligibility in the plan is dependent upon the completion of one year of service and the attainment of age 21. Under the plan, the Company matches 100% of the employee's contribution, up to 4%. In addition, at the discretion of the Board, the Company may contribute an additional 1% to 4.75% of each employee's salary, as defined, depending upon age.

    Certain employees of Hunter (Note 16) are covered under a money purchase pension plan. Eligibility in the plan is dependent upon the completion of one year of service. Employees can contribute up to 3% of eligible income and executives can contribute up to 9% of eligible income, with a maximum yearly contribution of $6,750. Hunter matches 100% of employee and executive contributions and these employer contributions vest after two full years as a member of the plan. Company contributions for the periods ended December 31, 1997 and 1998, were $2,000 and $80,000, respectively.

    Certain employees of NEC are covered under a 401(k) plan. Eligibility in the plan is dependent upon the completion of one year of service. Participants can defer up to 15% of eligible compensation. Matching contributions are provided by the employer at the rate of 10% of the participant contributions, up to a maximum of 5% of each participants compensation in any plan year. Employer contributions made in 1998 were $21,000.

11. RELATED PARTIES

    The Company has a management agreement with Vestar Capital Partners, Inc., together with its affiliates, ("Vestar") a majority shareholder of the Company, which provides the Company with certain management services for the greater of $225,000 per year or .25% of the consolidated net sales of the Company, plus out-of-pocket expenses. For the years ended December 31, 1996, 1997 and 1998, the Company paid $391,000, $561,000 and $952,000, respectively, for these services. In conjunction with the 1997 acquisitions and restructurings and the 1998 acquisition, Vestar was paid transaction fees of approximately $2.4 million and $160,000, respectively. During 1996, the Company also paid $213,000 to Vestar for outside consulting services.

    Prior to May 1998, the Company's Executive Vice President and Chief Financial Officer who was also one of the Company's directors, was a Managing Director of Vestar Resources, Inc., an affiliate of Vestar. Between February 1996 when he became Senior Vice President and Chief Financial Officer and May 1998 when he became a full-time employee of the Company, we paid Vestar at the rate of $150,000 per year for these services as our Senior Vice President and Chief Financial Officer. Pursuant to this arrangement we paid Vestar $75,000 in respect of these services for the period from January 1998 through May 1998.

    One of the Company's directors, is a Vice President, member of the Board of Directors and head of the Retail, Consumer & Healthcare Group of Mercer Management Consulting ("Mercer"). In 1998, the Company engaged Mercer to provide consulting services to CMS, for which the

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

11. RELATED PARTIES (CONTINUED)
Company paid Mercer approximately $189,000. In 1998 the Company also engaged Mercer to provide consulting services to the Company, for which the Company paid Mercer approximately $272,000.

    In June 1998, the Company made an interest-free loan in the amount of $77,000 to one of the executive officers, in connection with his relocation to the headquarters in Bridgewater, New Jersey. The loan was repaid in full in August 1998.

    Subsequent to year end the Company entered into a consulting agreement with Mr. Buonanno, one of the directors. In consideration for his advice on matters relating to the steel drum reconditioning business, the Company will pay Mr. Buonanno four payments of $250,000 each prior to December 31, 2001.

    New York Life Insurance Company, one of the Company's 5% stockholders, and New York Life Insurance and Annuity Corporation, an affiliate of New York Life Insurance Company, were lenders under the Company's senior credit agreement, with an aggregate term loan commitment of $20.0 million which bore interest at 9.48% per annum. This term loan remains outstanding under the Company's new senior credit facility bearing the same interest rate and will mature in two equal installments in June 2006 and June 2007. In connection with the execution of the new senior credit facility, the Company paid fees of approximately $100,000 to these lenders (Note 20).

12. LONG-TERM INCENTIVE PLAN

    The Company currently provides a performance unit incentive plan for certain key employees. Under this plan, approximately 10,000 units were awarded to the participants of the plan in 1995. The value of each unit is dependent upon the Company's achievement of certain operating cash flow levels, as defined, for the three-year period ended December 31, 1997. The Company recognizes expense in relation to this plan based on the estimate of the final payout of the plan. Accordingly, the Company recognized expense of $411,000, and $467,000 in 1996 and 1997, respectively. The total amount to be paid under this plan is approximately $1,113,000, of which $609,000 was paid in 1998 and $252,000, plus interest, will be paid in each of 1999 and 2000.

    During 1998, the Company established a new performance unit incentive plan for certain key employees to cover the three year period ended December 31, 2000. Under the new plan 27,925 units were awarded to the participants of the plan in 1998. The value of each unit is dependent upon the Company's achievement of certain operating cash flow levels, as defined, for the three-year period ended December 31, 2000. The Company recognizes expense in relation to this plan based on the estimate of the final payout of the plan. Accordingly, the Company recognized expense of $233,000 in 1998.

13. REDEEMABLE PREFERRED STOCK AND COMMON STOCK

    REDEEMABLE PREFERRED STOCK--In conjunction with the Capital Restructuring all redeemable preferred stock was repurchased and cancelled in July 1997 (Note
1).

    COMMON STOCK--The par value of the Company's common stock is $0.01. There were 3,000,000 shares of common stock authorized at December 31, 1997 and 1998. In 1989, common

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

13. REDEEMABLE PREFERRED STOCK AND COMMON STOCK (CONTINUED) stock was issued to certain of the Company's management in exchange for notes receivable totaling $64,000. Simple interest accrues at 9% per annum on the notes and the principal plus interest becomes due and payable in full in June 1999. Total principal and interest due was $113,000 and $119,000 at December 31, 1997 and 1998, respectively.

    The shares of the Company's common stock issued to directors and management investors are subject to various restrictions on transferability, and the Company has the right to repurchase these shares under certain circumstances.

    During 1997, the Company repurchased substantially all outstanding warrants, originally issued in 1989, in conjunction with the Capital Restructuring (Note
1).

    The Company maintains a stock option plan which provides for the granting of stock options to certain officers and key employees. Information relating to the option plan is as follows:

                                                                1996       1997       1998
                                                              ---------  ---------  ---------
Options outstanding at January 1............................     30,000     92,988    174,679
Options cancelled...........................................         --     (1,000)   (46,953)
Options granted.............................................     62,988     82,691    125,550
                                                              ---------  ---------  ---------
Options outstanding at December 31..........................     92,988    174,679    253,276
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
Options exercisable at December 31..........................     57,012     65,669     75,430
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

    In 1996, the Company granted a total of 34,000 options at an exercise price of $8 per share and 28,988 options at an exercise price of $16 per share to purchase shares of the Company's common stock. In 1997, the Company granted a total of 56,547 options at an exercise price of $45 per share and 26,144 options at an exercise price of $38.25 per share to purchase shares of the Company's common stock. In 1998, the Company granted a total of 120,550 options at an exercise price of $50 per share and 5,000 options at an exercise price of $60 per share. All options granted prior to 1996 have an exercise price of $8.00 per share. Common stock acquired in accordance with the stock option agreement is not transferable except as provided in the Stockholders' Transfer Rights Agreement or pursuant to an effective registration statement filed under the provisions of the Securities Act of 1933.

    The 177,846 nonvested options at December 31, 1998 will become vested over the following periods: 105,550 vest evenly over five years commencing in February 1999; 15,000 vest evenly over five years commencing in May 1999; 32,219 vest over two years commencing July 1999; 3,650 vest in July 1999; 5,000 vest evenly over five years commencing in August 1999; 4,831 vest in November 1999; and the remaining 11,596 fully vest if the Company achieves certain performance objectives. All options must be exercised, or will expire, within 10 years of the date of the grant. In addition, in the event of a change in control, all options vest.

    The Company accounts for the stock option plan in accordance with Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, under which no compensation cost has been recognized for stock option awards. However, under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), the

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

13. REDEEMABLE PREFERRED STOCK AND COMMON STOCK (CONTINUED)
Company must disclose the pro forma net income as if the Company had adopted the accounting requirements of SFAS 123. Based on the Minimum Value Method of SFAS 123, the Company's pro forma net income (loss) for 1996, 1997 and 1998 would have been $3,067,000, $(1,263,000), and $(4,588,000), respectively.

    The weighted average exercise price for options at the beginning of year, granted during the year and as of December 31, 1998 was $19.58, $50.20 and $34.44 per share, respectively. The weighted average exercise price of options exercisable as of December 31, 1998 was $12.15 per share. The weighted average fair value of the stock options granted during 1998 was $7.49. This amount represents the estimated fair market value of the Company's common stock reduced by the present value of the exercise price of the options granted during 1998. The fair value of each stock option grant is estimated on the date of grant using the Minimum Value Method with the following weighted average assumptions used for grants:

                                                               1996       1997       1998
                                                             ---------  ---------  ---------
Risk-free interest rate....................................       6.84%      6.75%      6.00%
Expected dividend yield....................................          0%         0%         0%
Expected life in years.....................................          5          5          5
Expected volatility........................................          0%         0%         0%

    The following table summarizes options outstanding at December 31, 1998:

Exercise price range....................  $    8.00  $   16.00  $45.00-$60.00
Options outstanding.....................     47,000     28,988        177,288
Weighted average exercise price.........  $    8.00  $   16.00  $       48.82
Weighted average remaining contractual
  life..................................    6 years    8 years        9 years
Options currently exercisable...........     47,000     12,561         15,869
Weighted average exercise price of
  options currently exercisable.........  $    8.00  $   16.00  $       45.00

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

14. COMMITMENTS AND CONTINGENCIES

    The Company has entered into employment agreements with certain employees, through its acquisitions, whereby the Company is committed to provide employment and reimbursement for specified expenses providing the employees comply with the provisions of said agreements. Future minimum payments under these agreements as of December 31, 1998 are as follows:

                                                                               (IN THOUSANDS)
                                                                               ---------------
1999.........................................................................     $   1,285
2000.........................................................................         1,285
2001.........................................................................           515
2002.........................................................................           330
2003.........................................................................           330
                                                                                    -------
Total........................................................................     $   3,745
                                                                                    -------
                                                                                    -------

    The above future payments were recorded in conjunction with purchase accounting; $1,285,000 is included in accounts payable and accrued expenses at both December 31, 1997 and 1998, and $3,745,000 and $2,460,000 is included in other noncurrent liabilities at December 31, 1997 and 1998, respectively.

    The Company is party to various claims, legal actions, complaints and union negotiations arising in the ordinary course of business. In management's opinion, the ultimate resolution of these matters will not have a material adverse effect on its financial condition or results of operations (Note 20).

15. EXTRAORDINARY ITEMS

    The Company used a portion of the proceeds from the debt refinancings to repay its pre-existing debt. As a result of this early extinguishment of debt, the Company incurred extraordinary charges, in both July and November 1997, totaling approximately $5.1 million, net of tax benefits of $2.7 million, consisting of the write-off of unamortized deferred financing costs and premium payments on the repurchase of senior subordinated notes.

16. ACQUISITIONS

    In July 1997, the Company acquired CMS, which pioneered the businesses of plastic container leasing on a per use or round-trip basis and plastic container fleet management in the United States and Canada utilizing inventory tracking technology. The purchase price of the stock acquisition was $32.5 million, plus transaction-related expenses. The former owner was granted options to purchase 48,088 shares of Holdings common stock at $45 per share vesting over three years.

    In October 1997, the Company acquired Hunter, a leading manufacturer and marketer of plastic and steel drums in Canada. The purchase price of the stock acquisition was $23.7 million, plus transaction-related expenses and 27,778 shares of nonvoting exchangeable stock, exchangeable into 27,778 shares of Holdings common stock valued at $45 per share. The non-voting exchangeable stock is exchangeable upon the occurrence of specific events, but in any event no

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

16. ACQUISITIONS (CONTINUED)
later than October 2004. These shares have been treated as outstanding shares of Holdings in the accompanying financial statements.

    In November 1997, the Company acquired certain assets of SPP, formerly a division of JSC, a leading manufacturer and marketer of plastic drums in the United States. The assets were acquired for $70 million, plus transaction-related expenses.

    In July 1998, the Company acquired NEC. NEC has a large share of the steel drum reconditioning market in the Northeast and provides the Company entry into the steel drum reconditioning market. The purchase price of the stock acquisition was $14.0 million, plus transaction-related expenses and 24,243 shares of common stock valued at $45 per share.

    All of these transactions (collectively, the "Acquisitions"), have been accounted for as purchases, and, accordingly, the purchase prices were allocated to the net tangible and intangible assets acquired based on estimated fair values at the respective dates of acquisition. The excess purchase price over the net assets and liabilities acquired was allocated to goodwill which is being amortized on a straight-line basis over its estimated useful life of 40 years. The results of operations of the Acquisitions have been included in the consolidated financial statements since the respective dates of acquisition.

    The following unaudited pro forma information assumes that the Acquisitions occurred on January 1 of the year acquired for each year presented, after giving effect to certain adjustments, including amortization of goodwill, increased depreciation expense, increased interest expense on the acquisition debt incurred, the elimination of pre-acquisition sales, the elimination of certain shareholder expenses and the related income tax effects. The pro forma results are not necessarily indicative of the results of operations which would actually have occurred had the transaction taken place on the dates indicated or of the results which may occur in the future:

                                                  YEAR ENDED DECEMBER 31,
                                                      (IN THOUSANDS)
                                              -------------------------------
                                                1996       1997       1998
                                              ---------  ---------  ---------
Net sales...................................  $ 284,666  $ 297,300  $ 284,510
Income (loss) before income taxes and
  extraordinary items.......................     10,017      3,200     (5,428)
Net income (loss)...........................      5,879     (3,200)    (4,623)

    The following represents the cash flow details of the Acquisitions:

                                                 (IN THOUSANDS)
                                              --------------------
                                                1997       1998
                                              ---------  ---------
Fair value of assets acquired...............  $ 158,984  $  18,329
Liabilities assumed.........................     27,874      3,264
Common stock issued.........................         --      1,091
                                              ---------  ---------
Cash paid for acquisitions..................    131,110     13,974
Less cash acquired..........................        861        100
                                              ---------  ---------
                                              $ 130,249  $  13,874
                                              ---------  ---------
                                              ---------  ---------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

17. FINANCIAL INSTRUMENTS AND RELATED DISCLOSURES

    FOREIGN EXCHANGE CONTRACTS--The Company's Canadian subsidiary maintains U.S. dollar denominated foreign currency exchange contracts which were in place prior to the Company's acquisition of Hunter. At December 31, 1997 and 1998, $15.8 million and $3.9 million, respectively, of forward contracts were held with settlement rates ranging from $1.3821 to $1.4072, Canadian dollars to U.S. dollars, and settlement dates from January 1998 to December 1999. The foreign exchange contracts are recorded at fair value with the related unrealized gains or losses included in other expense-net on the accompanying statement of operations and comprehensive income (loss). Included in other expense-net for the years ended December 31, 1997 and 1998, was $465,000 and $629,000, respectively, of losses on foreign exchange contracts.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company does not enter into financial instruments for trading purposes. For cash and cash equivalents, accounts receivable and payable and accrued expenses, the carrying amount approximates fair value due to their short maturities. The fair values of long-term debt are estimated based on the borrowing rates currently available for borrowings with similar terms and maturities. At December 31, 1997, the carrying amount approximates fair value due to the debt being restructured during November 1997. At December 31, 1998, the carrying amount approximates fair value based on current borrowing rates. The fair value of the interest rate collar was not material at either December 31, 1997 or 1998. The foreign exchange contracts are recorded at a fair value of $680,000 and $342,000 at December 31, 1997 and 1998, respectively.

18. NON-RECURRING CHARGES

    In conjunction with the integration of acquired entities and expansion of the Company's operations, a plan was developed to streamline the Company's operations and sales forces and to consolidate and relocate the Company's corporate headquarters in order to improve operating efficiencies and reduce costs. This plan is expected to be substantially complete by the end of the first quarter of 1999. As part of this plan, the Company recorded restructuring, integration and other charges of approximately $3.5 million for the year ended December 31, 1998. These charges primarily include costs related to the closure of a container manufacturing facility, severance costs and other personnel-related costs and the relocation of corporate headquarters and other miscellaneous costs.

    The liabilities accrued for the restructuring, integration and other costs are as follows (in thousands):

                                                 SEVERANCE     PLANT AND
                                                 AND OTHER   HEADQUARTERS
                                                PERSONNEL-     CLOSURE/
                                                  RELATED     RELOCATION
                                                   COSTS         COSTS         OTHER       TOTAL
                                                -----------  -------------  -----------  ---------
Initial liability assumed.....................   $   2,166     $   1,239     $      62   $   3,467
Cash expenditures.............................         681           876            31       1,588
                                                -----------  -------------         ---   ---------
Balance, December 31, 1998....................   $   1,485     $     363     $      31   $   1,879
                                                -----------  -------------         ---   ---------
                                                -----------  -------------         ---   ---------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

18. NON-RECURRING CHARGES (CONTINUED)
    The severance and other personnel-related costs are comprised of $1,392,000 of severance charges arising from the elimination of 10 positions at the corporate headquarters and 36 positions at a containers manufacturing facility. Other personnel costs consist of $645,000 of employee relocation expenses and $129,000 of employee placement fees relating to the relocation of corporate headquarters and the closure of a containers manufacturing facility.

    The containers manufacturing facility closure and corporate headquarters relocation costs consist of $1,089,000 of lease termination charges and $150,000 of impairment charges to write off the net book value of leasehold improvements abandoned in conjuction with the relocation of corporate headquarters and the closure of the containers manufacturing facility.

    In addition, professional fees of $2.7 million were incurred during 1998 associated with proposed acquisitions that were not consummated.

19. SEGMENT REPORTING

    The Company adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, during the fourth quarter of 1998. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise for which separate, discrete financial information is available that is evaluated regularly by the chief operating decision maker, to make decisions about resources to be allocated and to assess its performance.

    The Company has two reportable operating segments. Containers manufactures and sells new plastic and steel rigid industrial containers. Services leases plastic rigid industrial containers, provides plastic container fleet management services, reconditions and sells steel drums and retrieves and recycles empty industrial containers.

    Information as to the operations of the Company's business segments is set forth below based on the nature of the products and services offered. The Company evaluates performance based on several factors, of which the primary financial measure is business segment profit or loss from operations before amortization of intangible assets, depreciation, interest, income taxes and extraordinary items. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). Intersegment sales are recorded at cost plus applicable margin and are eliminated upon consolidation.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

19. SEGMENT REPORTING (CONTINUED)

                                                      1996       1997       1998
                                                    ---------  ---------  ---------
                                                            (IN THOUSANDS)
Sales:
  Containers......................................  $ 141,925  $ 164,407  $ 229,692
  Services........................................         --     15,206     46,650
                                                    ---------  ---------  ---------
                                                      141,925    179,613    276,342
Intersegment sales:
  Containers......................................         --      3,300      2,300
  Services........................................         --         --         --
                                                    ---------  ---------  ---------
                                                           --      3,300      2,300
Net sales:
  Containers......................................    141,925    161,107    227,392
  Services........................................         --     15,206     46,650
                                                    ---------  ---------  ---------
Consolidated net sales............................  $ 141,925  $ 176,313  $ 274,042
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Earnings before amortization, depreciation,
  interest, income taxes and extraordinary items:
  Containers......................................  $  19,575  $  20,654  $  23,453
  Services........................................         --      5,105     14,341
                                                    ---------  ---------  ---------
                                                       19,575     25,759     37,794
Interest expense..................................      7,473      8,754     16,025
Depreciation and amortization expense.............      5,868     10,088     26,606
                                                    ---------  ---------  ---------
Consolidated income (loss) before income taxes and
  extraordinary items.............................  $   6,234  $   6,917  $  (4,837)
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Depreciation and amortization expense:
  Containers......................................  $   5,868  $   6,728  $  11,617
  Services........................................         --      3,360     14,989
                                                    ---------  ---------  ---------
Consolidated depreciation and amortization
  expense.........................................  $   5,868  $  10,088  $  26,606
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Segment assets:
  Containers......................................  $  88,844  $ 200,305  $ 188,376
  Services........................................         --     43,727     64,902
  Other...........................................         --      1,498      4,976
                                                    ---------  ---------  ---------
Consolidated segment assets.......................  $  88,844  $ 245,530  $ 258,254
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Capital Expenditures:
  Containers......................................  $   3,335  $   5,655  $  10,484
  Services........................................         --      4,294     18,195
                                                    ---------  ---------  ---------
Consolidated capital expenditures.................  $   3,335  $   9,949  $  28,679
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

19. SEGMENT REPORTING (CONTINUED)
    Net sales by geographic area, as determined by the location of customer, are as follows:

                                   1996       1997       1998
                                 ---------  ---------  ---------
                                         (IN THOUSANDS)
Net sales by geographic area:
  United States................  $ 141,925  $ 172,310  $ 257,150
  Canada.......................         --      4,003     15,490
  Other countries..............         --         --      1,402
                                 ---------  ---------  ---------
Total..........................  $ 141,925  $ 176,313  $ 274,042
                                 ---------  ---------  ---------
                                 ---------  ---------  ---------

    Long-lived assets by geographic area, consisting of property, plant and equipment--net and goodwill and other intangibles--net, as determined by location of the asset, is as follows:

                                             1996       1997       1998
                                           ---------  ---------  ---------
                                                   (IN THOUSANDS)
Long-lived assets--net by geographic
  area:
  United States..........................  $  56,689  $ 162,044  $ 177,345
  Canada.................................         --     26,652     23,493
                                           ---------  ---------  ---------
Total....................................  $  56,689  $ 188,696  $ 200,838
                                           ---------  ---------  ---------
                                           ---------  ---------  ---------

    The Company does not have a single customer which represents 10 percent or more of consolidated revenues.

20. SUBSEQUENT EVENTS

    On February 10, 1999, the Company refinanced its revolving credit loan and term loans by entering into a new senior credit facility consisting of a $75.0 million revolving credit facility ($13.3 million was drawn on February 10, 1999), bearing interest at LIBOR plus 2.75%, and a $25.0 million term loan, bearing interest at 9.48% (collectively, the "Senior Credit Facility"). The revolving credit facility matures in February 2004 and the term loan matures in two equal installments in June 2006 and 2007. In addition, the Company issued $150 million of 10 7/8% Senior Subordinated Notes (the "Notes") due February 15, 2009, issued at 99.248%, resulting in an effective yield of 11.0%. The Senior Credit Facility contains certain covenants and restrictions and is guaranteed by substantially all assets of the Company. The Notes require semiannual interest payments commencing August 15, 1999 and mature February 2009. The Notes are subordinate to all current and future debt of the Company and are unconditionally guaranteed by the guarantor subsidiaries, (Note 21). Deferred financing charges of approximately $7.0 million were incurred in connection with the refinancing.

    In January 1999, the U.S. Environmental Protection Agency (the "EPA") confirmed the presence of contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, NEC operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify NEC as a business that may have contributed to the contamination. The Company is not aware that any party has been formally identified by the EPA as a potentially responsible party.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

20. SUBSEQUENT EVENTS (CONTINUED)
Despite the fact that NEC no longer operates the facility, and did not operate the facility at the time the Company acquired the outstanding capital stock of NEC in July 1998, NEC could incur liability under Federal and state environmental laws and/or as a result of civil litigation. The Company believes that any resulting liability is subject to a contractual indemnity from Vincent
J. Buonanno, one of its directors and the former owner of NEC. However, this indemnity is subject to a $2.0 million limit. The Company is currently unable to estimate the likelihood or extent of any liability; however, this matter may result in liability to NEC that could have a material adverse effect on the Company's financial condition and results of operations.

21. GUARANTOR SUBSIDIARIES

    The Company's payment obligations under the Notes are fully, unconditionally, jointly and severally guaranteed by its current domestic subsidiaries, principally: RSC, CMS, and NEC (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. The Company's payment obligations under the Notes will not be guaranteed by the remaining subsidiary, Hunter (the "Non-Guarantor Subsidiary"). The obligations of each Guarantor Subsidiary under their guarantee of the Notes are subordinated to each subsidiary's obligations under their guarantee of the Senior Credit Facility.

    Presented below is condensed combining financial information for the Parent Company, the Guarantor Subsidiaries and the Non-Guarantor Subsidiary. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Company's investments in and advances to/from subsidiaries account and earnings (losses). The elimination entries eliminate investments in subsidiaries, related stockholders' equity and other intercompany balances and transactions.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                            PARENT      GUARANTOR     NON-GUARANTOR
                                            COMPANY    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS  CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............   $      --    $    1,246     $       384     $       --    $     1,630
  Accounts receivable--net..............          --        26,263           3,226            (81)        29,408
  Inventories...........................          --        16,354           2,407             --         18,761
  Prepaid and other current
    assets--net.........................          --         2,412             398          3,384          6,194
                                          -----------  ------------  ---------------  ------------  -------------
      Total current assets..............          --        46,275           6,415          3,303         55,993
                                          -----------  ------------  ---------------  ------------  -------------
PROPERTY, PLANT AND EQUIPMENT--Net......          --        86,720           5,923             --         92,643
                                          -----------  ------------  ---------------  ------------  -------------
OTHER ASSETS:
  Goodwill and other intangibles--net...          --        91,869          17,570         (1,244)       108,195
  Deferred financing costs--net.........       1,294            --              --             --          1,294
  Other noncurrent assets...............          --           129              --             --            129
  Intercompany advances.................      21,434        76,033             390        (97,857)            --
  Investment in subsidiaries............      37,788            --              --        (37,788)            --
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL ASSETS............................   $  60,516    $  301,026     $    30,298     $ (133,586)   $   258,254
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses............................   $  (2,149)   $   37,767     $     4,336     $    3,125    $    43,079
  Current maturities of long-term
    debt................................          --            10              --             --             10
                                          -----------  ------------  ---------------  ------------  -------------
  Total current liabilities.............      (2,149)       37,777           4,336          3,125         43,089
LONG-TERM DEBT..........................      19,997       142,413           9,182             --        171,592
DEFERRED TAXES--Net.....................          --         2,331           2,331             --          4,662
OTHER NONCURRENT LIABILITIES............          --         4,714           1,410           (750)         5,374
                                          -----------  ------------  ---------------  ------------  -------------
  Total liabilities.....................      17,848       187,235          17,259          2,375        224,717
INTERCOMPANY ADVANCES...................          --        90,252           6,790        (97,042)            --
TOTAL STOCKHOLDERS' EQUITY..............      42,668        23,539           6,249        (38,919)        33,537
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................   $  60,516    $  301,026     $    30,298     $ (133,586)   $   258,254
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                                  PARENT      GUARANTOR     NON-GUARANTOR    ELIMINATION
                                                  COMPANY    SUBSIDIARIES    SUBSIDIARY      ADJUSTMENTS   CONSOLIDATED
                                                -----------  ------------  ---------------  -------------  -------------
NET SALES.....................................   $      --    $  238,292     $    35,750      $      --     $   274,042
COST OF SALES.................................          --       187,550          25,657             --         213,207
                                                -----------  ------------  ---------------  -------------  -------------
GROSS PROFIT..................................          --        50,742          10,093             --          60,835
TOTAL EXPENSES................................          --        43,670           5,427             --          49,097
                                                -----------  ------------  ---------------  -------------  -------------
INCOME FROM OPERATIONS........................          --         7,072           4,666             --          11,738
EQUITY LOSS...................................      (2,876)           --              --          2,876              --
INTEREST EXPENSE..............................       2,185        12,505           1,335             --          16,025
OTHER (INCOME) EXPENSE--Net...................          --           (79)            629             --             550
                                                -----------  ------------  ---------------  -------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES.............      (5,061)       (5,354)          2,702          2,876          (4,837)
PROVISION (BENEFIT) FOR INCOME TAXES..........        (729)       (1,034)          1,258             --            (505)
                                                -----------  ------------  ---------------  -------------  -------------
NET INCOME (LOSS).............................   $  (4,332)   $   (4,320)    $     1,444      $   2,876     $    (4,332)
                                                -----------  ------------  ---------------  -------------  -------------
                                                -----------  ------------  ---------------  -------------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                             PARENT      GUARANTOR     NON-GUARANTOR   ELIMINATION
                                             COMPANY    SUBSIDIARIES    SUBSIDIARY     ADJUSTMENT   CONSOLIDATED
                                           -----------  ------------  ---------------  -----------  -------------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES:
  Net (loss) income......................   $  (4,332)   $   (4,320)    $     1,444     $   2,876    $    (4,332)
  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:
    Equity loss..........................       2,876            --              --        (2,876)            --
    Depreciation and amortization........          --        25,301           1,305            --         26,606
    Amortization of deferred financing
      costs..............................         276            --              --            --            276
    Other noncash items..................          --           770              --            --            770
    Changes in operating assets and
      liabilities........................       1,252         8,288          (2,063)           --          7,477
                                           -----------  ------------        -------    -----------  -------------
      Net cash provided by operating
        activities.......................          72        30,039             686            --         30,797
                                           -----------  ------------        -------    -----------  -------------
CASH FLOWS USED IN INVESTING
  ACTIVITIES.............................          --       (40,690)           (543)           --        (41,233)
                                           -----------  ------------        -------    -----------  -------------
CASH FLOWS (USED IN) PROVIDED BY
  FINANCING ACTIVITIES...................         (72)       11,067              (6)           --         10,989
                                           -----------  ------------        -------    -----------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS...................          --            --              26            --             26
                                           -----------  ------------        -------    -----------  -------------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS............................          --           416             163            --            579
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.................................          --           829             222            --          1,051
                                           -----------  ------------        -------    -----------  -------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.................................   $      --    $    1,245     $       385     $      --    $     1,630
                                           -----------  ------------        -------    -----------  -------------
                                           -----------  ------------        -------    -----------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                            PARENT      GUARANTOR     NON-GUARANTOR
                                            COMPANY    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS  CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............   $      --    $      829     $       222     $       --    $     1,051
  Accounts receivable--net..............          --        25,739           4,029           (127)        29,641
  Inventories...........................          --        17,022           1,982             --         19,004
  Prepaid and other current
    assets--net.........................       1,082         2,633             229          1,557          5,501
                                          -----------  ------------  ---------------  ------------  -------------
    Total current assets................       1,082        46,223           6,462          1,430         55,197
                                          -----------  ------------  ---------------  ------------  -------------

PROPERTY, PLANT AND EQUIPMENT--Net......          --        78,481           6,481             --         84,962
                                          -----------  ------------  ---------------  ------------  -------------

OTHER ASSETS:
  Goodwill and other intangibles--net...          --        83,563          20,171             --        103,734
  Deferred financing costs--net.........       1,498            --              --             --          1,498
  Other noncurrent assets...............          --           139              --             --            139
  Intercompany advances.................      21,418        73,560              --        (94,978)            --
  Investment in subsidiaries............      42,453            --              --        (42,453)            --
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL ASSETS............................   $  66,451    $  281,966     $    33,114     $ (136,001)   $   245,530
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses............................   $  (1,643)   $   28,510     $     5,941     $    1,430    $    34,238
  Current maturities of long-term
    debt................................          --           745              --             --            745
                                          -----------  ------------  ---------------  ------------  -------------
    Total current liabilities...........      (1,643)       29,255           5,941          1,430         34,983
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------
LONG-TERM DEBT..........................      19,997       130,620          10,000             --        160,617
DEFERRED TAXES--Net.....................       1,306         3,971             542             --          5,819
OTHER NONCURRENT LIABILITIES............          --         3,011           2,309             --          5,320
                                          -----------  ------------  ---------------  ------------  -------------
    Total liabilities...................      19,660       166,857          18,792          1,430        206,739
INTERCOMPANY ADVANCES...................          --        87,284           7,694        (94,978)            --
TOTAL STOCKHOLDERS' EQUITY..............      46,791        27,825           6,628        (42,453)        38,791
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................   $  66,451    $  281,966     $    33,114     $ (136,001)   $   245,530
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                  PARENT      GUARANTOR     NON-GUARANTOR   ELIMINATION
                                                  COMPANY    SUBSIDIARIES    SUBSIDIARY     ADJUSTMENTS   CONSOLIDATED
                                                -----------  ------------  ---------------  ------------  -------------
NET SALES.....................................   $      --    $  170,673      $   5,640      $       --    $   176,313
COST OF SALES.................................          --       129,267          4,336              --        133,603
                                                -----------  ------------       -------     ------------  -------------
GROSS PROFIT..................................          --        41,406          1,304              --         42,710
TOTAL EXPENSES................................          --        25,924            918              --         26,842
                                                -----------  ------------       -------     ------------  -------------
INCOME FROM OPERATIONS........................          --        15,482            386              --         15,868
EQUITY INCOME.................................       1,648            --             --          (1,648)            --
INTEREST EXPENSE..............................         898         7,625            231              --          8,754
OTHER (INCOME) EXPENSE--Net...................          --          (104)           301              --            197
                                                -----------  ------------       -------     ------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS.........................         750         7,961           (146)         (1,648)         6,917
PROVISION (BENEFIT) FOR INCOME TAXES..........        (305)        3,107            123              --          2,925
                                                -----------  ------------       -------     ------------  -------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS......       1,055         4,854           (269)         (1,648)         3,992
EXTRAORDINARY ITEMS...........................       2,163         2,937             --              --          5,100
                                                -----------  ------------       -------     ------------  -------------
NET INCOME (LOSS).............................   $  (1,108)   $    1,917      $    (269)     $   (1,648)   $    (1,108)
                                                -----------  ------------       -------     ------------  -------------
                                                -----------  ------------       -------     ------------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                            PARENT      GUARANTOR     NON-GUARANTOR   ELIMINATION
                                            COMPANY    SUBSIDIARIES    SUBSIDIARY     ADJUSTMENTS   CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES:

  Net (loss) income.....................   $  (1,108)   $    1,917     $      (269)    $   (1,648)   $    (1,108)

  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:

    Equity income.......................      (1,648)           --              --          1,648             --

    Depreciation and amortization.......         196        10,222             264             --         10,682

    Extraordinary items.................       3,277         4,478              --             --          7,755

    Other noncash items--...............          --           200             193             --            393

    Changes in operating assets and
      liabilities.......................      (1,419)        1,465             (35)            --             11
                                          -----------  ------------  ---------------  ------------  -------------
      Net cash provided by operating
        activities......................        (702)       18,282             153             --         17,733
                                          -----------  ------------  ---------------  ------------  -------------
CASH FLOWS USED IN INVESTING
  ACTIVITIES............................      (7,000)     (115,823)        (17,522)            --       (140,345)
                                          -----------  ------------  ---------------  ------------  -------------
CASH FLOWS (USED IN) PROVIDED BY
  FINANCING ACTIVITIES..................       7,702        97,118          17,694             --        122,514
                                          -----------  ------------  ---------------  ------------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS..................          --            --            (103)            --           (103)
                                          -----------  ------------  ---------------  ------------  -------------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS...........................          --          (423)            222             --           (201)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................          --         1,252              --             --          1,252
                                          -----------  ------------  ---------------  ------------  -------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................   $      --    $      829     $       222     $       --    $     1,051
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                                     * * *

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                       MARCH 31,     DECEMBER 31,
                                                                                          1999           1998
                                                                                      ------------  --------------
                                                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash..............................................................................   $    1,760    $      1,630
  Accounts receivable--net..........................................................       35,643          29,408
  Inventories.......................................................................       19,548          18,761
  Prepaid taxes and income taxes receivable--net....................................        4,337           3,460
  Prepaid expenses and other current assets.........................................        1,492           2,132
  Deferred tax benefit--net.........................................................          109             602
                                                                                      ------------  --------------
    Total current assets............................................................       62,889          55,993
                                                                                      ------------  --------------
PROPERTY, PLANT AND EQUIPMENT--Net                                                         93,748          92,643
                                                                                      ------------  --------------
OTHER ASSETS
  Goodwill and other intangibles--net...............................................      107,855         108,195
  Deferred financing costs--net.....................................................        6,155           1,294
  Other noncurrent assets...........................................................          196             129
                                                                                      ------------  --------------
    Total other assets..............................................................      114,206         109,618
                                                                                      ------------  --------------
TOTAL ASSETS........................................................................   $  270,843    $    258,254
                                                                                      ------------  --------------
                                                                                      ------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.............................................   $   34,178    $     43,079
  Current maturities of long-term debt..............................................           --              10
                                                                                      ------------  --------------
    Total current liabilities.......................................................       34,178          43,089
LONG TERM DEBT......................................................................      193,290         171,592
DEFERRED TAXES--Net.................................................................        4,731           4,662
OTHER NON CURRENT LIABILITIES.......................................................        5,321           5,374
                                                                                      ------------  --------------
    Total liabilities...............................................................      237,520         224,717
                                                                                      ------------  --------------
STOCKHOLDERS' EQUITY................................................................       33,323          33,537
                                                                                      ------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........................................   $  270,843    $    258,254
                                                                                      ------------  --------------
                                                                                      ------------  --------------

                 See notes to consolidated financial statements

                             FINANCIAL INFORMATION

                       CONSOLIDATED FINANCIAL STATEMENTS

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)

                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          --------------------
                                                                                            1999       1998
                                                                                          ---------  ---------

                                                                                              (UNAUDITED)
NET SALES...............................................................................  $  70,938  $  73,270
COST OF SALES...........................................................................     52,953     56,642
                                                                                          ---------  ---------
  Gross Profit..........................................................................     17,985     16,628

OPERATING EXPENSES
  Selling...............................................................................      5,747      4,984
  General and administrative............................................................      5,945      5,395
  Amortization of intangibles...........................................................        876        801
  Non-recurring charges.................................................................         --      1,650
                                                                                          ---------  ---------
  Total expenses........................................................................     12,568     12,830

INCOME FROM OPERATIONS..................................................................      5,417      3,798

INTEREST EXPENSE........................................................................      4,596      3,645

OTHER (INCOME) EXPENSE--Net.............................................................         62         (4)
                                                                                          ---------  ---------

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM.......................................        759        157

PROVISION FOR INCOME TAXES..............................................................        389         64
                                                                                          ---------  ---------

INCOME BEFORE EXTRAORDINARY ITEM........................................................        370         93

EXTRAORDINARY ITEM, net of tax..........................................................        763         --
                                                                                          ---------  ---------
NET INCOME (LOSS).......................................................................       (393)        93

OTHER COMPREHENSIVE INCOME (LOSS).......................................................        327       (120)
                                                                                          ---------  ---------
COMPREHENSIVE INCOME (LOSS).............................................................  $     (66) $     (27)
                                                                                          ---------  ---------
                                                                                          ---------  ---------

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                         ----------------------
                                                                                            1999        1998
                                                                                         -----------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................................................  $      (393) $      93
  Adjustments to reconcile net income (loss) to net cash (used in)
    provided by operating activities:
    Depreciation and amortization......................................................        6,964      6,341
    Extraordinary item.................................................................        1,271         --

Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable...........................................       (6,235)    (3,697)
  Decrease (increase) in inventories...................................................         (787)       815
  Decrease (increase) in prepaid expenses and other current assets.....................         (237)    (2,720)
  Increase (decrease) in accounts payable and accrued expenses.........................       (8,985)     3,487
  Increase (decrease) in deferred income taxes.........................................          562       (191)
  Increase (decrease) in other--net....................................................         (120)       209
                                                                                         -----------  ---------
      Net cash (used in) provided by operating activities..............................       (7,960)     4,337
                                                                                         -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................................................       (7,367)    (4,254)
                                                                                         -----------  ---------
      Net cash used in investing activities............................................       (7,367)    (4,254)
                                                                                         -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings...................................................      183,670         --
  Repayments of long-term borrowings...................................................     (139,571)        --
  Proceeds from revolving credit loan..................................................       16,455        524
  Repayments of revolving credit loan..................................................      (38,868)        --
  Cash paid for financing costs........................................................       (6,263)        --
  Other................................................................................           33        (27)
                                                                                         -----------  ---------
      Net cash (used in) provided by financing activities..............................       15,456        497
                                                                                         -----------  ---------
NET CHANGE IN CASH.....................................................................          129        580

CASH, BEGINNING OF PERIOD..............................................................        1,631      1,051
                                                                                         -----------  ---------
CASH, END OF PERIOD....................................................................  $     1,760  $   1,631
                                                                                         -----------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest...........................................................................  $     5,308  $   1,104
    Income taxes.......................................................................  $     1,004  $      58

                See notes to consolidated financial statements.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    These consolidated financial statements and related notes thereto as of March 31, 1999 and for the three-month period ended March 31, 1999 and 1998 are unaudited.

    The information furnished herein reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the consolidated balance sheets as of March 31, 1999 and December 31, 1998 and the consolidated statements of operations and comprehensive income and cash flows for the three month periods ended March 31, 1999 and 1998. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported on the financial statements and accompanying notes. Actual amounts could differ from those estimates.

    These financial statements should be read in conjunction with the annual financial statements and related notes thereto of Russell-Stanley Holdings, Inc. included herein.

NOTE 2--RECENTLY ISSUED ACCOUNTING STANDARD

    In June 1998, Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133") was issued. SFAS 133 establishes new disclosure requirements which provide a comprehensive standard for recognition and measurement of derivatives and hedging activities. SFAS 133 is scheduled to take effect in 2000, however, the Financial Accounting Standards Board recently issued an exposure draft of a proposed standard, which if adopted in its current form would delay the effective date for one year. SFAS 133 will require new disclosures, all derivatives to be recorded on the balance sheet at fair value, and establish special accounting for certain types of hedging activities. Based on the Company's current derivatives, an interest rate collar and foreign currency forward contracts, management does not believe that SFAS 133 will have a material effect on the Company's financial condition or results of operations.

NOTE 3--INVENTORIES

    Inventories consist of the following:

                                                                    MARCH 31,    DECEMBER 31,
                                                                      1999           1998
                                                                   -----------  --------------
                                                                         (IN THOUSANDS)

                                                                           (UNAUDITED)

Raw material.....................................................   $  11,519     $   12,435
Work-in-process..................................................       1,198            562
Finished goods...................................................       6,831          5,764
                                                                   -----------  --------------
    Total........................................................   $  19,548     $   18,761
                                                                   -----------  --------------
                                                                   -----------  --------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 4--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                    MARCH 31,    DECEMBER 31,
                                                                      1999           1998
                                                                   -----------  --------------
                                                                         (IN THOUSANDS)

                                                                           (UNAUDITED)

Senior subordinated notes........................................  $   148,885   $         --
Revolving credit and term loans..................................       44,405        171,591
Capital lease obligations........................................           --             11
                                                                   -----------  --------------
                                                                       193,290        171,602
Less current maturities..........................................           --             10
                                                                   -----------  --------------
Long-term debt...................................................  $   193,290   $    171,592
                                                                   -----------  --------------
                                                                   -----------  --------------

    On February 10, 1999, the Company refinanced its revolving credit loan and term loans by amending its senior credit facility to provide for a $75.0 million revolving credit line (including a $15.0 million Canadian credit line), which bears interest, at the Company's election, at a combination of domestic source and Eurodollar borrowing rates which fluctuate based on the Company's EBITDA and debt levels, and a $25.0 million term loan, bearing interest at 9.48% (collectively, the "Senior Credit Facility"). The revolving credit facility matures in February 2004 and the term loan matures in two equal installments in June 2006 and 2007. In addition, the Company issued $150 million of 10 7/8% Senior Subordinated Notes (the "Notes") due February 15, 2009, issued at 99.248%, resulting in an effective yield of 11.0%. The Senior Credit Facility contains certain covenants and restrictions and is secured by substantially all assets of the Company. The Notes require semiannual interest payments commencing August 15, 1999 and mature February 2009. The Notes are subordinate to all existing and future senior indebtedness of the Company and are unconditionally guaranteed by the domestic subsidiaries and contain a number of customary covenants and restrictions. Deferred financing charges of approximately $6.3 million were incurred in connection with the refinancing.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 4--LONG-TERM DEBT (CONTINUED)
    The Notes, revolving credit loan, and term loans have the following provisions (dollars in thousands):

                                                                             INTEREST                       INTEREST
                                                                              RATE AT      BALANCE AT        RATE AT
                                 DOMESTIC               EURODOLLAR           MARCH 31,     MARCH 31,      DECEMBER 31,
                              INTEREST RATE            INTEREST RATE           1999           1999            1998
                          ----------------------  -----------------------  -------------  ------------  -----------------
                                                                            (UNAUDITED)   (UNAUDITED)      (UNAUDITED)

                                                                           ----------------------------------------------

Revolving credit loan...  Prime plus margin not   LIBOR plus margin not           9.00%    $    9,915            9.00%
                          less than 1.25          less than 2.75%

Revolving credit          Canadian prime plus     --                              8.50          9,490              --
  loan--foreign.........  margin not less than
                          1.25%

Term Loan A--             Prime plus margin not   LIBOR plus margin not             --             --            9.00
  Domestic..............  less than 1.00%         less than 2.50%

Term Loan A--             Prime plus margin not   LIBOR plus margin not             --             --            9.00
  Foreign...............  less than 1.00%         less than 2.50%

Term Loan B.............  Prime plus margin not   LIBOR plus margin not             --             --            9.50
                          less than 1.50%         less than 3.00%

Term Loan C.............  Fixed rate              Fixed rate                      9.48         25,000            9.48

Senior Subordinated       Fixed rate              --                             10.88        148,885              --
  Notes.................
                                                                                          ------------

Total...................                                                                      193,290
                                                                                          ------------
                                                                                          ------------


                            BALANCE AT
                           DECEMBER 31,
                               1998
                          --------------
                           (UNAUDITED)

Revolving credit loan...   $     22,837

Revolving credit                     --
  loan--foreign.........

Term Loan A--                    35,000
  Domestic..............
Term Loan A--                     9,182
  Foreign...............
Term Loan B.............         79,572

Term Loan C.............         25,000
Senior Subordinated                  --
  Notes.................
                          --------------
Total...................        171,591
                          --------------
                          --------------

    Maturities of long-term debt

                                                                               (IN THOUSANDS)

2004.........................................................................    $    19,405
2005 and thereafter..........................................................        173,885
                                                                               ---------------
Total........................................................................    $   193,290
                                                                               ---------------
                                                                               ---------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 5--STOCKHOLDERS' EQUITY

                                                                  MARCH 31,     DECEMBER 31,
                                                                     1999           1998
                                                                 ------------  --------------
                                                                        (IN THOUSANDS)

                                                                         (UNAUDITED)

Common Stock, $.01 par value,
  At March 31, 1999 and December 31, 1998,
  3,000,000 shares were authorized; 2,201,000 and 2,205,000
  shares were issued and outstanding at March 31, 1999 and
  December 31, 1998, respectively..............................   $       23    $         23
Additional paid in capital.....................................       70,179          70,179
Accumulated deficit............................................      (29,663)        (29,270)
Accumulated other comprehensive income.........................       (2,151)         (2,478)
Less: Notes receivable for shares issued to management.........          (32)            (64)
     Treasury stock............................................       (5,033)         (4,853)
                                                                 ------------  --------------
TOTAL STOCKHOLDERS' EQUITY.....................................   $   33,323    $     33,537
                                                                 ------------  --------------
                                                                 ------------  --------------

NOTE 6--EXTRAORDINARY ITEM

    The Company used a portion of the proceeds from the debt refinancing to repay its existing debt. As a result of this early extinguishment of debt, the Company incurred an extraordinary charge in February 1999 totaling approximately $763,000, net of tax benefits, consisting of the write-off of unamortized deferred financing costs.

NOTE 7--COMPREHENSIVE INCOME

    The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." Other comprehensive income (loss) consists of foreign currency translation adjustments for each of the three months ended March 31, 1999 and 1998.

NOTE 8--CONTINGENCY

    In January 1999, the U.S. Environmental Protection Agency (the "EPA") confirmed the presence of contaminants, including dioxin, in and along the Woonasquatucket River in Rhode Island. Prior to 1970, NEC operated a facility in North Providence, Rhode Island along the Woonasquatucket River at a site where contaminants have been found. Recent press reports identify NEC as a business that may have contributed to the contamination. The Company is not aware that any party has been formally identified by the EPA as a potentially responsible party. Notwithstanding that NEC no longer operates the facility, and did not operate the facility at the time the Company acquired the outstanding capital stock of NEC in July 1998, NEC could incur liability under Federal and state environmental laws and/or as a result of civil litigation. The Company believes that any resulting liability is subject to a contractual indemnity from Vincent
J. Buonanno, one of its directors and the former owner of NEC. However, such indemnity is subject to a $2.0 million limit. The Company is currently unable to estimate the likelihood or extent of any liability;

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 8--CONTINGENCY (CONTINUED)
however, this matter may result in liability to NEC that could have a material adverse effect on the Company's financial condition and results of operations.

NOTE 9--GUARANTOR SUBSIDIARIES

    The Company's payment obligations under the Notes are fully, unconditionally, jointly and severally guaranteed by its current domestic subsidiaries, principally: RSC, CMS, and NEC (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. The Company's payment obligations under the Notes will not be guaranteed by the remaining subsidiary, Hunter (the "Non-Guarantor Subsidiary"). The obligations of each Guarantor Subsidiary under their guarantee of the Notes are subordinated to each subsidiary's obligations under their guarantee of the Senior Credit Facility.

    Presented below is condensed combining financial information for the Parent Company, the Guarantor Subsidiaries and the Non-Guarantor Subsidiary. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Company's investments in and advances to/from subsidiaries account and earnings (losses). The elimination entries eliminate investments in subsidiaries, related stockholders' equity and other intercompany balances and transactions.

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 9--GUARANTOR SUBSIDIARIES (CONTINUED)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                            PARENT      GUARANTOR     NON-GUARANTOR
                                            COMPANY    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS  CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............   $      --    $    1,760     $        --     $       --    $     1,760
  Accounts receivable--net..............          --        31,421           4,222             --         35,643
  Inventories...........................          --        16,994           2,554             --         19,548
  Prepaid and other current
    assets--net.........................          --         5,722             216             --          5,938
                                          -----------  ------------  ---------------  ------------  -------------
      Total current assets..............          --        55,897           6,992             --         62,889
                                          -----------  ------------  ---------------  ------------  -------------
PROPERTY, PLANT AND EQUIPMENT--Net......          --        87,729           6,019             --         93,748
                                          -----------  ------------  ---------------  ------------  -------------
OTHER ASSETS:
  Goodwill and other intangibles--net...          --        89,985          17,870             --        107,855
  Deferred financing costs--net.........          --         6,155              --             --          6,155
  Other noncurrent assets...............          --           196              --             --            196
  Intercompany advances.................      31,725        56,978             503        (89,206)            --
  Investment in subsidiaries............      29,596            --              --        (29,596)            --
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL ASSETS............................   $  61,321    $  296,940     $    31,384     $ (118,802)   $   270,843
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses............................   $      --    $   30,047     $     4,131     $       --    $    34,178
  Current maturities of long-term
    debt................................          --            --              --             --             --
                                          -----------  ------------  ---------------  ------------  -------------
  Total current liabilities.............          --        30,047           4,131             --         34,178
                                          -----------  ------------  ---------------  ------------  -------------
LONG-TERM DEBT..........................      19,997       163,803           9,490             --        193,290
DEFERRED TAXES--Net.....................          --         2,362           2,369             --          4,731
OTHER NONCURRENT LIABILITIES............          --         3,993           1,328             --          5,321
                                          -----------  ------------  ---------------  ------------  -------------
  Total liabilities.....................      19,997       200,205          17,318             --        237,520
INTERCOMPANY ADVANCES...................          --        76,304          12,901        (89,205)            --
TOTAL STOCKHOLDERS' EQUITY..............      41,324        20,431           1,165        (29,597)        33,323
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................   $  61,321    $  296,940     $    31,384     $ (118,802)   $   270,843
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 9--GUARANTOR SUBSIDIARIES (CONTINUED)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                  PARENT      GUARANTOR     NON-GUARANTOR    ELIMINATION
                                                  COMPANY    SUBSIDIARIES    SUBSIDIARY      ADJUSTMENTS   CONSOLIDATED
                                                -----------  ------------  ---------------  -------------  -------------
NET SALES.....................................   $      --    $   62,099      $   8,839       $      --     $    70,938
COST OF SALES.................................          --        46,410          6,543              --          52,953
                                                -----------  ------------       -------          ------    -------------
GROSS PROFIT..................................          --        15,689          2,296              --          17,985
TOTAL EXPENSES................................          --        11,266          1,301              --          12,567
                                                -----------  ------------       -------          ------    -------------
INCOME FROM OPERATIONS........................          --         4,423            995              --           5,418
EQUITY INCOME.................................         756            --             --            (756)             --
INTEREST EXPENSE..............................         490         3,790            316              --           4,596
OTHER (INCOME) EXPENSE--Net...................          --           105            (43)             --              62
                                                -----------  ------------       -------          ------    -------------
INCOME (LOSS) BEFORE INCOME TAXES.............         266           528            722            (756)            760
PROVISION (BENEFIT) FOR INCOME TAXES..........        (105)          165            329              --             389
                                                -----------  ------------       -------          ------    -------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.......         371           363            393            (756)            371
EXTRAORDINARY ITEM............................         763            --             --              --             763
                                                -----------  ------------       -------          ------    -------------
NET INCOME (LOSS).............................   $    (392)   $      363      $     393       $    (756)    $      (392)
                                                -----------  ------------       -------          ------    -------------
                                                -----------  ------------       -------          ------    -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 9--GUARANTOR SUBSIDIARIES (CONTINUED)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                             PARENT      GUARANTOR     NON-GUARANTOR   ELIMINATION
                                             COMPANY    SUBSIDIARIES    SUBSIDIARY     ADJUSTMENT   CONSOLIDATED
                                           -----------  ------------  ---------------  -----------  -------------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES:
  Net (loss) income......................   $    (392)   $      363     $       393     $    (756)   $      (392)
  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:
    Equity loss..........................        (756)           --              --           756             --
    Depreciation and amortization........          23         6,608             333            --          6,964
    Amortization of deferred financing
      costs..............................          --            --              --            --             --
    Other noncash items..................          --           (10)             10            --             --
    Changes in operating assets and
      liabilities........................         658       (14,047)         (1,143)           --        (14,532)
                                           -----------  ------------        -------    -----------  -------------
      Net cash provided by operating
        activities.......................        (467)       (7,086)           (407)           --         (7,960)
                                           -----------  ------------        -------    -----------  -------------
CASH FLOWS USED IN INVESTING
  ACTIVITIES.............................          --        (7,082)           (285)           --         (7,367)
                                           -----------  ------------        -------    -----------  -------------
CASH FLOWS (USED IN) PROVIDED BY
  FINANCING ACTIVITIES...................         467        14,683             306            --         15,456
                                           -----------  ------------        -------    -----------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS...................          --            --              --            --             --
                                           -----------  ------------        -------    -----------  -------------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS............................          --           515            (386)           --            129
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.................................          --         1,245             386            --          1,631
                                           -----------  ------------        -------    -----------  -------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.................................   $      --    $    1,760     $        --     $      --    $     1,760
                                           -----------  ------------        -------    -----------  -------------
                                           -----------  ------------        -------    -----------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 9--GUARANTOR SUBSIDIARIES (CONTINUED)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                            PARENT      GUARANTOR     NON-GUARANTOR
                                            COMPANY    SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS  CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............   $      --    $    1,246     $       384     $       --    $     1,630
  Accounts receivable--net..............          --        26,263           3,226            (81)        29,408
  Inventories...........................          --        16,354           2,407             --         18,761
  Prepaid and other current
    assets--net.........................          --         2,412             398          3,384          6,194
                                          -----------  ------------  ---------------  ------------  -------------
    Total current assets................          --        46,275           6,415          3,303         55,993
                                          -----------  ------------  ---------------  ------------  -------------

PROPERTY, PLANT AND EQUIPMENT--Net......          --        86,720           5,923             --         92,643
                                          -----------  ------------  ---------------  ------------  -------------

OTHER ASSETS:
  Goodwill and other intangibles--net...          --        91,869          17,570         (1,244)       108,195
  Deferred financing costs--net.........       1,294            --              --             --          1,294
  Other noncurrent assets...............          --           129              --             --            129
  Intercompany advances.................      21,434        76,033             390        (97,857)            --
  Investment in subsidiaries............      37,788            --              --        (37,788)            --
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL ASSETS............................   $  60,516    $  301,026     $    30,298     $ (133,586)   $   258,254
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses............................   $  (2,149)   $   37,767     $     4,336     $    3,125    $    43,079
  Current maturities of long-term
    debt................................          --            10              --             --             10
                                          -----------  ------------  ---------------  ------------  -------------
    Total current liabilities...........      (2,149)       37,777           4,336          3,125         43,089
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------
LONG-TERM DEBT..........................      19,997       142,413           9,182             --        171,592
DEFERRED TAXES--Net.....................          --         2,331           2,331             --          4,662
OTHER NONCURRENT LIABILITIES............          --         4,714           1,410           (750)         5,374
                                          -----------  ------------  ---------------  ------------  -------------
    Total liabilities...................      17,848       187,235          17,259          2,375        224,717
INTERCOMPANY ADVANCES...................          --        90,252           6,790        (97,042)            --
TOTAL STOCKHOLDERS' EQUITY..............      42,668        23,539           6,249        (38,919)        33,537
                                          -----------  ------------  ---------------  ------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................   $  60,516    $  301,026     $    30,298     $ (133,586)   $   258,254
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 9--GUARANTOR SUBSIDIARIES (CONTINUED)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                  PARENT      GUARANTOR     NON-GUARANTOR    ELIMINATION
                                                  COMPANY    SUBSIDIARIES    SUBSIDIARY      ADJUSTMENTS   CONSOLIDATED
                                                -----------  ------------  ---------------  -------------  -------------
NET SALES.....................................   $      --    $   63,708      $   9,562       $      --     $    73,270
COST OF SALES.................................          --        49,380          7,262              --          56,642
                                                -----------  ------------       -------          ------    -------------
GROSS PROFIT..................................          --        14,328          2,300              --          16,628
TOTAL EXPENSES................................          --        11,452          1,378              --          12,830
                                                -----------  ------------       -------          ------    -------------
INCOME FROM OPERATIONS........................          --         2,876            922              --           3,798
EQUITY INCOME.................................         440            --             --            (440)             --
INTEREST EXPENSE..............................         526         2,775            344              --           3,645
OTHER (INCOME) EXPENSE--Net...................          --            (4)            --              --              (4)
                                                -----------  ------------       -------          ------    -------------
INCOME (LOSS) BEFORE INCOME TAXES.............         (86)          105            578            (440)            157
PROVISION (BENEFIT) FOR INCOME................        (179)          (39)           282              --              64
                                                -----------  ------------       -------          ------    -------------
NET INCOME (LOSS).............................   $      93    $      144      $     296       $    (440)    $        93
                                                -----------  ------------       -------          ------    -------------
                                                -----------  ------------       -------          ------    -------------

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES

NOTE 9--GUARANTOR SUBSIDIARIES (CONTINUED)

                RUSSELL-STANLEY HOLDINGS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                            PARENT      GUARANTOR     NON-GUARANTOR   ELIMINATION
                                            COMPANY    SUBSIDIARIES    SUBSIDIARY     ADJUSTMENTS   CONSOLIDATED
                                          -----------  ------------  ---------------  ------------  -------------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES:

  Net (loss) income.....................   $      93    $      144     $       296     $     (440)   $        93

  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:

    Equity loss.........................        (440)           --              --            440             --

    Depreciation and amortization.......                     5,971             370             --          6,341

    Extraordinary items.................                        --              --             --             --

    Other noncash items--...............                        --             (20)            --            (20)

    Changes in operating assets and
      liabilities.......................        (110)       (1,274)           (693)            --         (2,077)
                                          -----------  ------------  ---------------  ------------  -------------
      Net cash provided by operating
        activities......................        (457)        4,841             (47)            --          4,337
                                          -----------  ------------  ---------------  ------------  -------------
CASH FLOWS USED IN INVESTING
  ACTIVITIES............................          --        (4,072)           (182)            --         (4,254)
                                          -----------  ------------  ---------------  ------------  -------------
CASH FLOWS PROVIDED BY FINANCING
  ACTIVITIES............................         457            33               7             --            497
                                          -----------  ------------  ---------------  ------------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS..................          --            --              --             --             --
                                          -----------  ------------  ---------------  ------------  -------------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS...........................          --           802            (222)            --            580
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................          --           829             222             --          1,051
                                          -----------  ------------  ---------------  ------------  -------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................   $      --    $    1,631     $        --     $       --    $     1,631
                                          -----------  ------------  ---------------  ------------  -------------
                                          -----------  ------------  ---------------  ------------  -------------

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Container Management Services, Inc.
Simpsonville, South Carolina

    We have audited the accompanying balance sheet of Container Management Services, Inc. (the "Company") as of July 23, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through July 23, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended December 31, 1996 were audited by other auditors whose report, dated February 28, 1997, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Container Management Services, Inc. as of July 23, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through July 23, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 29, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Container Management Services, Inc.
Simpsonville, South Carolina

    We have audited the accompanying balance sheet of Container Management Services, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Container Management Services, Inc. as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Elliott, Davis & Company, LLP

Greenville, South Carolina
February 28, 1997, excepting Note 2 which is as of May 23, 1997

                      CONTAINER MANAGEMENT SERVICES, INC.

                                 BALANCE SHEET

                      DECEMBER 31, 1996 AND JULY 23, 1997

                                                                                          1996           1997
                                                                                      -------------  -------------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents.........................................................  $   1,173,716  $     583,932
  Accounts receivable--net of allowance for doubtful accounts of $30,000 at December
    31, 1996 and July 23, 1997......................................................      3,206,013      3,519,337
  Prepaid expenses and other assets.................................................         32,360        278,365
                                                                                      -------------  -------------
    Total current assets............................................................      4,412,089      4,381,634

PROPERTY, PLANT AND EQUIPMENT--At cost, less accumulated depreciation and
  amortization (Notes 2 and 5)......................................................      3,012,753      3,746,394
INTANGIBLE ASSETS--Net of accumulated amortization of $6,402 at December 31, 1996
  and $6,734 at July 23, 1997.......................................................          8,237          7,905
                                                                                      -------------  -------------
TOTAL ASSETS........................................................................  $   7,433,079  $   8,135,933
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..................................................................  $   2,376,068  $   3,240,720
  Current portion of long-term debt (Note 4)........................................        206,064             --
  Obligations under capital lease (Note 5)..........................................         13,975         13,975
  Accrued expenses and other liabilities (Note 3)...................................        277,517        181,702
                                                                                      -------------  -------------
    Total current liabilities.......................................................      2,873,624      3,436,397
                                                                                      -------------  -------------
LONG-TERM LIABILITIES:
  Long-term debt (Note 4)...........................................................         49,869             --
  Obligations under capital lease (Note 5)..........................................          7,254          9,217
                                                                                      -------------  -------------
TOTAL LIABILITIES...................................................................         57,123          9,217

Commitments and contingencies (Note 5)..............................................             --             --
                                                                                      -------------  -------------
STOCKHOLDERS' EQUITY:
  Class A voting common stock--No par value; 240,000 shares authorized; 90,000
    shares issued and outstanding...................................................         90,000         90,000
  Class B nonvoting common stock--$1 par value; 10,000 shares authorized, issued and
    outstanding.....................................................................         10,000         10,000
  Retained earnings.................................................................      4,402,332      4,590,319
                                                                                      -------------  -------------
                                                                                          4,502,332      4,690,319
                                                                                      -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........................................  $   7,433,079  $   8,135,933
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                       See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

                                                                                              PERIOD FROM
                                                                                               JANUARY 1,
                                                                               YEAR ENDED       THROUGH
                                                                              DECEMBER 31,      JULY 23,
                                                                                  1996            1997
                                                                             --------------  --------------
NET SALES..................................................................  $   28,266,486  $   17,805,750
COST OF SALES..............................................................      22,952,361      14,527,511
                                                                             --------------  --------------
    Gross profit...........................................................       5,314,125       3,278,239
                                                                             --------------  --------------
EXPENSES:
  Selling..................................................................         107,427         154,266
  General and administrative...............................................       2,566,249         919,153
  Amortization.............................................................           1,157             332
                                                                             --------------  --------------
    Total expenses.........................................................       2,674,833       1,073,751
                                                                             --------------  --------------
INCOME FROM OPERATIONS.....................................................       2,639,292       2,204,488
INTEREST EXPENSE...........................................................          38,989          34,142
OTHER INCOME...............................................................           7,596          51,576
                                                                             --------------  --------------
NET INCOME.................................................................  $    2,607,899  $    2,221,922
                                                                             --------------  --------------
                                                                             --------------  --------------

                       See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

                                            CLASS A, VOTING      CLASS B, NONVOTING
                                              COMMON STOCK          COMMON STOCK                          TOTAL
                                          --------------------  --------------------     RETAINED     STOCKHOLDERS'
                                           SHARES     AMOUNT     SHARES     AMOUNT       EARNINGS         EQUITY
                                          ---------  ---------  ---------  ---------  --------------  --------------
BALANCE, JANUARY 1, 1996................     90,000  $  90,000     10,000  $  10,000  $    3,557,177  $    3,657,177
  Net income............................         --         --         --         --       2,607,899       2,607,899
  Distributions to stockholders.........         --         --         --         --      (1,762,744)     (1,762,744)
                                          ---------  ---------  ---------  ---------  --------------  --------------
BALANCE, DECEMBER 31, 1996..............     90,000     90,000     10,000     10,000       4,402,332       4,502,332
  Net income............................         --         --         --         --       2,221,922       2,221,922
  Distributions to stockholders.........         --         --         --         --      (2,033,935)     (2,033,935)
                                          ---------  ---------  ---------  ---------  --------------  --------------
BALANCE, JULY 23, 1997..................     90,000  $  90,000     10,000  $  10,000  $    4,590,319  $    4,690,319
                                          ---------  ---------  ---------  ---------  --------------  --------------
                                          ---------  ---------  ---------  ---------  --------------  --------------

                       See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

                                                                                                      PERIOD FROM
                                                                                                      JANUARY 1,
                                                                                       YEAR ENDED       THROUGH
                                                                                      DECEMBER 31,     JULY 23,
                                                                                          1996           1997
                                                                                     --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................................   $  2,607,899   $   2,221,922
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................................      6,543,563       4,543,009
    Loss on disposal of equipment..................................................         18,514              --
    Changes in assets and liabilities which provided (used) cash:
      Accounts and other receivables...............................................       (353,901)       (544,452)
      Prepaid expenses and other assets............................................        (21,112)        (14,877)
      Accounts payable.............................................................        (35,112)        864,652
      Accrued expenses and other liabilities.......................................        169,300         (95,815)
                                                                                     --------------  -------------
        Net cash provided by operating activities..................................      8,929,151       6,974,439
                                                                                     --------------  -------------
NET CASH USED IN INVESTING ACTIVITIES:
  Purchase of equipment............................................................     (6,550,411)     (5,263,365)
                                                                                     --------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable and capital lease obligations..........................        (61,526)       (266,923)
  Distributions to stockholders....................................................     (1,762,744)     (2,033,935)
                                                                                     --------------  -------------
        Net cash used in financing activities......................................     (1,824,270)     (2,300,858)
                                                                                     --------------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............................        554,470        (589,784)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.......................................        619,246       1,173,716
                                                                                     --------------  -------------
CASH AND CASH EQUIVALENTS, END OF YEAR.............................................   $  1,173,716   $     583,932
                                                                                     --------------  -------------
                                                                                     --------------  -------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest...........................................................   $     38,989   $      34,142
                                                                                     --------------  -------------
                                                                                     --------------  -------------
  Noncash activities:
    Capital lease of equipment.....................................................   $         --   $      12,953
                                                                                     --------------  -------------
                                                                                     --------------  -------------

                       See notes to financial statements.

                      CONTAINER MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

    DESCRIPTION OF BUSINESS--Container Management Services, Inc. (the "Company") provides the chemical, textile and other industries with a closed loop container return/reuse program. CMS purchases, leases and reconditions containers, drums and intermediate bulk containers and manages the logistics (i.e., warehousing, transportation and disposal) of containers; it also grinds worn drums and IBC's into resin for resale into the recycling market. CMS was the first industrial container company to combine these services into an integrated container management program. The Company is located in Simpsonville, South Carolina, and extends credit to customers primarily in the eastern United States.

    On July 23, 1997, 100% of the Company's common stock was purchased by Russell-Stanley Corp. for $33,900,000. The accompanying financial statements represent the historical financial statements of the Company prior to the acquisition.

    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    PROPERTY, PLANT AND EQUIPMENT--Equipment is stated at cost. Containers, which include containers, rings and lids, are depreciated using an accelerated method over their estimated useful lives. The cost and related accumulated depreciation of containers is removed from the books when fully depreciated. All other equipment is depreciated using accelerated methods based on the estimated useful lives of the respective assets. Maintenance, repairs and other expenses not resulting in betterments are charged to expense as incurred.

    INTANGIBLE ASSETS--Organization costs and other intangible assets are stated at cost and are amortized using the straight-line method over a period of 5 to 19 years.

    INCOME TAXES--The Company, with the consent of its stockholders, has elected to be taxed as an S corporation for Federal and state income tax purposes. Under this election, the Company's income, deductions and credits are reported by its stockholders on their individual income tax returns. Therefore, no provision for income taxes is recorded by the Company.

    The Company maintains a policy of making distributions to its stockholders in amounts at least sufficient to pay individual income taxes resulting from reporting the Company's income on the stockholders' individual income tax returns.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ADVERTISING--The Company's policy is to expense advertising costs as incurred. These costs were approximately $34,000 and $68,000 for the year ended December 31, 1996 and for the period January 1, 1997 through July 23, 1997, respectively.

                      CONTAINER MANAGEMENT SERVICES, INC.

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

2. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at December 31, 1996 and July 23, 1997 consists of the following:

                                                              DECEMBER 31,       JULY 23,
                                             USEFUL LIVES         1996             1997
                                           ----------------  ---------------  ---------------
Furniture and fixtures...................         5-7 years  $       209,761  $       232,407
Plant equipment..........................         5-7 years        2,716,691        2,833,766
Containers...............................      16-36 months       11,495,183       16,562,421
Vehicles.................................           5 years           27,035           27,035
Leasehold improvements...................     31.5-39 years           54,933           66,656
Construction in progress.................                --           37,920           95,556
                                                             ---------------  ---------------
                                                                  14,541,523       19,817,841
Less accumulated depreciation and
  amortization...........................                        (11,528,770)     (16,071,447)
                                                             ---------------  ---------------
Total....................................                    $     3,012,753  $     3,746,394
                                                             ---------------  ---------------
                                                             ---------------  ---------------

    The Company began capitalizing costs associated with rings and lids in 1997 as a result of a modernization of plant equipment which enables the Company to recycle the rings and lids. Amounts capitalized for rings and lids as of July 23, 1997 totaled approximately $669,000 which is included in "containers." The rings and lids are being depreciated over a three-year period using an accelerated method; accumulated depreciation of the rings and lids totaled $167,000 at July 23, 1997.

3. ACCRUED EXPENSES AND OTHER LIABILITIES

    Accrued expenses and other liabilities at December 31, 1996 and July 23, 1997 consists of the following:

                                                                    DECEMBER 31,    JULY 23,
                                                                        1996          1997
                                                                   --------------  -----------
Salaries and wages...............................................   $     75,841   $    79,836
Accrued and withheld payroll taxes...............................         10,288        24,681
Insurance........................................................          5,390         2,164
Sales tax--NC....................................................        111,000         6,365
Real estate taxes................................................         33,288        21,509
Personal property taxes..........................................             --        47,052
Other............................................................         41,710            95
                                                                   --------------  -----------
Total............................................................   $    277,517   $   181,702
                                                                   --------------  -----------
                                                                   --------------  -----------

                      CONTAINER MANAGEMENT SERVICES, INC.

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

4. NOTES PAYABLE

    The note payable to a bank in monthly installments of $5,148, including interest at 7% through September 1998, was paid in full in July 1997. Payments for the period from January 1, 1997 through July 23, 1997 totaled $109,741, including $3,808 of interest expense.

    The demand note payable to a stockholder in monthly payments of interest only at prime plus two percent was paid in full in July 1997. Payments for the period from January 1, 1997 through July 23, 1997 totaled $150,000 of principal and $8,208 of interest expense.

5. LEASE COMMITMENTS

    CAPITAL LEASES--Obligations under capital leases have been discounted to present value by use of the Company's incremental borrowing rate for these funds at the inception of the lease. Assets under capital leases totaled $42,009 at December 31, 1996 and $54,962 at July 23, 1997 and are included in property, plant and equipment. Amortization of capitalized leases for the year ended December 31, 1996 totaled $9,982 and for the period from January 1, 1997 through July 23, 1997 totaled $12,241 and is included in depreciation and amortization expense. The future minimum lease payments under capital leases, together with the discount to arrive at present value, are as follows:

PERIOD ENDING
  JULY 23,
-----------------------------------------------------------------------------------
1998...............................................................................  $  18,249
1999...............................................................................      7,703
2000...............................................................................      2,274
                                                                                     ---------
Total minimum lease payments.......................................................     28,226
Less portion of payments representing interest.....................................     (5,034)
                                                                                     ---------
Present value of net minimum lease payments........................................     23,192
Current portion....................................................................    (13,975)
                                                                                     ---------
Long-term portion..................................................................  $   9,217
                                                                                     ---------
                                                                                     ---------

    OPERATING LEASES--The Company rents buildings and various equipment under the terms of noncancelable operating leases. The Company is responsible for property taxes, insurance and nonstructural maintenance costs. Aggregate rentals for the year ended December 31, 1996 totaled $435,887 and for the period from January 1, 1997 through July 23, 1997 totaled $257,318.

                      CONTAINER MANAGEMENT SERVICES, INC.

                          YEAR ENDED DECEMBER 31, 1996
                      AND THE PERIOD FROM JANUARY 1, 1997
                             THROUGH JULY 23, 1997

5. LEASE COMMITMENTS (CONTINUED)
    The following is a summary of future minimum lease payments under operating leases that have initial or remaining noncancelable terms in excess of one year as of July 23, 1997:

PERIOD ENDING
  JULY 23,
-------------------------------------------------------------------------------
1998...........................................................................  $     423,830
1999...........................................................................        398,274
2000...........................................................................        398,274
2001...........................................................................        398,274
2002...........................................................................        349,228
Thereafter.....................................................................        792,097
                                                                                 -------------
Total..........................................................................  $   2,759,977
                                                                                 -------------
                                                                                 -------------

    The Company also has a month-to-month operating lease for a building with monthly payments of $5,348.

    During the period ended July 23, 1997, the Company entered into an agreement with a bank for the purchase of equipment, not to exceed $550,000, to be accounted for as operating leases. Under the agreement, the Company uses its funds to purchase the equipment and is then reimbursed by the bank. All amounts associated with the agreement were paid in full to the Company in January 1998.

6. RELATED PARTY TRANSACTIONS

    As described in Note 4, the Company paid in full during July 1997 the note payable to one of its stockholders.

7. CONCENTRATION OF RISK

    Sales to two customers represented 11.2% and 10.0% of revenues for the year ended December 31, 1996 and 12.8% and 10.6% of revenues for the period January 1, 1997 through July 23, 1997. Accounts receivable from those customers totaled 6.9% and 8.4% at December 31, 1996 and 11.1% and 8.3% of accounts receivable at July 23, 1997. The Company performs ongoing credit evaluations of its customers' financial condition but does not require collateral to support customer receivables.

    Purchases of drum containers from two vendors represented 65.7% and 34.3% of purchases for the year ended December 31, 1996 and 47.9% and 45.3% of purchases for the period January 1, 1997 through July 23, 1997. Accounts payable to those customers totaled 39.9% and 11.1% at December 31, 1996 and 29.9% and 27.7% at July 23, 1997.

    Purchases of industrial bulk containers from two vendors represented 78.2% and 21.8% for the year ended December 31, 1996 and 71.7% and 28.3% of purchases for the period January 1, 1997 through July 23, 1997. Accounts payable to those customers totaled 7.9% and 5.6% at December 31, 1996 and 6.0% and 2.1% at July 23, 1997.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Hunter Drums Limited:

    We have audited the accompanying consolidated balance sheet of Hunter Drums Limited, a Canadian company (the "Company") as of October 29, 1997 and the consolidated statements of operations and retained earnings and cash flows for the period from January 1, 1997 through October 29, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 29, 1997 and the results of its operations and its cash flows for the period from January 1, 1997 through October 29, 1997 in accordance with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 29, 1998

                              HUNTER DRUMS LIMITED

                           CONSOLIDATED BALANCE SHEET

                             AS OF OCTOBER 29, 1997

                       (AMOUNTS IN UNITED STATES DOLLARS)

                                          ASSETS
CURRENT ASSETS:
  Cash.........................................................................  $   28,540
  Accounts receivable, net of allowance for doubtful accounts of $98,284.......   4,200,958
  Inventories (Note 3).........................................................   2,040,185
  Prepaid expenses.............................................................     357,669
  Deferred income taxes (Note 5)...............................................     136,400
                                                                                 ----------
  Total current assets.........................................................   6,763,752

PROPERTY, PLANT AND EQUIPMENT--NET (Note 4)....................................   2,495,460
                                                                                 ----------
TOTAL ASSETS...................................................................  $9,259,212
                                                                                 ----------
                                                                                 ----------

                                        LIABILITIES
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.....................................  $4,742,738
  Income taxes payable.........................................................     422,487
                                                                                 ----------
    Total current liabilities..................................................   5,165,225
                                                                                 ----------
DEFERRED INCOME TAXES (Note 5).................................................     252,402
                                                                                 ----------
    Total liabilities..........................................................   5,417,627
                                                                                 ----------
COMMITMENTS (Note 9)...........................................................

SHAREHOLDERS' EQUITY...........................................................
  Common stock (Note 7)........................................................         928
  Retained earnings............................................................   3,939,108
  Cumulative translation adjustment............................................     (98,452)
                                                                                 ----------
    Total shareholders' equity.................................................   3,841,585
                                                                                 ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.....................................  $9,259,212
                                                                                 ----------
                                                                                 ----------

                See notes to consolidated financial statements.

                              HUNTER DRUMS LIMITED

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
          FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 29, 1997
                       (AMOUNTS IN UNITED STATES DOLLARS)

SALES.........................................................................  $30,503,187
COST OF SALES.................................................................   22,524,685
                                                                                -----------
GROSS PROFIT..................................................................    7,978,502
                                                                                -----------
OPERATING EXPENSES:
  Selling.....................................................................    3,339,609
  General and administration..................................................    2,001,662
                                                                                -----------
    Total Expenses............................................................    5,341,271
                                                                                -----------
INCOME FROM OPERATIONS........................................................    2,637,231
INTEREST EXPENSE..............................................................       61,791
OTHER (INCOME) EXPENSE--Net...................................................      249,140
                                                                                -----------
EARNINGS BEFORE INCOME TAXES..................................................    2,326,300
PROVISION FOR INCOME TAXES....................................................      990,623
                                                                                -----------
NET INCOME....................................................................    1,335,677

RETAINED EARNINGS, BEGINNING OF PERIOD........................................    4,313,874

DIVIDENDS.....................................................................   (1,710,443)
                                                                                -----------
RETAINED EARNINGS, END OF PERIOD..............................................  $ 3,939,108
                                                                                -----------
                                                                                -----------

                See notes to consolidated financial statements.

                              HUNTER DRUMS LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

          FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 29, 1997

                       (AMOUNTS IN UNITED STATES DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................  $ 1,335,677
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..............................................      397,438
    Loss on sale of assets.....................................................        6,539
    Deferred income taxes......................................................     (136,400)
  Changes in operating assets and liabilities:.................................
    (Increase) decrease in accounts receivable.................................   (1,210,237)
    (Increase) decrease in inventories.........................................     (106,858)
    (Increase) decrease in prepaid expenses....................................    1,112,215
    Increase (decrease) in accounts payable....................................      441,118
    Increase (decrease) in income taxes payable................................      130,211
                                                                                 -----------
      Net cash provided by operating activities................................    1,969,703
                                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease (increase) in investments...........................................    1,710,443
  Purchase of property, plant & equipment......................................     (500,970)
  Disposal of property, plant & equipment......................................      194,419
                                                                                 -----------
      Net cash provided by investing activities................................    1,403,892
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt..................................................     (187,040)
  Repayment of notes payable to shareholders...................................     (221,656)
  Dividends....................................................................   (1,710,443)
                                                                                 -----------
      Net cash used for financing activities...................................   (2,119,139)
                                                                                 -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH........................................        9,716
                                                                                 -----------
NET CHANGE IN CASH.............................................................    1,264,172
CASH, BEGINNING OF YEAR........................................................   (1,235,632)
                                                                                 -----------
CASH, END OF YEAR..............................................................  $    28,540
                                                                                 -----------
                                                                                 -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest...................................................................  $    61,791
                                                                                 -----------
                                                                                 -----------
    Taxes......................................................................  $   878,275
                                                                                 -----------
                                                                                 -----------

                See notes to consolidated financial statements.

                              HUNTER DRUMS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         PERIOD ENDED OCTOBER 29, 1997

1. DESCRIPTION OF BUSINESS

    Hunter Drums Limited (the "Company") is incorporated under the Ontario Business Corporations Act and is engaged in the manufacturing of steel and plastic drums and laminated and plastic products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include the operations of Hunter Drums Limited and two inactive subsidiaries which have been subsequently dissolved.

    On October 29, 1997, the Company's common stock was purchased by Russell-Stanley Holdings, Inc. ("RSH"). The Company's financial statements represent the historical financial statements of the Company prior to acquisition.

    INVENTORIES--Inventories are valued at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis.

    REVENUE RECOGNITION--Revenue is recognized when products are shipped or services are provided to customers.

    USE OF ESTIMATES--The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    PROPERTY, PLANT & EQUIPMENT--Property, plant and equipment, stated at cost, is being depreciated for financial reporting purposes on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives for each class of capital assets are as follows:

Building........................  15-30 years
Machinery and equipment.........  3-10 years
Furniture and fixtures..........  3-7 years
Transportation equipment........  3-10 years
                                  Lesser of useful life or the life of the
Leasehold improvements..........  lease

    TRANSLATION OF FOREIGN CURRENCIES--The Canadian dollar is the functional currency in which the Company operates. The assets and liabilities of the Company are translated into U.S. dollars at period-end exchange rates, with resulting translation gains and losses accumulated in a separate component of shareholders' equity. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing throughout the year.

    FINANCIAL INSTRUMENTS--The Company utilizes financial instruments to limit its exposure to foreign currency exchange rate fluctuations.

    INCOME TAXES--The Company follows the tax allocation method of accounting for income taxes whereby provisions for income taxes are based on reported income. Deferred income taxes arise

                              HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

from claiming amortization for income tax purposes at different rates than amounts recorded for accounting purposes.

    MOLDS AND DIES--Expenditures on molds and dies are amortized on a straight-line basis over two years commencing upon productive use. At October 29, 1997, prepaid expenses include $281,187 of moulds and dies, net of accumulated amortization.

3. INVENTORIES

    Inventory consists of the following:

                                                                                     AS OF
                                                                                  OCTOBER 29,
                                                                                     1997
                                                                                 -------------
Raw Materials..................................................................  $     858,828
Work-in-process................................................................        700,552
Finished goods.................................................................        480,805
                                                                                 -------------
Total..........................................................................  $   2,040,185
                                                                                 -------------
                                                                                 -------------

4. PROPERTY, PLANT & EQUIPMENT

                                                                                        NET BOOK VALUE
                                                                                             AS OF
                                                                          ACCUMULATED     OCTOBER 29,
                                                              COST       AMORTIZATION        1997
                                                         --------------  -------------  ---------------
Land...................................................  $       78,918   $        --    $      78,918
Building...............................................         936,207       580,250          355,957
Machinery and equipment................................       8,192,510     6,275,333        1,917,177
Furniture & fixtures...................................         575,165       455,243          119,922
Transportation equipment...............................         214,343       199,440           14,903
Leasehold improvements.................................          23,423        14,840            8,583
                                                         --------------  -------------  ---------------
                                                         $   10,020,566   $ 7,525,106    $   2,495,460
                                                         --------------  -------------  ---------------
                                                         --------------  -------------  ---------------

                              HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

5. INCOME TAXES

    The provision (benefit) for income taxes for the period ended October 29, 1997 consists of the following:

                                                                                 PERIOD ENDED
                                                                                  OCTOBER 29,
                                                                                     1997
                                                                                 -------------
Current:
  Federal......................................................................   $   717,000
  Provincial...................................................................       410,023
                                                                                 -------------
Total Current..................................................................     1,127,023
                                                                                 -------------
Deferred:
  Federal......................................................................       (87,000)
  Provincial...................................................................       (49,400)
                                                                                 -------------
Total Deferred.................................................................      (136,400)
                                                                                 -------------
Net provision for income taxes.................................................   $   990,623
                                                                                 -------------
                                                                                 -------------

    The difference between the effective income tax rate and the statutory federal income tax rate is due to permanent differences related to travel and entertainment and life insurance premiums.

    The components of the net deferred taxes as of October 29, 1997 were as follows:

                                                                                   FOR THE PERIOD ENDED
                                                                                     OCTOBER 29, 1997
                                                                        ------------------------------------------
                                                                                                 DEFERRED TAX
                                                                        DEFERRED TAX ASSET         LIABILITY
                                                                        -------------------  ---------------------
Current:
    Other Assets......................................................     $     136,400         $          --
                                                                              ----------            ----------
Total current.........................................................           136,400                    --
                                                                              ----------            ----------
Noncurrent:...........................................................
  Property, plant & equipment.........................................                --               252,402
                                                                              ----------            ----------
Total noncurrent......................................................                --               252,402
                                                                              ----------            ----------
Total deferred tax....................................................     $     136,400         $     252,402
                                                                              ----------            ----------
                                                                              ----------            ----------

6. LONG TERM DEBT AND SHAREHOLDER NOTES PAYABLE

    At October 29, 1997, the Company had no outstanding balances for long term debt or shareholder notes payable. The long term debt consisted of a non-revolving loan with interest at the bank's prime rate plus 1/2%. The balance of $187,040 was paid in full in October 1997. The shareholder notes were non-interest bearing notes payable to Hunter Holdings, Inc. and Ontario Ltd. The balance of $221,656 were paid in full in October 1997.

                              HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

7. COMMON STOCK

    Authorized:

       Unlimited number of voting Class A common shares

       Unlimited number of voting Class B common shares

       Unlimited number of nonvoting, noncumulative, redeemable and retractable Class A special shares, issuable in series

       200 voting Class B special shares, noncumulative, redeemable and retractable

       Unlimited number of voting, redeemable and retractable Class C special shares

       Issued and outstanding:

                                                                                                AS OF
                                                                                             OCTOBER 29,
                                                                                                1997
                                                                                            -------------
 90,000 Class A common shares.............................................................    $       6
900,000 Class B common shares.............................................................           63
880,000 Class A special shares, first series..............................................          630
 20,000 Class B special shares............................................................          143
120,000 Class C special shares............................................................           86
                                                                                                  -----
                                                                                              $     928
                                                                                                  -----
                                                                                                  -----

    The Class A common shares rank equally in priority to Class B common shares. Both classes are entitled to a noncumulative dividend. Those holding Class A common shares are entitled to two votes in respect of each Class A common share held by them at all meetings of shareholders. Those holding Class B common shares are entitled to one vote in respect of each Class B common share held by them at all meetings of shareholders.

    The Class A special shares rank equally with the Class C special shares in priority to all other classes of shares, and may be redeemed, purchased or acquired by the Company or put to the Company by the holder, in whole or in part, for an amount determined in accordance with the Articles of Amendment dated June 26, 1997. These shares are entitled to a noncumulative cash dividend.

    The Class B special shares rank in priority to the common shares, and may be redeemed, purchased or acquired by the Company for an amount not exceeding $1 per share together with all declared and unpaid noncumulative cash dividends thereon.

    On July 26, 1997, the Company amended its Articles of Incorporation by creating an unlimited number of Class C special shares.

    On September 29, 1997, the Company amended its Articles of Incorporation to change each issued and outstanding:

        i) Class A common share into 100 issued and outstanding Class A common shares, and

        ii) Class B common share into 100 issued and outstanding Class B common shares.

                              HUNTER DRUMS LIMITED

                         PERIOD ENDED OCTOBER 29, 1997

8. SUBSEQUENT EVENT

    In connection with the acquisition of the Company by RSH, the Company amended its Articles of Incorporation and merged into HDL Acquisition, Inc. The merged company will continue operations under the name Hunter Drums Limited. The authorized capital of the merged company is an unlimited number of Class A voting shares and an unlimited number of Class B nonvoting shares.

    The 8,800 Class A special shares, the 200 Class B special shares, the 1,200 Class C special shares, the 9,000 Class B common shares and 330 Class A common shares were canceled. The remaining 570 Class A common shares were converted to 27,778 nonvoting shares.

9. COMMITMENTS

    The future minimum lease payments under the terms of the noncancelable operating leases for certain facilities and equipment are as follows:

1998.............................................................  $ 872,569
1999.............................................................    665,799
2000.............................................................    485,910
2001.............................................................    347,445
2002.............................................................    117,075

10. FINANCIAL INSTRUMENTS

    FOREIGN EXCHANGE CONTRACTS--The Company utilizes U.S. dollar denominated foreign exchange contracts to limit its exposure to foreign currency exchange rate fluctuations. At October 29, 1997, $13,750,000 of forward contracts were held with settlement rates ranging from $1.353 to $1.407, Canadian dollars to U.S. dollars, and settlement dates from January 1998 to December 1999. The foreign exchange contracts are recorded at fair value with related unrealized gains or losses included in other (income) expense. For the period ended October 29, 1997, the Company recorded $378,619 of losses on foreign exchange contracts.

11. RETIREMENT BENEFIT PLAN

    Certain employees of the Company are covered under a money purchase pension plan. Eligibility in the plan is dependent upon one year of service. Employees can contribute up to 3% of eligible income, executives can contribute up to 9% of eligible income, with a maximum yearly contribution of $6,750. Hunter matches 100% of employee and executive contributions and such employer contributions vest after two full years as a member of the plan.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Smurfit Plastic Packaging
Wilmington, Delaware

    We have audited the accompanying balance sheets of Smurfit Plastic Packaging (the "Company") as of December 31, 1996 and November 7, 1997 and the related statements of operations and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 to November 7, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996 and November 7, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to November 7, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 8, 1998

                           SMURFIT PLASTIC PACKAGING

                                 BALANCE SHEETS

                               DECEMBER 31, 1996
                              AND NOVEMBER 7, 1997

                                 (IN THOUSANDS)

                                                                                      DECEMBER 31,    NOVEMBER 7,
                                                                                          1996           1997
                                                                                     --------------  -------------
                                                      ASSETS
CURRENT ASSETS:
  Cash.............................................................................    $        2     $         2
  Accounts receivable, less allowances of $89 in 1996 and $94 in 1997..............         8,425           8,331
  Inventories (Note 3).............................................................         4,847           4,925
  Prepaid expenses and other current assets........................................           144             185
                                                                                     --------------  -------------
Total current assets...............................................................        13,418          13,443
PROPERTY, PLANT AND EQUIPMENT--
  Net (Note 4).....................................................................        19,558          19,461
                                                                                     --------------  -------------
TOTAL ASSETS.......................................................................    $   32,976     $    32,904
                                                                                     --------------  -------------
                                                                                     --------------  -------------
                                        LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses............................................    $    7,726     $     7,250
  Income taxes payable (Note 6)....................................................         2,850           1,275
                                                                                     --------------  -------------
    Total current liabilities......................................................        10,576           8,525
DEFERRED TAXES--Net (Note 6).......................................................         2,467           2,544
                                                                                     --------------  -------------
    Total liabilities..............................................................        13,043          11,069
COMMITMENTS AND CONTINGENCIES (Note 5).............................................
DIVISIONAL EQUITY..................................................................        19,933          21,835
                                                                                     --------------  -------------
  TOTAL LIABILITIES AND DIVISIONAL EQUITY..........................................    $   32,976     $    32,904
                                                                                     --------------  -------------
                                                                                     --------------  -------------

                       See notes to financial statements.

                           SMURFIT PLASTIC PACKAGING

                            STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                            AND FOR THE PERIOD FROM
                      JANUARY 1, 1997 TO NOVEMBER 7, 1997

                                 (IN THOUSANDS)

                                                                                                      PERIOD FROM
                                                                                                      JANUARY 1,
                                                                                       YEAR ENDED       1997 TO
                                                                                      DECEMBER 31,    NOVEMBER 7,
                                                                                          1996           1997
                                                                                     --------------  -------------
NET SALES (Note 8).................................................................    $   64,492     $    57,679
COST OF SALES (Note 8).............................................................        50,294          48,283
                                                                                     --------------  -------------
  Gross profit.....................................................................        14,198           9,396
                                                                                     --------------  -------------
EXPENSES:
  Selling..........................................................................         2,426           2,005
  General and administrative.......................................................         3,927           3,333
                                                                                     --------------  -------------
    Total expenses.................................................................         6,353           5,338
                                                                                     --------------  -------------
INCOME FROM OPERATIONS.............................................................         7,845           4,058
INTEREST EXPENSE...................................................................           531             480
                                                                                     --------------  -------------
INCOME BEFORE INCOME TAXES.........................................................         7,314           3,578
PROVISION FOR INCOME TAXES (Note 6)................................................         2,756           1,352
                                                                                     --------------  -------------
NET INCOME.........................................................................    $    4,558     $     2,226
                                                                                     --------------  -------------
                                                                                     --------------  -------------

                       See notes to financial statements.

                           SMURFIT PLASTIC PACKAGING

                            STATEMENTS OF CASH FLOWS

                    YEAR ENDED DECEMBER 31, 1996 AND FOR THE
                PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 7, 1997

                                 (IN THOUSANDS)

                                                                                                      PERIOD FROM
                                                                                                      JANUARY 1,
                                                                                       YEAR ENDED       1997 TO
                                                                                      DECEMBER 31,    NOVEMBER 7,
                                                                                          1996           1997
                                                                                     --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................................    $    4,558     $     2,226
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................................         1,924           1,976
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable.....................................          (881)             94
    Increase in inventories........................................................           (49)            (78)
    Increase in prepaid and other current assets...................................           (29)            (41)
    Increase (decrease) in accounts payable, accrued expenses and income taxes
      payable......................................................................         2,004          (2,051)
    Increase (decrease) in deferred income taxes...................................           (94)             77
                                                                                          -------    -------------
      Net cash provided by operating activities....................................         7,433           2,203
                                                                                          -------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures.............................................................        (2,657)         (1,502)
                                                                                          -------    -------------
      Net cash used in investing activities........................................        (2,657)         (1,502)
                                                                                          -------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES--
  Intercompany cash settlements and transfers......................................        (4,776)           (701)
                                                                                          -------    -------------
      Net cash used in financing activities........................................        (4,776)           (701)
                                                                                          -------    -------------
NET CHANGE IN CASH.................................................................            --              --
CASH, BEGINNING OF PERIOD..........................................................             2               2
                                                                                          -------    -------------
CASH, END OF PERIOD................................................................    $        2     $         2
                                                                                          -------    -------------
                                                                                          -------    -------------

                       See notes to financial statements.

                           SMURFIT PLASTIC PACKAGING

                         NOTES TO FINANCIAL STATEMENTS

                     YEAR ENDED DECEMBER 31, 1996, AND THE
                PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 7, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

    ORGANIZATION--Smurfit Plastic Packaging ("SPP" or the "Company") is a leading U.S. producer of plastic industrial drums and is also a manufacturer of liners for use in steel and fiber drum composites.

    The Company was acquired by Smurfit Packaging Corporation ("SPC"), a subsidiary of the Jefferson Smurfit Group (the "Parent Company") as part of their acquisition of Container Corporation of America in 1986. Effective November 8, 1997, the assets of the Company were acquired by Russell-Stanley Holdings, Inc. ("RSH").

    BASIS OF PRESENTATION--The accompanying financial statements have been prepared from the separate accounting records maintained by SPP, a division of SPC. The results of these financials may not necessarily be indicative of the conditions that would have existed if the Division had been operated as an unaffiliated company. Amounts collected from the related parties and amounts distributed to the Parent Company are reflected as cash settlements and transfers in the accompanying financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH--As a subsidiary of the Parent Company, SPP was a participant in the Parent Company's cash management system. All of the cash receipt and disbursement activities of SPP were performed by the Parent Company on behalf of SPP. The cash presented on the financial statements represents petty cash maintained at each of the SPP plants.

    INVENTORIES--Inventories are stated at the lower of cost or market value. Cost is determined on the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment, stated at cost, is being depreciated for financial reporting purposes on the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives for each class of property, plant and equipment are as follows:

Buildings and improvements........................................   40 years
Furniture and fixtures............................................    5 years
Machinery and equipment...........................................   15 years
Transportation equipment..........................................    5 years

    REVENUE RECOGNITION--Revenue is recognized when products are shipped to customers.

    INCOME TAXES--Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to the difference between the financial statement carrying amounts of assets and liabilities and their respective tax basis, as if the division had been operated as an unaffiliated company.

    INTEREST EXPENSE--Under the Parent Company's corporate policies, SPP was charged an amount of interest each month based upon the balance of SPP's working capital during the month

                           SMURFIT PLASTIC PACKAGING

                     YEAR ENDED DECEMBER 31, 1996, AND THE
                PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 7, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) calculated using the London Interbank Offered Rate ("LIBOR") in effect at the end of that month. SPP carried no separate outstanding debt during 1996 or 1997.

    USE OF ESTIMATES--The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. INVENTORIES

    At December 31, 1996 and November 7, 1997, inventory consists of:

                                                                  DECEMBER 31,    NOVEMBER 7,
                                                                      1996           1997
                                                                 --------------  -------------
                                                                        (IN THOUSANDS)
Raw materials..................................................    $    1,859      $   1,892
Finished goods.................................................         2,988          3,033
                                                                      -------    -------------
TOTAL..........................................................    $    4,847      $   4,925
                                                                      -------    -------------
                                                                      -------    -------------

4. PROPERTY, PLANT AND EQUIPMENT

    At December 31, 1996 and November 7, 1997, property, plant and equipment consists of:

                                                                  DECEMBER 31,    NOVEMBER 7,
                                                                      1996           1997
                                                                 --------------  -------------
                                                                        (IN THOUSANDS)
Land...........................................................    $      606     $       606
Buildings and improvements.....................................         4,193           4,208
Machinery and equipment........................................        25,746          29,685
Furniture and fixtures.........................................            13              13
Transportation equipment.......................................            24              23
Construction in progress.......................................         3,480             895
                                                                 --------------  -------------
Total..........................................................        34,062          35,430
Less accumulated depreciation..................................        14,504          15,969
                                                                 --------------  -------------
Property, plant and equipment--net.............................    $   19,558     $    19,461
                                                                 --------------  -------------
                                                                 --------------  -------------

5. COMMITMENTS

    OPERATING LEASES--The Company has operating lease commitments expiring at various dates, principally for real property, machinery and equipment, and transportation equipment leases. Total rent expense amounted to $1,184,000 and $1,036,000 in 1996 and 1997, respectively.

                           SMURFIT PLASTIC PACKAGING

                     YEAR ENDED DECEMBER 31, 1996, AND THE
                PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 7, 1997

5. COMMITMENTS (CONTINUED)
    Future minimum commitments under these leases are as follows:

                                                                               (IN THOUSANDS)
                                                                               ---------------
1998.........................................................................     $   1,040
1999.........................................................................           945
2000.........................................................................           937
2001.........................................................................           896
2002.........................................................................           509
Thereafter...................................................................         1,689
                                                                                    -------
Total........................................................................     $   6,016
                                                                                    -------
                                                                                    -------

6. INCOME TAXES

    The provision (benefit) for income taxes for the year ended December 31, 1996, and the period ended November 7, 1997 consists of the following:

                                                                  DECEMBER 31,    NOVEMBER 7,
                                                                      1996           1997
                                                                 --------------  -------------
                                                                        (IN THOUSANDS)
Current:
  Federal......................................................    $    2,429      $   1,081
  State........................................................           421            194
                                                                      -------    -------------
Total current..................................................         2,850          1,275
                                                                      -------    -------------
Deferred:
  Federal......................................................           (80)            65
  State........................................................           (14)            12
                                                                      -------    -------------
Total deferred.................................................           (94)            77
                                                                      -------    -------------
Net provision for income taxes.................................    $    2,756      $   1,352
                                                                      -------    -------------
                                                                      -------    -------------

    The difference between the effective income tax rate and the statutory Federal income tax rate is due to state taxes.

    The components of net deferred tax liabilities as of December 31, 1996 and November 7, 1997 were as follows:

                                                                  DECEMBER 31,    NOVEMBER 7,
                                                                      1996           1997
                                                                 --------------  -------------
                                                                        (IN THOUSANDS)
Deferred tax liabilities:
  Property, plant and equipment................................    $    2,467      $   2,544
                                                                      -------    -------------
Total deferred tax liabilities.................................    $    2,467      $   2,544
                                                                      -------    -------------
                                                                      -------    -------------

                           SMURFIT PLASTIC PACKAGING

                     YEAR ENDED DECEMBER 31, 1996, AND THE
                PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 7, 1997

7. PENSION AND POSTRETIREMENT HEALTH CARE BENEFITS

    Substantially all employees of the Company participate in a noncontributory defined benefit pension plan sponsored by the Parent Company. The Company's portion of the present value of accumulated plan benefits and the net assets available for the payment of these benefits are not presented because that information is not determined for each participating company. For the year ended December 31, 1996, and the period ended November 7, 1997, pension expense allocated to the Company was approximately $314,000 and $412,000, respectively.

    The Company has a savings and investment plan which allows employees to defer up to 15% of their salary, with the Company matching 60% of each employee's contribution not exceeding 6% of the employee's salary. The Company's contributions charged to operations for the year ended December 31, 1996, and the period ended November 7, 1997 were approximately, $129,000 and $120,000, respectively.

    In addition, the Company provides certain health care and life insurance benefits for all salaried and certain hourly employees. The Company has various plans under which the cost may be borne either by the Company, the employee or partially by each party. The Company does not currently fund these plans. These benefits are discretionary and are not a commitment to long-term benefit payments.

8. TRANSACTIONS WITH AFFILIATES

    The Company is a member of a group of companies affiliated through common ownership and management.

    The net intercompany cash settlements and transfers resulted in the Parent Company contributing a loan payable to the Company in the amount of $4,776,000, and $547,000 for 1996 and 1997, respectively. Also the Company was subject to a charge from the Parent Company based upon the monthly balance of the Company's working capital (Note 2), which amounted to approximately $530,000 and $480,000 for 1996 and 1997, respectively.

9. SUPPLEMENTAL CASH FLOWS INFORMATION

    There were no interest or income tax payments for the year ended December 31, 1996, and the period ended November 7, 1997.

10. MATAWAN FACILITY

    During a portion of 1996, the Company operated a fiber drum manufacturing facility in Matawan, NJ. During October 1996, SPC ceased operations at this facility and leased the space to a third party. The Company received the rental income from this property for the remainder of 1996 and for part of 1997. Beginning in September 1997, SPC received the rental income from this property. Rental income received by the Company was $60,000. The rental income, as well as all other balances and transactions relating to the Matawan facility for 1996 and 1997 have not been included in the accompanying financial statements due to the facility not being part of the assets sold (Note 1).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

Until       , 1999 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange the exchange notes for outstanding notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                RUSSELL-STANLEY
                                 HOLDINGS, INC.

                       Offer to Exchange All Outstanding

                       10 7/8% Senior Subordinated Notes

                                    due 2009

                        for 10 7/8% Senior Subordinated

                                 Notes due 2009

                            Which We Have Registered

                        Under the Securities Act of 1933
                                 --------------

                                   PROSPECTUS

                                 --------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of derivative actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's by-laws provide that the Registrant will indemnify any person to the fullest extent permitted by Delaware law who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Registrant to procure a judgment in its favor, by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a director or officer of the Registrant, or is or was serving in any capacity at the request of the Registrant for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of service to the Registrant or to any of the above other entities at the request of the Registrant to the extent the board of directors at any time specifies that those persons are entitled to the benefits of the indemnification. Pursuant to the by-laws, the Registrant also has the power to purchase officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in those capacities, may incur.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Seventh of the Registrant's certificate of incorporation includes this provision.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following exhibits were filed pursuant to Item 601 of Regulation S-K.

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------

      *3.1   Certificate of Incorporation of Russell-Stanley Holdings, Inc.

      *3.2   By-Laws of Russell-Stanley Holdings, Inc.

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
      *3.3   Amended and Restated Certificate of Incorporation of Russell-Stanley Corp.

      *3.4   By-Laws of Russell-Stanley Corp.

      *3.5   Articles of Incorporation of Container Management Services, Inc.

      *3.6   By-Laws of Container Management Services, Inc.

      *3.7   Restated Articles of Incorporation of New England Container Co., Inc.

      *3.8   Amended and Restated By-Laws of New England Container Co., Inc.

      *3.9   Articles of Incorporation of Russell-Stanley, Inc.

      *3.10  By-Laws of Russell-Stanley, Inc.

      *3.11  Certificate of Incorporation of RSLPCO, Inc.

      *3.12  By-Laws of RSLPCO, Inc.

      *3.13  Certificate of Limited Partnership of Russell-Stanley, L.P.

      *3.14  Agreement of Limited Partnership of Russell-Stanley, L.P.

      *4.1   Indenture, dated as of February 10, 1999, by and among Russell-Stanley Holdings, Inc., the guarantors named therein and The Bank of New York, as the Trustee

      *4.2   Form of 10 7/8% Senior Subordinated Notes due 2009 (included as part of the Indenture filed as
             Exhibit 4.1 hereto)

      *5     Opinion of Simpson Thacher & Bartlett

     *10.1   Fifth Amended and Restated Revolving Credit Agreement and Term Loan Agreement, dated as of February
             10, 1999, among Russell-Stanley Holdings, Inc. and its subsidiaries, as borrowers, the lenders listed therein and BankBoston, N.A., as administrative agent, and Goldman Sachs Credit Partners, L.P., as syndication agent

     *10.2   Stock Purchase Agreement dated as of July 21, 1998, among Vincent J. Buonanno, New England Container
             Co., Inc. and Russell-Stanley Holdings, Inc.

     *10.3   Stock Purchase Agreement dated as of July 1, 1997, among Mark E. Daniels, Robert E. Daniels, Mark E.
             Daniels Irrevocable Family Trust, R.E. Daniels Irrevocable Family Trust, Container Management
             Services, Inc. and Russell-Stanley Corp.

     *10.4   Share Purchase Agreement dated as of October 24, 1997, among Michael W. Hunter, John D. Hunter,
             Michael W. Hunter Holdings Inc., John D. Hunter Holdings Inc., Hunter Holdings Inc., 373062 Ontario
             Limited, Hunter Drums Limited, Russell-Stanley Holdings, Inc. and HDL Acquisition, Inc.

     *10.5   Purchase and Sale Agreement dated as of October 23, 1997, among Smurfit Packaging Corporation,
             Russell-Stanley Holdings, Inc. and Russell-Stanley Corp.

     *10.6   Vestar Management Agreement, dated as of July 23, 1997, among Russell-Stanley Holdings, Inc.,
             Russell-Stanley Corp., Container Management Services, Inc. and Vestar Capital Partners

   +**10.7   Know How and Patent Licensing Agreement between Mauser-Werke GmbH and Russell-Stanley Corp., dated
             June 26, 1995

   +**10.8   Licensing Agreement between Mauser-Werke GmbH and Russell-Stanley Corp., dated June 26, 1995

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
   +**10.9   Know How and Patent Licensing Agreement between Mauser-Werke GmbH and Russell-Stanley Corp., dated
             June 26, 1995

   +**10.10  Know How and Patent Licensing Agreement between Mauser-Werke GmbH and Hunter Drums Limited, dated
             July 31, 1996

   +**10.11  Know How and Patent Licensing Agreement between Mauser-Werke GmbH and Hunter Drums Limited, dated
             July 31, 1996

   +**10.12  Consent and Agreement between Hunter Drums Limited and Mauser-Werke GmbH, dated September 29, 1997

     *10.13  1998 Stock Option Plan

     *10.14  Russell-Stanley Holdings, Inc. Management Annual Incentive Compensation Plan 1998

     *10.15  Employment Agreement, dated October 30, 1997, among Russell-Stanley Holdings, Inc., Hunter Drums
             Limited and Michael W. Hunter

     *10.16  Stay Pay Agreement, dated October 30, 1997, among Russell-Stanley Holdings, Inc., Hunter Drums
             Limited and Michael W. Hunter

     *10.17  Employment Agreement, dated as of July 23, 1997, between Russell-Stanley Holdings, Inc. and Mark E.
             Daniels

     *10.18  Stay Pay Agreement, dated as of July 23, 1997, between Russell-Stanley Holdings, Inc. and Mark
             Daniels

     *10.19  Employment Agreement, dated as of July 23, 1998, between Russell-Stanley Holdings, Inc. and Gerard C.
             DiSchino

     *10.20  Employment Agreement, dated September 20, 1996, between Russell-Stanley Corp. and Robert Singleton

     *10.21  Services Agreement, dated as of February 10, 1999, between Russell-Stanley Holdings, Inc. and Vincent
             J. Buonanno

     *10.22  License Agreement between Gallay SA and Hunter Drums Limited, dated February 7, 1997

     *10.23  License Agreement between Gallay SA and Hunter Drums Limited, dated April 16, 1987

     *12     Computation of Earnings to Fixed Charges

     *21     Subsidiaries of the Company

    **23.1   Consent of Deloitte & Touche LLP, Independent Auditors

    **23.2   Consent of Elliott, Davis & Company, L.L.P., Independent Certified Public Accountants, with respect to Container Management Services, Inc. as of and for the year ended December 31, 1996

     *23.3   Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto)

     *24     Power of Attorney

     *25     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as
             trustee

     *27     Financial Data Schedule for the year ended December 31, 1998

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
     *99.1   Form of Letter of Transmittal

     *99.2   Form of Notice of Guaranteed Delivery


------------------------

*   PREVIOUSLY FILED.

**  FILED HEREWITH.

+ THE REGISTRANTS HAVE APPLIED FOR CONFIDENTIAL TREATMENT OF PORTIONS OF THIS EXHIBIT. ACCORDINGLY, PORTIONS THEREOF HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 22. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

    (b) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to this information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                RUSSELL-STANLEY HOLDINGS, INC.

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President,
                                     Chief Financial Officer and Treasurer


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                President, Chief Executive
              *                 Officer, Secretary and
------------------------------  Director (principal
     Robert L. Singleton        executive officer)

                                Executive Vice President,
     /s/ Daniel W. Miller       Chief Financial Officer,
------------------------------  Treasurer and Director
       Daniel W. Miller         (principal financial
                                officer)

              *                 Vice President, Controller
------------------------------  (principal accounting
    Ronald M. Litchkowski       officer)

              *                 Executive Vice President
------------------------------  and Director
       Mark E. Daniels

              *                 Executive Vice President
------------------------------  and Director
      Michael W. Hunter

              *                 Chairman of the Board of
------------------------------  Directors
       Robert L. Rosner

              *                          Director
------------------------------
       Norman W. Alpert

              *                          Director
------------------------------
     Vincent J. Buonanno

              *                          Director
------------------------------
        Todd N. Khoury

          SIGNATURE                        TITLE
------------------------------  ---------------------------
              *                          Director
------------------------------
      Leonard Lieberman

              *                          Director
------------------------------
         Kevin Mundt

              *                          Director
------------------------------
       Arthur J. Nagle

              *                          Director
------------------------------
      Vincent J. Naimoli

              *                          Director
------------------------------
     Daniel S. O'Connell

              *                          Director
------------------------------
       John W. Priesing

* By: /s/Daniel W. Miller
     Daniel W. Miller,
     Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                RUSSELL-STANLEY CORP.

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President, Chief
                                     Financial Officer and Treasurer


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                President, Chief Executive
              *                 Officer and Director
------------------------------  (principal executive
     Robert L. Singleton        officer)

                                Executive Vice President,
     /s/ Daniel W. Miller       Chief Financial Officer,
------------------------------  Treasurer and Director
       Daniel W. Miller         (principal financial
                                officer)

              *                 Vice President, Controller
------------------------------  and Secretary (principal
    Ronald M. Litchkowski       accounting officer)

              *                          Director
------------------------------
       Robert L. Rosner

* By: /s/Daniel W. Miller
        Daniel W. Miller,
        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                RUSSELL-STANLEY, INC.

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President, Chief
                                     Financial Officer and Treasurer


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                President, Chief Executive
              *                 Officer and Director
------------------------------  (principal executive
     Robert L. Singleton        officer)

                                Executive Vice President,
     /s/ Daniel W. Miller       Chief Financial Officer,
------------------------------  Treasurer and Director
       Daniel W. Miller         (principal financial
                                officer)

              *                 Vice President, Controller
------------------------------  and Secretary (principal
    Ronald M. Litchkowski       accounting officer)

              *                          Director
------------------------------
       Robert L. Rosner

* By: /s/Daniel W. Miller
        Daniel W. Miller,
        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                RSLPCO, INC.

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President, Chief
                                     Financial Officer and Treasurer


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                President, Chief Executive
              *                 Officer, Secretary and
------------------------------  Director (principal
     Robert L. Singleton        executive officer)

                                Executive Vice President,
     /s/ Daniel W. Miller       Chief Financial Officer,
------------------------------  Treasurer and Director
       Daniel W. Miller         (principal financial and
                                accounting officer)

              *                          Director
------------------------------
       Robert L. Rosner

* By: /s/Daniel W. Miller
        Daniel W. Miller,
        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                RUSSELL-STANLEY, L.P.
                                By:  Russell-Stanley, Inc., its General Partner

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

              *                 Director, Russell-Stanley,
------------------------------  Inc., as General Partner
     Robert L. Singleton

     /s/ Daniel W. Miller       Director, Russell-Stanley,
------------------------------  Inc., as General Partner
       Daniel W. Miller

              *                 Director, Russell-Stanley,
------------------------------  Inc., as General Partner
       Robert L. Rosner

* By: /s/Daniel W. Miller
        Daniel W. Miller,
        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                CONTAINER MANAGEMENT SERVICES, INC.

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President and Chief
                                     Financial Officer


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

              *                 President and Director
------------------------------  (principal executive
       Mark E. Daniels          officer)

                                Executive Vice President,
     /s/ Daniel W. Miller       Chief Financial Officer and
------------------------------  Director (principal
       Daniel W. Miller         financial officer)

              *                          Director
------------------------------
     Robert L. Singleton

* By: /s/Daniel W. Miller
        Daniel W. Miller,
        Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 1999.


                                NEW ENGLAND CONTAINER CO., INC.

                                By:  /s/ Daniel W. Miller
                                     -----------------------------------------
                                     Daniel W. Miller
                                     Executive Vice President, Chief
                                     Financial Officer and Secretary


    Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 13th day of August, 1999 by the following persons in the capacities indicated:


          SIGNATURE                        TITLE
------------------------------  ---------------------------

              *                 President and Director
------------------------------  (principal executive
      Gerard C. DiSchino        officer)

                                Executive Vice President,
     /s/ Daniel W. Miller       Chief Financial Officer,
------------------------------  Secretary and Director
       Daniel W. Miller         (principal financial
                                officer)

              *                 Vice President, Controller
------------------------------  and Treasurer (principal
      Eugene D. Onofrio         accounting officer)

              *                          Director
------------------------------
     Robert L. Singleton

* By: /s/Daniel W. Miller
        Daniel W. Miller,
        Attorney-in-fact